As filed with the Securities and Exchange Commission on July 19, 1999

                                                      Registration Statement No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SFAC NEW HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                       2022                  52-2173534
(State or other Jurisdiction of     (Primary Standard        (I.R.S. Employer
 incorporation or organization) Industrial Classification Identification Number)
                                       Code Number)

                               520 Lake Cook Road
                                    Suite 550
                               Deerfield, IL 60015
                                 (847) 405-5300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                Larry S. Benjamin
                      President and Chief Executive Officer
                             SFAC New Holdings, Inc.
                               520 Lake Cook Road
                                    Suite 550
                            Deerfield, Illinois 60015
                                 (847) 405-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With A Copy To:

                            Mitchell S. Fishman, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

              Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration
                          Statement becomes effective.

                           ---------------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.|_|

                            ------------------------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
             Title of Each Class                Amount to Be       Proposed Maximum       Proposed Maximum          Amount of
        of Securities to Be Registered           Registered       Offering Price Per     Aggregate Offering      registration fee
                                                                       Security              Price (2)
---------------------------------------------------------------------------------------------------------------------------------
13% Senior Secured Discount Debentures due
2009.........................................    $587,126,474            15%              $88,068,971 (1)            $24,484
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933.
(2) The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject To Completion, Dated July 19, 1999

PRELIMINARY PROSPECTUS

                             SFAC New Holdings, Inc.

                              Exchange Offers for:

       $587,126,474 of our 13% Senior Secured Discount Debentures due 2009

                                       and

          $55,000 of 13% Senior Secured Discount Debentures due 2005 of
                    Specialty Foods Acquisition Corporation

      Terms of the exchange offers:

o     They expire at 5:00 p.m., New York City time, on                   , 1999,
      unless extended.

o     All notes that are validly tendered and not withdrawn will be exchanged.

o Tenders of notes may be withdrawn at any time before the expiration of the exchange offer.

o The terms of the new 13% debentures we will issue in the exchange offer are substantially identical to those of our private 13% debentures, except that transfer restrictions and registration rights relating to our private 13% debentures will not apply to the new 13% debentures.

o The notes of Specialty Foods Acquisition Corporation which we are offering to acquire in exchange for new 13% debentures are all structurally subordinated to both our private 13% debentures and the new 13% debentures.

o The new 13% debentures are new securities and there is currently no established market for them.

Before participating in these exchange offers please refer to the section in this prospectus entitled "Risk Factors" beginning on page 12.

      Neither the Securities and Exchange Commission nor any state commission has approved the notes to be distributed in the exchange offers, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

         --------------------------------------------------------------

                The date of this prospectus is __________, 1999.

         --------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

Prospectus Summary.........................................................1
Risk Factors..............................................................11
Use of Proceeds...........................................................21
Capitalization............................................................22
Selected Consolidated Financial Data......................................23
Management's Discussion and Analysis of Financial Condition and
         Results of Operations............................................25
Business..................................................................32
Management................................................................42
Security Ownership........................................................52
Relationships and Related Transactions....................................55
The Exchange Offers.......................................................57
Description of Our Other Indebtedness and Our Accounts Receivable
         Transfer Program.................................................71
Description of the New 13% Debentures.....................................79
Description of the Initial 13% Debentures................................120
Description of the SFAC 13% Debentures...................................121
Plan of Distribution.....................................................143
United States Federal Income Tax Considerations..........................144
Legal Matters............................................................144
Experts..................................................................144
Where You Can Obtain Additional Information..............................144
Index to Financial Information...........................................F-1
Report of Independent Auditors...........................................F-2

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                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offers. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements and the related notes to those statements included in this prospectus.

                               About Our Business

General

      We are a holding corporation which, through SFC New Holdings, Inc., owns a group of specialty food businesses. We are a leading producer, marketer and distributor of retail bread, cookies and other baked goods throughout the United States and we are now the nation's third largest cookie company. Our operations include Metz Baking Company, Mother's Cake & Cookie Co., Archway Cookies, Inc. and Andre-Boudin Bakeries, Inc.

      Since 1996, we have increased our focus on our core baked goods businesses while divesting non-core businesses including B&G Foods/Burns & Ricker, Inc., Gai's Seattle French Baking Co. and San Francisco French Bread. In addition, in 1997 we sold Stella Foods, Inc., a producer of specialty and Italian cheeses, for $405 million, and, in April 1999, we sold H&M Foods Systems Company, Inc., a manufacturer and distributor of specialty meats and meat-based prepared foods to restaurants and food manufacturers, for $132 million. The net proceeds that we received from the sales have been used to reduce our indebtedness, invest in our businesses or acquire baked goods companies. In recent years, the baked goods industry has undergone substantial consolidation, which is being driven by opportunities to reduce costs by combining manufacturing, distribution and administrative capabilities.

      These exchange offers are being made to fulfill our obligations under the registration rights agreement that we entered in connection with the restructuring transaction and private exchange transactions that we completed on June 11, 1999. The restructuring and private exchange transactions, which we refer to as the "Restructuring Transactions," were designed to give us added flexibility to pursue our strategic plan and to allow us to maximize value through selective acquisitions.

      Since May 1998, we have completed seven acquisitions of baking companies that complement our existing business, expand our geographic scope and strengthen our competitive position. In October 1998, we acquired Archway for approximately $90 million and used an additional $26 million to repay some of Archway's indebtedness. The Archway acquisition created, together with Mother's, the nation's third largest cookie business and provides us with a strong, established brand name, a more diversified product line and a nation-wide presence. The Archway acquisition also provides us with opportunities to realize significant operational and distribution synergies.

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                                       1

--------------------------------------------------------------------------------

      In June 1999, we acquired Grocers Baking Company of Grand Rapids, Michigan for $33.2 million plus an additional $5.8 million of indebtedness. Grocers, which had 1998 sales of approximately $60 million, sells a variety of bread, buns, sweet goods, cookie dough and other frozen products throughout Michigan. Additionally, in July 1999, we completed a small add-on acquisition of a Detroit-based baker, Blue-Bird Products, Inc. These acquisitions will provide our Metz business unit with both cost savings and new revenue opportunities.

      We also completed four smaller, strategic bread acquisitions in 1998 for a total aggregate consideration of $19.6 million. We acquired Pane Corporation, which does business as San Diego Bread Company and sells a variety of specialty breads, including a sourdough product that complements Boudin's premium sourdough bread brand in California. This acquisition provides our Boudin operating unit with the opportunity to strengthen its position in Southern California. Our Metz business also acquired three bakery companies in 1998:
Clear Lake Bakery, Inc., which bakes and distributes a variety of bread, buns, rolls, doughnuts and sweet rolls throughout Iowa; Grandma Sycamore's, which distributes its brand name bread throughout Utah and neighboring states; and Eagle (Rock Island) Bakery, which produces private label bread and buns distributed in Iowa and Illinois. These bread acquisitions provide us with significant opportunities to reduce our manufacturing and distribution costs and to strengthen Metz's competitive position in its core Midwestern territory.

Business Strategy

      Our strategy is to build the enterprise value of our operating companies, which we believe is best attained in the current baking industry environment by realizing significant cost synergies from acquisitions. Since May 1998, we have consummated seven bakery acquisitions and we intend to continue to acquire bakery businesses to the extent our financial resources allow. We have identified potential acquisition candidates that would provide us with a range of synergy opportunities if they were combined with our existing bakery business. When our financial capabilities preclude us from pursuing additional acquisitions, we will explore available options to maximize the value of our stakeholders' investments.

      SFAC New Holdings, Inc. was formed in 1998 and is a Delaware corporation. Our principal executive offices are located at 520 Lake Cook Road, Suite 550, Deerfield, Illinois 60015. Our telephone number is (847) 405-5300.

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                                       2

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                         Summary of The Exchange Offers

      We are offering to exchange $587,126,474 aggregate principal amount of our new 13% Senior Secured Discount Debentures due 2009, which we refer to as our "New 13% Debentures," for a like aggregate principal amount of substantially identical debentures that we issued in a private exchange offer on June 11, 1999, which we refer to as our "initial 13% Debentures."

      In addition, we are offering to exchange $101,142 aggregate principal amount of our New 13% Debentures for $55,000 principal amount of 13% Senior Secured Discount Debentures of Specialty Foods Acquisition Corporation plus accrued interest as of the date of the exchange, which we refer to as "SFAC 13% Debentures."

      We refer to our initial 13% Debentures and the SFAC 13% Debentures collectively as "Old 13% Debentures." In order to exchange your Old 13% Debentures, you must properly tender them and we must accept your tender. We will exchange all outstanding Old 13% Debentures that are validly tendered and not validly withdrawn. We refer to the exchange offer for our initial 13% Debentures and the exchange offer for the SFAC 13% Debentures collectively as the "exchange offers."

      On June 11, 1999, in a private transaction, we exchanged $587,025,332 aggregate principal amount of our initial 13% Debentures (CUSIP No. 78411N) and 31,925 shares of our common stock, for $319,195,000 aggregate principal amount of SFAC 13% Debentures (CUSIP No. 847498-AC-9).

Expiration Date

      The exchange offers will expire at 5:00 p.m., New York City time, on ____________, 1999, unless we decide to extend it.

Conditions to the Exchange Offers

      The exchange offers are subject to the following customary conditions:

      o there is no change in the laws and regulations which would impair our ability to proceed with the exchange offer,

      o there is no change in the current interpretation of the staff of the Securities and Exchange Commission which permits resales of the New 13% Debentures,

      o there is no stop order issued by the staff of the Securities and Exchange Commission which would suspend the effectiveness of the registration statement of which this prospectus is a part,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o there is no litigation which would impair our ability to proceed with the exchange offers,

      o we obtain all the governmental approvals we deem necessary for the exchange offers, and

      o there is no change or development involving a prospective change in our business or financial affairs which might materially impair our ability to proceed with the exchange offers.

      Please refer to the section in this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers--Conditions."

Procedures for Tendering Old 13% Debentures

      To participate in the exchange offers, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal, including the Old 13% Debentures to be exchanged, to United States Trust Company of New York, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your Old 13% Debentures by following the procedure for book-entry transfer described in this prospectus. If your Old 13% Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly to tender your Old 13% Debentures in the exchange offers. For more information on tendering your Old 13% Debentures, please refer to the sections in this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers--Procedures for Tendering" and "--Book Entry Transfer."

Guaranteed Delivery Procedures

      If you wish to tender your Old 13% Debentures and you cannot get your required documents to the exchange agent on time, you may tender your Old 13% Debentures according to the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers--Guaranteed Delivery Procedure."

Withdrawal Rights

      You may withdraw the tender of your Old 13% Debentures at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offers. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under the "The Exchange Offers--Terms of the Exchange Offers--Exchange Agent" before 5:00 pm., New York City time, on the expiration date of the exchange offers.

Acceptance of Old 13% Debentures and Delivery of New 13% Debentures

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                                       4

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      If all conditions required for proper acceptance of Old 13% Debentures are fulfilled, we will accept any and all Old 13% Debentures that are properly tendered in the exchange offers on or before 5:00 p.m., New York City time, on the expiration date. We will return any Old 13% Debenture that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the New 13% Debentures as promptly as practicable after the expiration date and acceptance of the Old 13% Debentures for exchange. Please refer to the section in this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers."

Federal Income Tax Considerations Relating to the Exchange Offers

      Exchanging your initial 13% Debentures for New 13% Debentures will not be a taxable event to you for United States Federal income tax purposes. If you are a holder of SFAC 13% Debentures, exchanging your SFAC 13% Debentures for New 13% Debentures should be a taxable event to you for United States Federal income tax purposes, and you should recognize gain or loss equal to the difference between the issue price of any New 13% Debentures received in the exchange and your adjusted tax basis in your SFAC 13% Debentures exchanged therefor. Please refer to the section of this prospectus entitled "United States Federal Income Tax Considerations."

Exchange Agent

      United States Trust Company of New York is serving as exchange agent in the exchange offers.

Fees and Expenses

      We will bear all expenses related to the exchange offers. Please refer to the section in this prospectus entitled "The Exchange Offers--Terms of the Exchange Offers--Fees and Expenses."

Use of Proceeds

      We will not receive any proceeds from the issuance of the New 13% Debentures. We are making these exchange offers solely to satisfy certain of our obligations under our registration rights agreement. Please refer to the sections in this prospectus entitled "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources" for a discussion of our use of the proceeds from the original issuance of the Old 13% Debentures.

Consequences of Failure to Exchange Old 13% Debentures

      If you do not exchange your Old 13% Debentures in these exchange offers, or if you do not properly tender your Old 13% Debentures in these exchange offers,

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                                       5

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      o     you will no longer be able to obligate us to register our initial
            13% Debentures under the Securities Act except in the limited circumstances provided under our registration rights agreement, and you will not be entitled to obligate us to register the SFAC 13% Debentures at all;

      o you will not be able to resell, offer to resell or otherwise transfer our initial 13% Debentures unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act; and

      o SFAC 13% Debentures that are not exchanged will be subordinated and junior in right of payment to the New 13% Debentures, the 11% Senior Subordinated Discount Debentures due 2009 issued by SFC Sub, Inc., a Delaware corporation which is our direct parent (which we refer to as the "11% Debentures) and any untendered 10 1/4% Senior Notes due 2001 issued by Specialty Foods, which we refer to as "SFC 10 1/4% Notes," 11 1/8% Senior Notes due 2002 issued by Specialty Foods, which we refer to as "SFC 11 1/8% Notes" and 11 1/4% Senior Subordinated Notes due 2003 issued by Specialty Foods, which we refer to as "SFC Subordinated Notes." We collectively refer to the SFC 10 1/4% Notes, the SFC 11 1/8% Notes and the SFC Subordinated Notes as the "SFC Notes."

      Please refer to the section in this prospectus entitled "Risk Factors--Your failure to participate in the exchange offers will have adverse consequences."

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                                       6

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                   Summary of Terms of the New 13% Debentures

Issuer

      SFAC New Holdings, Inc.

Notes Offered

      $587,126,474 aggregate principal amount of our New 13% Debentures. The form and terms of the New 13% Debentures received in exchange for our initial 13% Debentures are the same as the form and terms of our initial 13% Debentures except that the New 13% Debentures will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The New 13% Debentures will evidence the same debt as our initial 13% Debentures (excluding the $55,000 aggregate principal amount of SFAC 13% Debentures outstanding as of the date of the private exchange) and both our initial 13% Debentures and the New 13% Debentures will be governed by the same indenture.

      The form and terms of the New 13% Debentures received in exchange for the SFAC 13% Debentures will be substantially the same in all material respects as those of the SFAC 13% Debentures except that the New 13% Debentures will be issued by us, will have a maturity date of June 15, 2009, are redeemable at any time at redemption prices that vary according to time and provide for restrictive covenants and events of default. In addition, except in connection with an early redemption or purchase by us, there will not be any payment of cash interest on the New 13% Debentures prior to December 15, 2004. Moreover, the New 13% Debentures evidence our debt and not the debt of Specialty Foods Acquisition Corporation and the SFAC 13% Debentures and the New 13% Debentures are not governed by the same indenture.

Maturity Date

      June 15, 2009

Interest on the New 13% Debentures

      Interest on the New 13% Debentures will accrue at 13% per year, compounded semi-annually, from date of original issuance. Payment of all interest accrued prior to June 15, 2004 will be deferred and will be paid only at maturity or upon our earlier redemption or purchase of the New 13% Debentures. All accrued but deferred interest will also bear interest at the rate of 13% per year, compounded semi-annually. Beginning June 15, 2004, the New 13% Debentures will accrue interest at 13% per year, payable in cash semi-annually in arrears on June 15 and December 15 of each year commencing December 15, 2004.

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                                       7

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      Interest on the New 13% Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Original Issue Discount

      The New 13% Debentures will have "original issue discount" for Federal income tax purposes. Consequently, holders will be required to include amounts in gross income for Federal income tax purposes in advance of the receipt of cash attributable to them. Please refer to the section of this prospectus entitled "United States Federal Income Tax Considerations."

Sinking Funds

      None.

Optional Redemption

      We will be able to redeem the New 13% Debentures, in whole or in part, at our option, at any time, at a redemption price (expressed as a percentage of accreted value on the optional redemption date) of 50.0% on or before June 15, 2000, 55.0% on or before June 15, 2001, 60.0% on or before June 15, 2002, 75% on or before June 15, 2003, plus (after June 15, 2004) accrued and unpaid interest, if any, to the redemption date.

Change of Control

      Upon a change of control of SFAC New Holdings, you will have the right to require us to repurchase all of your New 13% Debentures at a repurchase price equal to the prices described above under "Optional Redemption." We cannot assure you that we will have available or that we will be able to obtain sufficient funds to repurchase your New 13% Debentures when required upon a change of control. Please refer to the section in this prospectus entitled "Description of the New 13% Debentures --Repurchase at the Option of Holders--Change of Control."

Ranking

      Except as described below, the New 13% Debentures will:

      o be secured by a first priority lien on and security interest in all of the outstanding capital stock of SFC New Holdings,

      o rank senior in right of payment with all our subordinated indebtedness and equal in right of payment with all our senior secured indebtedness,

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                                       8

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      o     be effectively junior in right of payment to all of our
            subsidiaries' existing or future indebtedness, whether or not secured.

Restrictive Covenants

      The indentures under which the New 13% Debentures will be issued limit our and our subsidiaries' ability to:

      o pay dividends on, and repurchase or redeem our capital stock and our subsidiaries' capital stock and repurchase or redeem our subordinated obligations,

      o     incur additional indebtedness or issue preferred stock,

      o grant or suffer to exist additional secured claims against our and our subsidiaries' properties,

      o     invest and sell assets and subsidiary stock, and

      o     engage in transactions with related entities.

      In addition, the indentures limit our ability to consolidate, merge and transfer substantially all of our assets, and also contain restrictions on distributions from our subsidiaries. All of these limitations and prohibitions have a number of important qualifications and exceptions. Please refer to the sections in this prospectus entitled "Risk Factors--Restrictions imposed by our debt agreement may significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations" and "Description of the New 13% Debentures--Certain Covenants."

Absence of a Public Market for the Notes

      The New 13% Debentures are new securities and there is currently no established market for them. We cannot assure you that a market for the New 13% Debentures will develop or be liquid. The SFAC 13% Debentures, but not our initial 13% Debentures, are currently freely tradable in the over-the-counter market. Our initial 13% Debentures are not eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages market. Following commencement of the exchange offers, you may continue to trade the SFAC 13% Debentures in the over-the-counter market, but the New 13% Debentures will not be eligible for trading in this market until the exchange offers are completed.

Form of New 13% Debentures

      The New 13% Debentures will be represented by one or more permanent global securities in bearer form deposited on behalf of The Depository Trust Company with United States Trust Company of New York, as custodian. You will not receive New 13% Debentures

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                                       9

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in registered form unless one of the events described in the section of this prospectus entitled "Description of the New 13% Debentures--Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the New 13% Debentures will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

                                  Risk Factors

      You should consider carefully the information provided in the section in this prospectus entitled "Risk Factors" beginning on page 12 and all the other information provided to you in this prospectus in deciding whether to tender your initial 13% Debentures in the exchange offers.

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                                       10
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                  Pro Forma Ratio of Earnings to Fixed Charges

      The following table contains our pro forma ratio of earnings to fixed charges and the resulting deficiencies for each of the periods indicated. The data used to compute the ratio has been derived from Specialty Foods Acquisition Corporation's consolidated financial statements. Our earnings were insufficient to cover our fixed charges for the past five years fiscal years.

                                                         Year ended December 31,
                                    ------------------------------------------------------------------
                                                                                                            Quarter ended
                                        1994          1995         1996          1997         1998         March 31, 1999
                                    ------------- -------------------------- -------------------------- ----------------------
Ratio of earnings
to fixed charges...................     0.21          0.34         0.12          0.22         0.28              0.04

Deficiency (in millions)...........     95.4          87.3        121.4         111.9        106.6              36.4

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                                       11

                                  RISK FACTORS

      Before tendering your initial 13% Debentures in the exchange offers, you should carefully consider the information below, as well as all other information provided to you in this prospectus, including information in the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Special Note Regarding Forward-looking Statements."

      We have substantial debt which may limit our ability to borrow, restrict the use of our cash flows, constrain our business strategy and prevent us from meeting our debt obligations.

      We have substantial debt and debt service requirements. Our substantial debt may have the following consequences:

      o limiting our ability to borrow additional amounts for working capital, capital expenditures or other purposes;

      o preventing us from satisfying our obligations with respect to the New 13% Debentures;

      o consuming a substantial portion of our cash flow from operations in the form of debt service payments; and

      o limiting our ability to complete acquisitions, to capitalize on significant business opportunities and to react to changes in general economic conditions, interest rates, competitive pressures and adverse changes in government regulation.

      We cannot assure you that our cash flow and capital resources will be sufficient to repay the Old 13% Debentures or the New 13% Debentures, our other existing indebtedness and any indebtedness that we may incur in the future, or that we will be successful in obtaining alternative financing. If we are unable to repay our debts, we may be forced to reduce or cease some of our operations, sell additional assets, obtain additional equity capital or refinance or restructure our debt. Please refer to the sections in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business."

      We expect to continue to incur negative cash flow from operations and may continue to incur net losses due to the high level of interest expense arising from our substantial debt.

      Since 1997, Specialty Foods Acquisition Corporation has reported positive operating profits in our financial statements. However, due to the high level of our interest expense Specialty Foods Acquisition Corporation has, it has reported net losses and negative cash flows from operating activities. Specialty Foods Acquisition Corporation's interest expense was $134 million in fiscal 1998 and $135 million in fiscal 1997. As a result of our restructuring on June 11, 1999, we have acquired Specialty Foods Acquisition Corporation's business operations. Given our current levels of debt and our interest costs on the New 13% Debentures, we expect to continue to incur high interest expense which will result in reported net losses and negative cash flows from operating activities for the foreseeable future.

      Continued losses and negative cash flow may prevent us from pursuing our strategies for growth and could limit our ability to meet our debt service obligations, including our obligations under the Old 13% Debentures and the New 13% Debentures, capital expenditure requirements or working capital needs. Please refer to the section in the prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

      Restrictions imposed by our debt agreements may significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations.

      The indentures for the Old 13% Debentures and the New 13% Debentures contain a number of significant covenants. These covenants will limit our ability to, among other things:

      o     borrow additional money;

      o     make capital expenditures and other investments;

      o     pay dividends;

      o     merge, consolidate, or dispose of our assets; and

      o     enter into transactions with related entities.

      If we fail to comply with these covenants we will default under the indentures. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. In addition, complying with these covenants may cause us to take actions that we otherwise would not take, or not take actions that we otherwise would take. Please refer to the sections in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Strategy" and "Description of the New 13% Debentures."

      Factors affecting our business operations may limit our ability to increase our future earnings and cash flows.

      Our continued and future success depends on our ability to increase our earnings and cash flow which, in turn, depends on factors specific to the food industry and numerous other factors beyond our control. These include changes in general economic conditions; adverse changes in local markets; limited shelf life of food products; lack of attractiveness of a particular food product line after its novelty has worn off; evolving consumer preferences and nutritional and health-related concerns; federal, state and local food processing controls; consumer product liability claims; risks of product tampering; our continued ability to hire and retain qualified management personnel; and the availability and expense of liability insurance and other overhead expenses.

      In the future, we may acquire or try to acquire products and businesses from, make investments in, or enter into strategic alliances with, companies which have products or distribution networks in our current markets or in areas into which we intend to expand our distribution network. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by risks such as:

      o the difficulty of assimilating the operations of the respective entities;

      o     the potential disruption of our ongoing business;

      o the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts;

      o the inability to maintain uniform standards, controls, procedures and policies; and

      o the impairment of relationships with employees and customers as a result of changes in management.

      We cannot assure you that we would be successful in overcoming these risks or any other problems encountered with these acquisitions, investments, strategic alliances or related efforts. Please refer to the section in this prospectus entitled "Business--Strategy."

      The baking industry is highly competitive, which might adversely affect our results of operations and cause us to be unable to implement our business strategy.

      The baking industry is highly competitive. Competition in the baking industry is based on a variety of factors including price, breadth of products offered, product quality and customer service. Significant changes in marketing or pricing strategies by one or more of our competitors could adversely affect our business. Some of our competitors have greater financial, marketing and other resources than we have, while smaller competitors may have lower fixed costs and greater operating flexibility. Generally, our competitors generate positive cash flows and have substantially less debt than we have. Please refer to the section of this prospectus entitled "Business--Competition."

      Our inability to compete adequately in the baking industry could result in price reductions, reduced margins and losses of our market share.

      We may suffer adverse effects from changes in demographic trends and consumer preferences.

      The baking industry is affected by changes in consumer preferences, tastes and eating habits, local, regional and national economic conditions and demographic trends. Factors such as increased raw material, labor and benefits costs, the availability of experienced management and hourly employees and difficulties or delays in developing and introducing new products to suit consumer preferences may adversely affect the baking industry in general and our businesses in particular. Consequently, our success will depend on our ability to recognize and react to such trends adequately. Any changes in these factors could adversely affect our profitability. In addition, the failure of customers to respond favorably to our marketing or new products, could have an adverse effect on our profitability.

      Many of our employees are unionized and a prolonged work stoppage at any of our facilities could have a material adverse effect on our business and results of operations.

      We, through our subsidiaries, are parties to numerous collective bargaining agreements with unions representing employees involved in the manufacture and distribution of our bakery products. These contracts generally run for periods of three to five years. While we believe that our relations with our employees are generally good, we cannot assure you that there will not be one or more localized work stoppages in the future. Any prolonged work stoppage at a subsidiary could have a material adverse effect on the subsidiary and us.

      Fluctuations in the price of raw materials may adversely affect our financial performance.

      Flour, sugar, vegetable oils and other agricultural products, and plastic and paper for packaging, constitute significant components of our cost of goods sold. The prices of these commodity raw materials often fluctuate, which may adversely affect our financial performance. Please refer to the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Raw Materials."

      The heavy regulation of the food industry may limit our growth and affect our competitive position.

      Our operations are extensively regulated by the United States Food and Drug Administration and other state and local authorities. These regulations apply to the processing, packaging, storage, distribution and labeling of our products, as well as environmental compliance. Our processing facilities and products may be inspected periodically by federal, state and local authorities. We believe that our operating subsidiaries are currently in substantial compliance with all material governmental laws and regulations, and that they maintain all material permits and licenses relating to their operations. Nevertheless, we cannot assure you that these subsidiaries currently comply with those laws and regulations in all respects, that they will be able to maintain compliance with existing laws or regulations, or that they will comply with any future laws and regulations. If any of our subsidiaries fail to comply with any applicable laws and regulations, both civil remedies, including fines, injunctions, recalls or seizures, and criminal sanctions may be imposed on the subsidiary. Any penalty imposed on any of our subsidiaries could have an adverse effect on that subsidiary and on us. See "Business--Legal and Regulatory Matters--Regulation."

      Complying with environmental laws may adversely affect our results of operations.

      Extensive and changing federal, state, local and foreign environmental laws and regulations govern our and our subsidiaries' past and present business operations, and ownership and operation of real property. These laws and regulations apply to the discharge of materials into the environment, the handling and disposition of wastes (including solid and hazardous wastes), and other matters relating to protecting the environment. Although we do not expect the costs of complying with federal, state, local and foreign environmental laws and regulations to have a material impact on our capital expenditures, earnings or competitive position, we cannot assure you that additional environmental issues will not require additional investigation, assessment or expenditures beyond what we currently expect. Please refer to the section of this prospectus entitled "Business--Environmental Matters."

      Failure to address the year 2000 problem may cause disruptions in our operations and in our services to our customers, which would affect our results of operations and financial condition.

      Many computer systems and software products will not function properly in the year 2000 and beyond due to a once-common programming standard that represents years using two digits. This problem is often referred to as the "year 2000 problem." It is possible that our currently installed computer systems, software products or other information technology systems, including imbedded technology, or those of our suppliers, contractors or major systems developers, working either alone or in conjunction with other software or systems, will not properly function in the year 2000 because of the year 2000 problem. If we or our customers, suppliers, contractors and major systems developers are unable to address these year 2000 issues in a timely manner, we could suffer a material adverse effect on our results of operations and financial condition. Although we currently believe we have addressed our year 2000 problem, we are not able to determine the potential impact of a failure of some or all of our systems if our compliance efforts are not completely successful. Similarly, we are unable to assess the potential impact on our business of a failure or disruption to any of our suppliers, customers, service providers or major third parties. Please also refer to the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

      There may be a negative effect on our financial condition if our subsidiaries' trademarks are challenged.

      We believe that trademarks owned or licensed by us or by our subsidiaries have significant value and are important to the marketing of our products. Although these trademarks are registered in the United States, we cannot be sure that these trademarks cannot be circumvented, or that the trademarks do not or will not violate the proprietary rights of others, or would be upheld if challenged, or that we or our subsidiaries would not be prevented from using our trademarks. Any challenge to our use of these trademarks could have an adverse effect on our financial condition and results of operations, either as a result of a negative ruling with regards to our use, validity or enforceability of the trademarks, or because of the time consumed and the legal costs of defending against a claim. In addition, we cannot be sure that we will have the financial resources necessary to enforce or defend our trademarks. Please refer to the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

      Our financial condition and results may be affected by adverse publicity.

      Our ability to compete depends in part on maintaining our and our subsidiaries' reputations with the consumer. Publicity resulting from food quality, illness, injury, or other health concerns, including food-borne illness claims, or operating issues stemming from any or all of our subsidiaries' operations, or even a competitor's operations, can adversely affect a business such as ours. As a result, it is possible that such adverse publicity may adversely affect our financial condition and results of operations.

      Litigation against us could have an adverse effect on our business.

      We are involved in a litigation pertaining to one of our former subsidiaries, and routine litigation in the ordinary course of business. Please refer to the section of this prospectus entitled "Business--Legal Matters." A negative outcome of this litigation for us could adversely affect our business.

      Although we are not currently subject to any material product liability litigation, product liability litigation involving any of our products may arise in the future. Any successful claim against us in an amount materially exceeding our insurance coverage could have a material adverse effect on our business, financial condition and results of operations. In addition to insurance held by our suppliers, we maintain insurance relating to personal injury and product liability in amounts that we consider adequate for the baking industry. However, while we have been able to obtain this insurance in the past, we cannot assure you that will continue to be able to do so in the future.

      Payment of principal and interest on the notes effectively depends on receiving income from our subsidiaries which have no obligations to make any payments on the notes.

      We are a holding company with few direct operations and few assets of significance other than the stock of our subsidiaries. As such, we are dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of principal and interest on the New

13% Debentures. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the New 13% Debentures or to make any funds available for payments due under the New 13% Debentures, whether by dividends, loans or other payments. Our subsidiaries do not guarantee the payment of the New 13% Debentures. The New 13% Debentures therefore will be effectively junior in right of payment to the claims of the creditors of our subsidiaries, including trade creditors and holders of indebtedness of our subsidiaries. Our current and future subsidiaries have and will continue to have significant amounts of financing and other indebtedness in connection their operations. Please refer to the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business" and "Description of Our Other Indebtedness and Our Accounts Receivable Transfer Program."

      Payment of principal and interest on the New 13% Debentures is structurally junior in right of payment to the claims of our subsidiaries' creditors, who would be entitled to realize their claims on our subsidiaries' assets before you.

      The New 13% Debentures will be structurally junior in right of payment to the existing or future claims, whether or not secured, of our subsidiaries' creditors, who would be entitled to realize their claims before you. If any of our subsidiaries is dissolved, liquidated, reorganized or becomes bankrupt, the assets of that subsidiary will be available to satisfy obligations of the subsidiary before any payment may be made on the New 13% Debentures.

      The indentures for the Old 13% Debentures and the New 13% Debentures permit us and our subsidiaries to incur additional indebtedness in certain circumstances. Please refer to the section of this prospectus entitled "Description of the New 13% Debentures." Accordingly, there might only be a limited amount of assets available to satisfy your claims as a holder of the New 13% Debentures upon an acceleration of the maturity of the New 13% Debentures.

      Our controlling stockholders may take actions that may be contrary to your interests.

      A subsidiary of Specialty Foods Corp. owns 90% of our capital stock. As a result, Specialty Foods Corp. is in a position to elect all of our directors who, in turn, appoint all of our executive officers. In addition, Specialty Foods Corp. is in a position to amend our certificate of incorporation and by-laws, effect corporate transactions such as mergers and asset sales and otherwise control our management and policies without the approval of any other security holder, subject to the provisions of the indenture. Accordingly, Specialty Foods Corp. will be able to, directly or indirectly, control all of our affairs in a manner that may be contrary to your interests. Please refer to the section of this prospectus entitled "Security Ownership."

      We may be unable to pay our debt obligations if a change of control occurs under the indenture.

      Upon certain change of control events, you may require us to repurchase all or a portion of your New 13% Debentures at the purchase prices contained in the section of this prospectus entitled "Prospectus Summary--Summary of Terms of the New 13% Debentures--Optional Redemption." Our ability to repurchase the notes upon a change in control event will be limited by the terms of our other debt agreements. Upon a change of control event, we may be required immediately to repay the outstanding principal and other amounts owed by us under our credit facility or other financing agreements.

      We may not be able to repay amounts outstanding under that credit facility or obtain necessary consents under that facility to repurchase the New 13% Debentures. Any requirement to offer to purchase the notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. The term "change of control" is defined in the section of this prospectus entitled "Description of the New 13% Debentures."

      A court could declare the New 13% Debentures void, junior in right of payment or take other actions detrimental to you.

      An unpaid creditor or representative of creditors, such as a trustee in bankruptcy or SFAC New Holdings as a debtor-in-possession in a bankruptcy proceeding, could file a lawsuit claiming that the issuance of the SFAC 13% Debentures constitutes a fraudulent conveyance. If the court were to make such a finding, it may also find that the issuance of the New 13% Debentures is part of the fraudulent conveyance. If it did so, the court could:

      o     void our obligations under the New 13% Debentures;

      o declare the New 13% Debentures junior in right of payment to other indebtedness; or

      o take other actions detrimental to you as a holder of the New 13% Debentures.

      To make this determination, a court would have to find that:

      o we did not receive fair consideration or reasonably equivalent value for the SFAC 13% Debentures, and that,

      o at the time the SFAC 13% Debentures were issued, we were insolvent or rendered insolvent by the issuance of the SFAC 13% Debentures; were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or intended to incur, or believed that we would incur, debts which it would be beyond our ability to pay as they matured.

      The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction and upon the valuation assumptions and the methodology applied by the court.

      Moreover, regardless of solvency, a court could also void the issuance of the New 13% Debentures if it determined that the transaction or the issuance of the SFAC 13% Debentures was made with intent to hinder, delay or defraud creditors, or a court could subordinate the New 13% Debentures to the claims of all existing and future creditors on similar grounds.

      You may find it difficult to sell your New 13% Debentures.

      The New 13% Debentures will be registered under the Securities Act but will not be eligible for trading on the Private Offerings, Resales and Trading through Automated Linkages market. The New 13% Debentures will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

      o     the development of any market for the New 13% Debentures;

      o the liquidity of any market for the New 13% Debentures that may develop;

      o     your ability to sell your New 13% Debentures; or

      o     the price at which you would be able to sell your New 13%
            Debentures.

      If a market for the New 13% Debentures were to exist, the New 13% Debentures could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of SFAC New Holdings. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New 13% Debentures. We cannot assure you that the market for the New 13% Debentures, if any, will not be subject to similar disruptions. Any disruption may adversely affect you as a holder of the New 13% Debentures.

      Holders of SFAC 13% Debentures who do not participate in the exchange offers will be subordinated and junior in right of payment to the New 13% Debentures and the 11% Debentures.

      Any SFAC 13% Debentures that remain outstanding after the exchange offers will be structurally subordinated to all New 13% Debentures and any untendered and tendered but unaccepted initial 13% Debentures and will also be structurally subordinated to $322,249,152 aggregate principal amount of 11% Debentures.

      If you hold initial 13% Debentures, your failure to participate in the exchange offers will have adverse consequences.

      The initial 13% Debentures were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial 13% Debentures for New 13% Debentures pursuant to the exchange offers, or if you do not properly tender your Old 13% Debentures in the exchange offers, you will not be able to resell, offer to resell or otherwise transfer the initial 13% Debentures unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the initial 13% notes under the Securities Act except in the limited circumstances provided under our registration rights agreement.

      If you do not exchange your SFAC 13% Debentures for New 13% Debentures pursuant to the exchange offers or if you do not properly tender your SFAC 13% Debentures, you will no longer be able to obligate us to register additional New 13% Debentures under the Securities Act.

      Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the New 13% Debentures.

      Based on no-action letters issued by the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the New 13% Debentures without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offers," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your New 13% Debentures. In these cases, if you transfer any New 13% Debenture without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New 13% Debentures under this Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against this liability.

      If you wish to participate, you must make sure that you comply with the exchange offer procedures.

      We will only issue New 13% Debentures to you after we timely receive your Old 13% Debentures, a properly completed and duly executed letter of transmittal, and all other required documents. Therefore, you should allow enough time to ensure timely delivery of your Old 13% Debentures. We are under no duty to notify you of defects or irregularities with respect to your tender of Old 13% Debentures for exchange. If your Old 13% Debentures are not tendered or are tendered but not accepted, they will, after the exchange offers end, continue to have the existing restrictions upon transfer. In addition, when the exchange offers end, certain registration rights under our registration rights agreement will terminate.

                                 USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the New 13% Debentures in exchange for the outstanding Old 13% Debentures. We are making these exchange offers solely to satisfy our obligations under our registration rights agreement.

      The original issuance of the SFAC 13% Debentures occurred in 1993 and resulted in an aggregate of approximately $147.7 million in net proceeds to Specialty Foods Acquisition Corporation The net proceeds were used to finance the 1993 acquisition of the underlying businesses of Specialty Foods.

                                 CAPITALIZATION

      The following table shows our pro forma capitalization as of March 31, 1999 after giving effect to the Restructuring Transactions. You should read this table together with the consolidated financial statements and related notes included in this prospectus beginning on page F-1 and the information in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                                           As of March 31, 1999
                                                           --------------------
                                                              (in thousands)
Cash and Cash Equivalents (1) ............................             --

     SFC New Holdings, Inc. ..............................
          Term Loan ......................................        168,646
          Revolving Credit Facility ......................         99,708
          11 1/4% Senior Notes due 2001 ..................        220,695
          12 1/8% Senior Notes due 2002 ..................        149,925
          13 1/4% Senior Subordinated Notes due 2003 .....        197,646
          Other ..........................................          4,245
                                                               ----------
                    Subtotal .............................        840,865

     SFAC New Holdings, Inc. .............................
          13% Senior Secured Debentures due 2009 .........        304,583
                                                               ----------

     SFC Sub, Inc. .......................................
          11% Senior Secured Debentures due 2009 .........        166,317

     Specialty Foods Corporation
          10 1/4% Senior Notes due 2001 ..................          4,305
          11 1/8% Senior Notes due 2002 ..................             75
          11 1/4% Senior Subordinated Notes due 2003 .....          2,354

     Specialty Foods Acquisition Corporation
          13% Senior Secured Debentures ..................             53

Total long-term debt, including current portion ..........      1,318,552
                                                               ----------

Preferred stock ..........................................         19,500
Stockholders' equity (2) .................................       (938,626)
                                                               ----------
Total capitalization .....................................        399,426
                                                               ==========

(1) Reflects the estimated fees of approximately $18.9 million paid in connection with our private exchange offer that was completed on June 11, 1999.

(2) Reflects the write-off of deferred debt issuance costs on the original SFC Notes of $16.9 million in connection with the exchange offers made by Specialty Foods that were completed on June 11, 1999.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The selected net sales and income (loss) from operations data for 1998, 1997 and 1996 and the total assets and long-term debt data as of December 31, 1998 and 1997 presented below have been derived from Specialty Foods Acquisition Corporation's consolidated financial statements included in this prospectus beginning on page F-1. The selected net sales and income (loss) from operations data for 1995 and 1994 and the total assets and long-term debt data as of December 31, 1996, 1995 and 1994 presented below have been derived from Specialty Foods Acquisition Corporation's consolidated financial statements that are not included in this prospectus.

      You should read the following information in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," our consolidated financial statements and the related notes and the other financial data appearing in this prospectus.

                                    1998       1997       1996       1995       1994
                                  -------    -------    -------    -------    -------
                                                     (In millions)
Net Sales                         $   742    $   718    $   706    $   704    $   667
Loss from continuing
operations (1)                    $  (106)   $  (112)   $  (326)   $  (245)   $   (97)
Income (loss) from discontinued
operations (2)(3)                 $    10    $   165    $  (161)   $   (61)   $    45
Loss per share from continuing
operations                        $ (1.69)   $ (1.78)   $ (5.12)   $ (3.84)   $ (1.50)
Weighted number of shares
outstanding                          62.8       63.1       63.6       63.9       64.6
Total Assets                      $   534    $   518    $   515    $   979    $ 1,237
Long-Term Debt                    $ 1,250    $ 1,134    $ 1,173    $ 1,134    $ 1,071

----------

(1) Included in continuing operations is a goodwill write-down of $203 million in 1996 and $157 million in 1995.

(2) Included in discontinued operations is a goodwill write-down of $152 million in 1996 and $97 million in 1995. Additionally, discontinued operations included a gain on disposal of $133 million in 1997.

(3)   Interest expense is not allocated to discontinued operations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      The following table provides the percentage of the net sales of Specialty Foods Acquisition Corporation represented by certain items in our statements of operations for the periods presented. The data used to compute the ratio has been derived from Specialty Foods Acquisition Corporation's consolidated financial statements. In this section, "we" and "our" and similar expressions refer to Specialty Foods Acquisition Corporation priort to the Restructuring Transactions and SFAC New Holdings, Inc. and its subsidiareies for subsequent periods.

                                                                            Quarter ended
                                             Year ended December 31,           March 31,
                                          -----------------------------------------------------
                                           1998       1997       1996       1999       1998
                                          ------     ------     ------     ------     ------
Net sales                                  100.0%     100.0%     100.0%     100.0%     100.0%
Cost of sales                               44.4       44.8       46.5       44.7       44.7
                                          ------     ------     ------     ------     ------
     Gross profit                           55.6       55.2       53.5       55.3       55.3

Operating expenses:
     Selling, distribution, general and
     administrative                         51.3       51.2       49.6       54.4       55.3
     Amortization of intangible assets       0.2        0.1        1.0        0.4        0.1
     Goodwill write-down                      --         --       28.9         --         --
                                          ------     ------     ------     ------     ------
Total operating expenses                    51.5       51.3       79.5       54.8       55.4
                                          ------     ------     ------     ------     ------

     Operating profit (loss)                 4.1        3.9      (26.0)       0.5       (0.1)
Interest expense, net                       18.0       18.8       18.7       18.3       18.4
Other expenses, net                          0.4        0.7        1.4        0.4        0.5
                                          ------     ------     ------     ------     ------
     Loss from continuing operations       (14.3)%    (15.6)%    (46.1)%    (18.2)%    (19.0)%
                                          ======     ======     ======     ======     ======

Results of Operations

      First Quarter 1999 Compared to First Quarter 1998

      Our consolidated net sales from continuing operations increased 17.2% to $200.3 million in 1999 compared to $170.9 million in 1998. This increase in net sales was primarily due to the inclusion of Archway's sales in 1999, price increases taken at Metz and higher cafe sales at Boudin.

      Our gross profit margin remained constant at 55.3% in 1999 and 1998. Our gross profit margin benefitted from higher pricing, a shift to higher margin products and moderately favorable commodities. However the benefit was offset by inflationary cost increases and higher depreciation expense.

      Our selling, distribution, and general and administrative expenses, which we refer to as "SDG&A", increased $14.2 million in 1999 to $108.8 million, primarily due to the inclusion of acquisitions completed in 1998. However, as a percentage of sales, SDG&A expenses decreased one percentage point to 54.3% in 1999 due to the fact that we realized cost synergies as a result of the 1998 acquisitions.

      Our net interest expense increased $5.3 million in 1999 to $36.7 million from $31.4 million in 1998. The increase was primarily due to higher levels of accreted interest, higher interest expense on our senior secured debt and lower interest income in 1999.

      Our net other expense in 1999 and 1998 consists principally of discount expense on our Accounts Receivable Transfer Facility.

      As a result of the above factors, our net loss from continuing operations increased to $36.5 million in 1999 compared to $32.4 million in 1998.

      As a result of our net operating loss position, for tax purposes we report minimal state income tax and no federal income tax due.

      1998 Compared to 1997

      Our consolidated net sales from continuing operations increased 3.4% to $742.3 million in 1998 compared to $718.1 million in 1997. This increase was due to increased sales volume at Metz and the inclusion of ten weeks of Archway's sales in 1998. However, the increase was partially offset by our having one less week of sales in 1998 (because 1997 was a fifty-three week fiscal year for our operating units), changes in our customer mix and lower pricing at Mother's. The increase in volume at Metz was the result of its expansion into central Illinois and its increased private label business.

      Our gross profit margin increased to 55.6% in 1998 from 55.2% in 1997. Our gross profit margin benefitted from a shift at Mother's towards higher margin products and customers and lower commodity costs at Metz. However, the benefit was partially offset by increases in manufacturing costs and higher depreciation expense.

      Our SDG&A increased $12.8 million, or 3.5%, in 1998 to $380.8 million. However, as a percentage of sales, SDG&A expenses remained constant in 1998. The increase in SDG&A in 1998 was caused by the inclusion of ten weeks of Archway's operations, contractual wage increases, increased marketing expenses at Mother's and Metz's new business initiatives. However, staff reductions at both Mother's and Metz tempered the increased level of our 1998 SDG&A expenditures.

      Our net interest expense in 1998 decreased $0.5 million, or 0.4%, to $134.0 million from $134.5 million in 1997. The decrease was primarily due to lower borrowings under our Revolving Credit Facility and the interest we earned on our cash equivalents. Proceeds from the sale of Stella increased our available cash and decreased our required borrowing levels in

1998. However, the decrease was offset by additional indebtedness that we incurred as a result of the accretion of interest on our SFAC 13% Debentures and our 11% Debentures.

      Our net other expense was $3.1 million in 1998 compared to $4.7 million in 1997, a decrease of $1.6 million or 34%. This reduction in 1998 was primarily due to a decrease in our loss on disposals of property, plant and equipment.

      As a result of all of these factors, our net loss from continuing operations decreased to $106.0 million in 1998 compared to $112.3 million in 1997, a decrease of 5.6%.

      As a result of our net operating loss position, for tax purposes we report minimal state income tax and no federal income tax due.

      1997 Compared to 1996

      Our consolidated net sales from continuing operations increased 1.7% to $718.1 million in 1997, compared to $706.0 million in 1996. The $12.1 million increase was principally due to increased cafe sales at Boudin and an additional week of sales resulting from 1997 being a fifty-three week fiscal year.

      Our gross profit margin increased to 55.2% in 1997 from 53.5% in 1996 primarily as a result of lower commodity costs.

      SDG&A expenses increased by $17.6 million, or 5.0%, in 1997 to $368.0 million. Selling expenses increased primarily because we increased the number of Boudin's cafe locations and increased promotional spending at Mother's. Distribution expenses increased due to contractual wage increases in Metz's and Mother's direct-store-delivery systems. General and administrative expenses decreased, primarily as a result of reduced corporate overhead expenses at Specialty Foods and the fact that severance expenses in 1996 related to some of our former senior executives were non-recurring.

      Our net interest expense increased in 1997 by $2.1 million, or 1.6%, to $134.5 million from $132.4 million in 1996. This increase was principally due to the additional indebtedness we incurred in connection with the accretion of interest on our SFAC 13% Debentures and our 11% Debentures.

      Our net other expense was $4.7 million in 1997 compared to $9.1 million in 1996. The decrease was due primarily to a decrease in our loss on disposals of property, plant, and equipment in 1997. This decrease occurred due to our recording in 1996 a non-recurring loss on disposals of property, plant and equipment in connection with a sale-leaseback transaction.

      As a result of the above factors and a goodwill write-off of $203.3 million in 1996, our net loss from continuing operations decreased to $112.3 million in 1997 compared to $325.8 million in 1996.

      As a result of our net operating loss tax position, for tax purposes we report minimal state income tax and no federal income tax due.

      Our extraordinary loss of $5.7 million in 1997 resulted from writing-off deferred financing costs associated with the Revolving Credit Facility, the Term Loan Facility and the Accounts Receivable Facility, each of which we refinanced in the first quarter of 1998.

      In view of our highly leveraged capital structure, we and many of our stakeholders consider EBITDA to be an important performance measure. EBITDA consists of earnings (loss) before income taxes plus all net interest expense and all depreciation and amortization expense. You should not think of EBITDA as an alternative measure of operating results or cash flows from operating activities, as determined in accordance with generally accepted accounting principles. However, EBITDA is a widely used financial measure of the potential capacity of a company to incur and service debt, and accordingly we believe that EBITDA provides additional information for determining our ability to meet our future obligations and debt service requirements. Our reported EBITDA may not be comparable to similarly titled measures used by other companies. Our EBITDA from continuing operations for the twelve months ended December 31, 1998, 1997 and 1996 and the three months ended March 31, 1999 and 1998 is calculated as follows:

                                                             Twelve Months Ended                  Three Months Ended
                                                                December 31,                           March 31,
                                                                ------------                           ---------
                   (In thousands)
                                                           1998           1997             1996               1999          1998
                                                           ----           ----             ----               ----          ----
Continuing operations:
   Operating profit (loss).......................         $30,511       $27,358         $(183,193)           $1,024        $(212)
   Goodwill write-down...........................              --            --           203,304                --           --
   Amortization..................................           1,471           900             7,032             1,017          212
   Depreciation..................................          25,733        20,187            20,836             8,314        5,441
                                                           ------        ------            ------             -----        -----
        EBITDA                                            $57,715       $48,445           $47,979           $10,335       $5,441
                                                           ======        ======            ======            ======        =====

Liquidity and Capital Resources

      In 1998, our net cash used in operating activities totaled $44.8 million, including cash requirements of $19.6 million related to continuing operations, $13.5 million related to working capital and $11.7 million for discontinued businesses. Net of the effects of acquisitions, our use of cash related to working capital was primarily related to reducing our accounts payable by $8.5 million through taking advantage of certain discount opportunities and expenditures associated with acquisition liabilities and restructuring payments which contributed to our $12.4 million reduction in accrued liabilities. Our use of cash related to working capital was offset by $8.9 million provided by increased funding under the Accounts Receivable Transfer Facility.

      Our net cash used in operating activities in 1997 was $97.6 million. Our increase in net cash used in operating activities in 1997 compared to 1996 was primarily due to increased cash requirements related to discontinued operations, payments of accrued acquisition liabilities, restructuring payments and reductions in accounts payable and accrued expenses.

      In 1998, we invested a total of $239.6 million in our business. This amount included $135.0 million to acquire businesses, $35.4 million to purchase previously leased transportation and production equipment and $56 million to make planned capital expenditures.

      Our net cash provided by financing activities amounted to $56.0 million in 1998, primarily as a result of additional borrowings under the Revolving Credit Facility, offset by refinancing costs and scheduled payments on long-term debt. Our net cash used in financing activities amounted to $61.0 million in 1997, as a paydown of revolving credit borrowings and normal payments on long-term debt were partially offset by our issuance of redeemable preferred stock. In 1996, our cash used by financing activities, $1.9 million, was primarily due to payments of long-term debt and refinancing costs, slightly offset by increased revolver borrowings.

      As of March 31, 1999, we had a cash balance of $17 million and $97.8 million of borrowings under our $122.8 million Revolving Credit Facility. Outstanding letters of credit of $10.2 million as of March 31, 1999 reduce our available funds under the facility.

      We expect our 1999 working capital requirements to be lower than Specialty Foods Acquisition Corporation's in 1998, and our planned 1999 capital expenditures are substantially reduced from 1998 levels. Our liquidity was significantly enhanced by the $110 million of net proceeds that we received on the sale of H&M on April 12, 1999. We believe that our available funds and the proceeds from the H&M sale will be adequate to fund our 1999 operations, capital expenditures and certain targeted bakery acquisitions. To satisfy our debt service obligations beyond 1999, we may need to sell additional assets, refinance or restructure our existing indebtedness or issue new equity. However, we cannot assure you that our available funds will be adequate to meet our needs.

      On June 11, 1999, we completed our private exchange transactions. In addition, in June 1999, we amended and restated the Revolving Credit Facility, the Term Loan Facility and the Accounts Receivable Transfer Facility. The Revolving Credit Facility and the Term Loan Facility contain restrictive covenants that require us to maintain specified leverage and interest coverage ratios and other limitations regarding capital expenditures, sales of assets, loans and investments and encumbrances of assets. In addition, those facilities significantly limit our ability to incur additional debt. The Revolving Credit Facility and Term Loan Facility mature in January 2001. The Accounts Receivable Transfer Facility begins to amortize December 15, 2000 and matures in January 2001.

Year 2000

      The year 2000 issue is the result of computer programs using a two-digit format to define the applicable year. For example, "1999" is recorded as "99." Computer systems using a two-digit date format will be unable to interpret dates beyond the year 1999, as the computer will be unable to differentiate between "1900" and "2000." Consequently, the year 2000 issue could cause system failures and other computer errors, resulting in business and operational disruptions. We developed a three-phase program to address the year 2000 issue as it relates to our information systems and other computer-based operations. Phase I was the identification of which of our systems could be affected by the year 2000 issue. Phase I was completed in 1998.

      Phase II, which was completed during 1999, included the development and implementation of the corrective steps necessary to ensure year 2000 issue compliance. Phase III, the final testing of all systems potentially at risk to ensure remediation of any year 2000 related problems, was completed during 1999.

      We have completed our review of our systems and have contacted software suppliers to assess major areas of potential exposure due to the year 2000 issue. While a number of our systems have been determined to be year 2000 issue compliant, certain applications required remediation. We have completed our remediation and have replaced certain non-year 2000 issue compliant hardware and software. We have completed our testing of year 2000 issue related software changes. In addition, we have contacted key third parties to assess their level of year 2000 issue compliance. Our significant suppliers have informed us that they have completed their year 2000 issue compliance changes.

      We have spent approximately $1.3 million on our year 2000 compliance program.

      We are not able to determine the potential impact of a failure of some or all of our systems in the event our compliance efforts are not completely successful. We are also unable to assess the potential effect on our operations and financial condition of a systems failure or disruption to any of our suppliers, customers, service providers or other major third parties.

Quantitative and Qualitative Disclosure about Market Risk

      During 1998, we entered into interest rate swap agreements to reduce our exposure to changes in the cost of our variable rate borrowings, as required by our term loan facility. Under the interest rate swap agreements, which expire in January 2000, we receive floating rate payments from the counterparties based upon the three-month LIBOR and we make fixed rate payments at 5.753% and 5.765% to the respective counterparties. The payments are calculated based upon a notional principal amount of $100 million. We recognize the net differential of interest to be paid or received under the remaining agreements as it is incurred. In 1998, we made net payments totaling $30,000 to the counterparties. Off-balance-sheet risk from the interest rate swap agreements includes the risk associated with changes in market values and interest rates. The counterparties to the agreements are major financial institutions.

Special Note Regarding Forward-looking Statements

      Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this prospectus. Among the key factors that have a direct bearing on our results of operations are:

      o general economic and business conditions; the existence or absence of adverse publicity; the existence or absence and effect of litigation; changes in, or failure to comply with, government regulations; changes in marketing and technology; changes in political, social and economic conditions; changes in interest rates;

      o industry conditions, including competition and consolidation in the baking industry and excess industry capacity;

      o our highly leveraged capital structure and substantial principal repayment and interest payment obligations;

      o     cost and availability of raw materials such as flour and sugar;

      o weather in geographic areas where grain and other raw materials used in the baking industry are grown and produced;

      o success of acquisitions and operating initiatives; changes in business strategy or development plans;

      o     timing of and value received in connection with asset divestitures;

      o     costs and other effects of legal and administrative proceedings;

      o     costs and timely success of year 2000 issue compliance;

      o dependence on senior management; availability of qualified personnel; and labor and employee benefit costs;

      o access to capital markets and other risks relating to the availability of financing; and

      o other factors referenced in this prospectus, including in the section entitled "Risk Factors."

      Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any of our forward-looking statements, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                    BUSINESS

      We produce, market and distribute bakery products, including bread, cookies and other baked goods, throughout the United States. Our operations, which we collectively refer to as the "Businesses," are comprised of:

      o     Metz Baking Company, a retail bread company;

      o Mother's Cake and Cookie Co. and Archway Cookies, Inc., retail cookie marketers and distributors;

      o Andre-Boudin Bakeries, Inc., a marketer of premium branded specialty breads and related products.

      As of June 11, 1999, we and SFC New Holdings acquired substantially all of the oustanding debt securities of Specialty Foods and Specialty Foods Acquisition Corporation, in exchange for our securities and securities of SFC New Holdings. We own all of the capital stock of SFC New Holdings. We, SFC New Holdings and each of our subsidiaries, including the Businesses, are separate corporate entities. Unless otherwise stated, references to the terms "we," "our," "Company" and other terms similar to those terms used in this prospectus mean, collectively, Specialty Foods Corporation, Specialty Foods Acquisition Corporation, SFC New Holdings, SFAC New Holdings and all of those entities' subsidiaries, including the Businesses.

General

      We operate principally in one business segment--bakery products, including bread, cookies, baked goods and bakery cafes. We believe our cookie operations are the third largest in the United States. We also believe that we have a leading regional position in multiple product lines within the bread and baked goods markets of the baking industry. We operate one of the largest food distribution systems in the country, with a network of more than 2,490 direct-store-delivery routes in 45 states.

      Metz, established in 1922 and headquartered in Deerfield, Illinois, is a leading retail bread company serving a 17 state area of the Midwestern United States. Metz's product line includes breads, buns, rolls and sweet goods. These products are marketed by Metz under a large number of brand names, including Taystee, Holsum, Old Home, Master, Country Hearth, Egekvist, D'Italiano, Pillsbury, Healthy Choice and numerous private labels. Metz manufactures its products in 23 bakeries located in 8 states and distributes its products through a network of approximately 1,550 company-owned direct-store-delivery system routes to retail grocers, club stores, mass merchandisers, convenience stores and other outlets.

      Our cookie business consists of two companies, Mother's and Archway, and is headquartered in Oakland, California. Combined, Mother's and Archway are the nation's third largest cookie company. Our cookies are distributed through an extensive direct-store-delivery system with over 900 routes serving 45 states. We sell our cookies primarily to retail grocers, club stores and mass merchants. Additionally, Archway cookies are sold through franchisees that resell the cookies through similar distribution channels in certain U.S. geographical areas and Canada.

      Mother's, founded in 1914, is the second largest retail cookie marketer and distributor in the Western United States. Mother's products are marketed under the Mother's, Mrs. Wheatley's, Bakery Wagon and Marie Lu brand names. Mother's also distributes imported cookies under the Lu brand. Mother's has the leading share position in the Western United States in many "variety" cookie segments (such as oatmeal). Archway, established in 1936, is the nation's leading producer of home style soft cookie varieties. Archway bakes more than one billion cookies annually, and produces more than 60 varieties of cookies, including home style, holiday and sugar free products, all under the Archway brand name. Mother's products are manufactured in a bakery located in California. Archway products are manufactured at company facilities in Iowa and Ohio.

      Boudin, which was founded in 1849 and is based in San Francisco, is a marketer of premium branded specialty breads and bread-related products. Boudin sells most of its products through more than 40 company-owned and operated bakery cafes in California and the Chicago area. Boudin also distributes some of its products through its own direct-mail catalog, restaurants and supermarkets.

History and Development

      Specialty Foods was formed in June 1993 to acquire the North American food businesses of a subsidiary of Artal Group S.A. Specialty Foods commenced operations in August 1993. Specialty Foods Acquisition Corporation owns all of Specialty Foods' capital stock.

      In 1996, we adopted a strategy of divesting certain brands, regions and product lines to improve the focus of our businesses. In December 1996, we sold Bloch & Guggenheimer, Inc. and Burns & Ricker, Inc. Under our ownership, Bloch & Guggenheimer manufactured, marketed and distributed pickles, peppers and spices, primarily through retail grocers in the greater New York metropolitan area. Burns & Ricker manufactured, marketed and distributed baked premium snack products through brokers and distributors to grocery stores.

      In February 1997, we divested our subsidiary, Gai's Seattle French Baking Company, a restaurant and institutional bakery operation serving the northwestern United States. In March 1997, we divested our subsidiary San Francisco French Bread Company, a sourdough bread operation located in California. In August 1997, we divested a restaurant and institutional bakery operated by Metz located in Illinois. In December 1997, we sold our subsidiary Stella Foods, Inc., which was one of the largest specialty cheese producers in the United States, for $405 million. On April 14, 1999, we divested our subsidiary H&M Food Systems Company, Inc. by selling all the stock of its holding company for approximately $132 million.

      In 1998, as part of our strategy to strengthen our remaining core bakery operations, we completed five acquisitions of bakery companies. The acquired companies complement our existing businesses, expand our geographic scope and strengthen our competitive position. In October 1998, we acquired Archway, which, added to Mother's, represents the nation's third largest cookie business. The Archway acquisition provides us with a strong, established brand name, a more diversified product line and a nation-wide presence. The Archway acquisition also provides opportunities to realize significant operational and distribution synergies. We acquired the capital stock of Archway for approximately $90 million, and used an additional approximately $26 million to repay certain indebtedness of Archway.

      In 1998, we also completed four smaller, strategic bread acquisitions in 1998 for a total aggregate consideration of $19.6 million. Boudin acquired Pane Corporation, which does business as San Diego Bread Company. San Diego Bread Company sells a variety of specialty breads, including a private label sourdough that complements Boudin's premium sourdough bread brand in California. The acquisition of the San Diego Bread Company provides Boudin with the opportunity to strengthen its position in Southern California.

      Metz also acquired three bakery companies in 1998:

      o Clear Lake Bakery, Inc., which bakes and distributes a variety of bread, buns, rolls, doughnuts and sweet rolls throughout Iowa;

      o Grandma Sycamore's Bakery, which distributes its brand name bread throughout Utah and neighboring states; and

      o Eagle (Rock Island) Bakery, which produces private label bread and buns distributed in Iowa and Illinois.

      We believe these bread acquisitions provide significant opportunities for reducing Metz's costs and for strengthening Metz's competitive position in its core Midwestern service area.

      On June 7, 1999, we acquired Grocers Baking Company of Grand Rapids, Michigan for $33.2 million plus the assumption of an additional $5.8 million of indebtedness. Grocers had 1998 sales of approximately $60 million. Grocers sells a variety of bread, buns, sweet goods, cookie dough and other frozen products in Western Michigan under several leading brands, including Oven Fresh, Lumber Jack and April Hill. Additionally, in July 1999, we completed a small add-on acquisition of a Detroit-based baker, Blue-Bird Products, Inc.

      We intend to continue to selectively acquire bakery businesses in order to build enterprise value by realizing significant cost synergies. We have identified additional potential acquisition candidates, each of which will provide a range of opportunities for synergy if they are combined with our existing bakery businesses. However, since we have a significant amount of debt, we might be unable to complete all of our targeted acquisitions.

Financing Structure

      Our financing structure at the date of this prospectus consists of the following:

      o $122.8 million Revolving Credit Facility at the operating company level, which we refer to as our "Revolving Credit Facility";

      o $168.2 million Term Loan Facility at the SFC New Holdings level, which we refer to as our "Term Loan Facility";

      o $220.7 million of 11 1/4% Senior Notes due 2001 issued by SFC New Holdings, which we refer to as "11 1/4% Senior Notes";

      o $149.9 million of 12 1/8% Senior Notes due 2002 issued by SFC New Holdings, which we refer to as "12 1/8% Senior Notes";

      o $197.7 million of 13 1/4% Senior Subordinated Notes due 2003 issued by SFC New Holdings, which we refer to as "Subordinated Notes";

      o our initial 13% Debentures, which had an accreted value at June 30, 1999 of $314.4 million; and

      o SFC Sub Inc.'s 11% Debentures, with an accreted value at June 30, 1999 of $170.3 million.

      In addition, because not all holders of outstanding debt securities of Specialty Foods and Specialty Foods Acquisition Corporation exchanged them for our securities in the private exchange transactions that were completed on June 11, 1999, there are also outstanding the following securities of our parent companies:

      o     $4,305,000 of SFC 10 1/4% Notes;

      o     $75,000 of SFC 11 1/8% Notes;

      o     $2,354,000 of SFC Subordinated Notes;

      o     $54,176 of SFAC 13% Debentures.

Collectively, we refer to the SFC 10 1/4% Notes, the SFC 11 1/8% Notes and the SFC Subordinated Notes as the "SFC Notes."

      We are also a party to an accounts receivable securitization facility under which the accounts receivable of our operating subsidiaries are transferred to a master trust, which we refer to as our "Accounts Receivable Transfer Facility." The maximum amount of accounts receivable that can be sold to the Accounts Receivable Transfer Facility is $50 million.

   Refinancing Transaction

      The Revolving Credit Facility, the Term Loan Facility and the Accounts Receivable Facility were refinanced in March 1998 and again in June 1999. As a result, the Term Loan and Revolving Credit Facilities have a final maturity date of January 31, 2001. The Accounts Receivable Facility also has a final maturity date of January 31, 2001 and begins to amortize on December 15, 2000. For additional information, see the section of this prospectus entitled "Description of Our Other Indebtedness and Our Accounts Receivable Transfer Program."

   Private Exchange Offers

      In May 1999, we and our subsidiary SFC New Holdings commenced private exchange offers for debt securities of both Specialty Foods Acquisition Corporation and Specialty Foods. Those private exchange transactions were completed on June 11, 1999. We offered holders of the SFAC 13% Debentures who were "accredited investors" within the meaning of Rule 501(a)(1)(2) or (3) of the Securities Act the opportunity to exchange their existing debt for our initial 13% Debentures and an aggregate of 31,925 shares of our common stock. The initial 13% Debentures include provisions which (as compared to the terms of the SFAC 13% Debentures):

      o extend the first date on which interest must be paid in cash to December 15, 2004 and extend the final maturity date to June 15, 2009;

      o give us the right to redeem the initial 13% Debentures, in whole or in part, at any time, at specified percentages of their accreted value, commencing at 50% of such amount until June 15, 2000;

      o resulted in consenting holders of the SFAC 13% Debentures holding an aggregate of 10.0% of our equity interest.

      SFC New Holdings offered to exchange an aggregate of up to $225,000,000 aggregate principal amount of its initial 11 1/4% Senior Notes and up to $5,659,368 aggregate principal amount of 11% Debentures of SFC Sub for all of the outstanding SFC 10 1/4% Senior Notes; up to $150,000,000 aggregate principal amount of its initial 12 1/8% Senior Notes and up to $3,772,912 aggregate principal amount of 11% Debentures for all of the outstanding SFC 11 1/8% Senior Notes; and up to $200,000,000 aggregate principal amount of its initial Subordinated Notes and up to $18,864,558 aggregate principal amount of 11% Debentures for all of the outstanding SFC Subordinated Notes.

      The New 13% Debentures we are offering by means of this prospectus have the same terms and covenants as the initial 13% Debentures for which they will be exchanged, and will remain structurally senior to the SFAC 13% Debentures.

      The holders of the SFC Subordinated Notes were offered a consent payment of $35 per $1,000 note to consent to the transaction, and the holders of the SFC 11 1/8% Senior Notes and the SFC 10 1/4% Senior Notes were offered a consent payment of $10 per $1,000 note. In addition, we obtained the consent of the lenders to our Revolving Credit Facility and Term Loan Facility to amend their agreements to conform to our new holding company structure.

      We conduct substantially all of our business through our subsidiaries. Consequently, our ability and the ability of SFC New Holdings or of any new intermediate holding company to meet our individual obligations to our creditors depends on our subsidiaries' earnings, cash flow, ability to pay dividends and ability to advance funds to us and Specialty Foods. In addition, if a subsidiary is liquidated or reorganized, our rights and the rights of SFC New Holdings and of any new intermediate holding company, and of these companies' creditors and securities holders, including the holders of debt securities, to participate in the subsidiary's assets will be limited by prior claims of the subsidiary's creditors (except to the extent that we are, or SFC New Holdings or the intermediate holding company is, also a creditor with recognized claims against the subsidiary).

Strategy

      Our strategy is to build the enterprise value of our operating companies, which we believe is best attained in the current baking industry environment by realizing significant cost synergies from acquisitions. Since May 1998, we have consummated seven bakery acquisitions and we intend to continue to acquire bakery businesses to the extent our financial resources allow. We have identified potential acquisition candidates that would provide us with a range of synergy opportunities if they were combined with our existing bakery business. When our financial capabilities preclude us from pursuing additional acquisitions, we will explore available options to maximize the value of our stakeholders' investments.

Competition

      Our bakery businesses compete in the highly competitive bakery products industry. Competition in the industry is likely to increase due to continued industry consolidation and overcapacity in certain areas of the country. Our competitors include large multi-product food companies (such as Bestfoods), national bakers (such as Interstate Brands and Earthgrains), cookie companies with national distribution (such as Keebler and Nabisco) and numerous smaller regional and local companies. Many of our larger competitors have significantly greater financial, marketing and other resources than we do, while smaller competitors may have lower fixed costs and greater operating flexibility. We are also more highly leveraged than most of our competitors, which may place us at a competitive disadvantage or restrict our ability to implement our acquisition strategy in a consolidating industry. We do not encounter material foreign competition. Competition in our industry is based on a number of factors including price, quality, brand loyalty, service, freshness, marketing effectiveness and obtaining access to retail outlets and adequate shelf space.

Raw Materials

      We are a major purchaser of flour, sugar, vegetable oils and other agricultural products, as well as of plastic, paper and corrugated products for packaging materials. Although we have some long-term contracts, we buy the bulk of our raw materials on the open market or under short-term agreements. The prices we pay for food product raw materials generally reflect external forces, among which weather conditions and commodity market activities are the most significant. Although the prices of our principal raw materials fluctuate as a result of government actions and/or market forces (which directly affect the cost of products and value of inventories), raw materials are generally in adequate supply and readily available from numerous sources. Occasionally, and where possible, we make advance purchases of important commodities in order to lock in what we perceive to be favorable prices and to limit exposure to short-term market price fluctuations. We attempt to pass through increases in the costs of purchased ingredients to our customers where possible. Our ability to do so depends primarily upon competitive conditions and the pricing methodologies we use in our various geographical areas.

Seasonality

      Our business is moderately seasonal, with higher sales, operating profit and cash flows generally occurring in the second, third and fourth quarters of the year. This seasonality is due primarily to higher bread, bun and cookie sales in the summer and fall months and during the year-end holiday season.

Customers, Sales and Backlog

      No single customer accounts for more than 10% of our net sales. Our principal customers are retail food outlets, club stores, mass merchandisers and consumers who buy directly through our bakery cafes. In general, we do not believe that our order backlog is significant or material for an understanding of our business.

Legal and Regulatory Matters

  Litigation

      On May 20, 1993, prior to our acquisition of our former subsidiary Stella Foods, Inc. from Artal, Cacique, Inc. commenced proceedings against Stella in the California Superior Court, Alameda County. Cacique's action relates to "Hispanic"-style cheese, which was produced by Stella between 1993 and September 1994. In November 1997, we sold Stella to a third party, but we retained liability with respect to Cacique's action. We have indemnified the purchaser in connection with the action, and we continue to control the defense of the action.

      Cacique's complaint asserts claims for misappropriation of trade secrets, trademark interference, inducing breach of contract, interference with business relations, unfair competition and conspiracy to commit certain of these causes of action.

      Cacique claims damages for lost profits of approximately $14 million, as well as punitive damages and attorneys' fees. Stella has filed a cross-complaint seeking approximately $14 million in damages that alleges that Cacique engaged in predatory pricing practices.

      A trial of this matter is currently being conducted and is expected to conclude during the third quarter of 1999. Although litigation always has an element of uncertainty, and we can give no assurances about the impact that this litigation will have on us, our management believes that the ultimate resolution of this matter will not have a material adverse effect on our financial condition or results of operations.

      We are also involved in contractual disputes, administrative and legal proceedings and investigations of various types, arising out of the ordinary course of business. Although litigation always has an element of uncertainty, and we therefore cannot give any assurances about the impact that these matters will have on us, we do not believe that any single matter, if adversely determined, would have a material adverse effect on our financial condition or results of operations. We do not currently believe that there is a reasonable possibility that all or a majority of these matters will be decided against us.

Regulation

  Public Health

      We must comply with the Federal Food, Drug and Cosmetic Act and regulations administered by the Food and Drug Administration. This comprehensive regulatory scheme governs, among other things, the manufacture, composition, ingredient labeling, packaging and safety of food. For example, the FDA regulates manufacturing practices for food through its current "good manufacturing practices" regulations, specifies the recipes for certain foods, including many of the kinds of products marketed by our subsidiaries, and prescribes the format and content of certain information required to appear on the labels of food products.

      We have revised the labeling of our products to comply with regulations administered by the FDA under the Nutrition Labeling and Education Act of 1990. These regulations require nutritional labeling on all foods that are a meaningful source of nutrition, including many of our products. Furthermore, these regulations limit the use of certain terms on labels, while requiring the use of certain other terms.

      Our operations and products are also governed by state and local regulation through measures such as licensing of plants, enforcement by state health agencies of various state standards and inspection of our facilities.

      A party who violates federal, state or local regulations may be subject to cease and desist orders, injunctions and/or monetary penalties. Offending products also may be seized and condemned. We believe that our facilities and practices will continue to comply with applicable government regulations in all material respects.

  Employee Safety Regulations

      We must comply with health and safety regulations, including regulations issued under the Occupational Safety and Health Act. These regulations, which are aimed at protecting our employees from accidents, require us to comply with manufacturing, health and safety standards.

  Other

      We also must comply with regulations imposed by other governmental agencies, including the United States Department of Agriculture and the Federal Trade Commission. For example, under the Federal Trade Commission Act and its related regulations, the FTC is permitted to regulate advertising by our businesses.

Environmental Matters

      Our business operations and our ownership and operation of real property are governed by extensive and changing federal, state, local and foreign environmental laws and regulations. These regulations pertain to the discharge of materials into the environment, the handling and disposition of wastes (including solid and hazardous wastes), and other matters relating to protection of the environment. We do not expect that the costs of complying with environmental laws and regulations will have a material impact on our capital expenditures, earnings or competitive position. However, we cannot assure you that new environmental issues relating to any matter or any site, whether presently known or not, will not require additional, currently unanticipated investigation, assessment or expenditures.

Trademarks, Patents and Licenses

      We own or license a number of trademarks and trade names which our management believes provide significant value to several of the Businesses because of their recognition by customers and consumers. We own or license a number of patents, but those patents and licenses are not considered to be material to the conduct of our businesses, and we do not believe that any of our businesses are substantially dependent upon patent protection.

Employees

      As of June 30, 1999, we employed approximately 8,500 persons. Approximately 62% of our labor force is or will be covered by collective bargaining agreements when we complete currently on-going negotiations. Our collective bargaining agreements generally run for three to five years. We believe that our relations with our employees are generally good.

Properties

      We use various owned and leased plants, warehouses, and other facilities in our operations. These facilities are located primarily in the Midwest and California. Our management believes that the facilities are properly equipped with suitable machinery. These facilities and related equipment are generally well maintained and are adequate for the conduct of our current operations. Our management also believes that our facilities have sufficient capability and capacity to meet our long-term needs.

      The following is a summary of significant facilities that we were operating as of June 30, 1999.

                              Number of Facilities

         Owned                       Leased                       Total
         -----                       ------                       -----
          32                           66                           98

      We have mortgages on substantially all of our owned facilities for the benefit of the lenders under our Revolving Credit Facility.

      We also operate 349 retail outlets and retail bakery stores.

                                   MANAGEMENT

Executive Officers and Directors

      The following table provides you with information about our executive officers and directors, and executive officers of our subsidiaries who may be deemed to be our executive officers.

Name                          Age         Position
----                          ---         --------

    Executive Officers

Lawrence S. Benjamin........   43    Chief Executive Officer, President
                                          and Director
Robert B. Aiken.............   36    President and Chief Executive Officer
                                          of Metz
Robert L. Fishbune..........   43    Vice President and Chief Financial Officer
Henry J. Metz...............   48    Chairman of Metz
Patrick J. O'Dea............   38    President and Chief Executive Officer
                                          of Mother's
David E. Schreibman.........   31    Vice President, Secretary & General Counsel
Lawrence J. Strain..........   46    President of Boudin

      Directors

Robert B. Haas..............   52    Chairman of the Board of Directors
Thomas J. Baldwin...........   40    Director
J. Taylor Crandall..........   45    Director
Jerry M. Meyer..............   58    Director
Andrew J. Nathanson.........   41    Director
David G. Offensend..........   46    Director
Marc C. Particelli..........   44    Director
Anthony P. Scotto...........   52    Director
Douglas D. Wheat............   48    Director

      Mr. Benjamin has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since February 1997; President and Chief Executive Officer of Specialty Foods and Specialty Foods Acquisition Corporation since January 1997; and President and Chief Executive Officer of Stella Foods, Inc. (a former subsidiary of Specialty Foods) from August 1994 until December 1997. Mr. Benjamin held various positions from 1986 through August 1994 with operating units of Kraft Foods, Inc., including President of All American Gourmet Company, Vice President of Kraft Frozen Products Group and Vice President and General Manager of the Specialty Ingredients Unit of Kraft General Foods, Inc.

      Mr. Aiken has been President of Metz since April 1998 and Chief Executive Officer of Metz since January 1999. Mr. Aiken was Vice President, Secretary and General Counsel of Specialty Foods and Specialty Foods Acquisition Corporation from February 1997 until April 1998. From October 1995 until February 1997, Mr. Aiken was Executive Vice President, General Counsel and Secretary of Metz.

      Mr. Fishbune has been Vice President and Chief Financial Officer of Specialty Foods and Specialty Foods Acquisition Corporation since May 1996. Mr. Fishbune was a Partner at Coopers & Lybrand L.L.P. from 1988 until May 1996.

      Mr. Metz has been Chairman of Metz since January 1999. Mr. Metz was Chief Executive Officer of Metz from August 1993 through December 1998, and President of Metz from February 1983 to April 1998. Mr. Metz was Chief Operating Officer of Metz from 1988 until August 1993.

      Mr. O'Dea has been President and Chief Executive Officer of Mother's since April 1997. Mr. O'Dea was Vice President, Retail of Stella Foods, Inc. from 1995 to March 1997. Prior to joining Stella Foods, Inc., Mr. O'Dea spent 12 years with Procter & Gamble, most recently as Director of Marketing for its Snack Food Business.

      Mr. Schreibman has been Vice President, Secretary and General Counsel of Specialty Foods and Specialty Foods Acquisition Corporation since May 1999 and Vice President and General Counsel - Business Units of Specialty Foods and Specialty Foods Acquisition Corporation since October 1998. Mr. Schreibman was Chief Counsel - Mergers and Acquisitions for the Sara Lee Corporation from October 1995 to October 1998. Prior to October 1995, Mr. Schreibman was in private law practice as an associate with Sidley & Austin.

      Mr. Strain has been President of Boudin since January 1999; Vice President of Bakery Operations from August 1990 through December 1998. Prior to 1990, Mr. Strain was Vice President and operating partner of Boudin International, Inc.

      Mr. Haas has been Chairman of the Board of Specialty Foods and Specialty Foods Acquisition Corporation since their organization in 1993 and Chairman of the Board of Haas Wheat & Partners Incorporated, a private investment firm, since 1992 and Chairman of the Board of Haas & Partners Incorporated, a private investment firm, since 1989. Mr. Haas is Chairman of the Board of Playtex Products, Inc., NBC Acquisition Corp. and Nebraska Book Company, Inc. and a Director of Sybron International Corporation.

      Mr. Baldwin has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since May 1996; Chief Executive Officer of Christmas Corner, Inc. since January 1995 and President of PB Ventures since July 1994. Mr. Baldwin was also Managing Director of Invus Group, Ltd. from 1990 through February 1995.

      Mr. Crandall has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since August 1993; Vice President and Chief Financial Officer of Keystone, Inc., an affiliate of the Company, since October 1986 and President, Director and sole stockholder of Acadia MGP, Inc. (managing general partner of Acadia FW Partners, L.P., the sole general partner of Acadia Partners, L.P.), an affiliate of Specialty Foods since March 1992. Mr. Crandall also is a Director of Bell & Howell Holdings Company, Physicians Reliance Network, Sunterra Corp., Integrated Orthopedics and Washington Mutual.

      Mr. Meyer has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since June 1996. Mr. Meyer also is a Director of Century Capital Financial, Inc. and City National Bank in Kilgore and Longview, Texas.

      Mr. Nathanson has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since August 1993 and Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation since January 1991. Mr. Nathanson also is a Director of Duane Reade, Inc.

      Mr. Offensend has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since August 1993 and Founder of Evercore Partners, LLC since October 1995. Mr. Offensend was also Managing Director of Oak Hill Partners, Inc. and its predecessor from April 1990 to September 1995; Vice President and Director of Acadia MGP, Inc. from March 1992 to September 1995; and Vice President of Keystone from March 1992 to September 1995.

      Mr. Particelli has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since November 1997 and Managing Director of Oak Hill Partners, Inc. since August 1997. Mr. Particelli was Principal of Odyssey Partners L.P. from October 1995 to August 1997 and Senior Vice President of Booz Allen & Hamilton Inc. prior to October 1995.

      Mr. Scotto has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since August 1993; Managing Director of Oak Hill Partners, Inc. and its predecessor since March 1988; and Consultant to Oak Hill Capital Management, Inc. since November 1998. Mr. Scotto also is a Director of Ivex Packaging Corporation, Holophane Corporation and Grove Worldwide LLC.

      Mr. Wheat has been Director of Specialty Foods and Specialty Foods Acquisition Corporation since June 1993 and President of Haas Wheat & Partners Incorporated, a private investment firm, since November 1992. Mr. Wheat was Co-Chairman of Grauer & Wheat, Inc., a private investment firm, from April 1989 to October 1992. Mr. Wheat also is a Director of Playtex Products, Inc.

Compensation of Executive Officers

      The following table shows the compensation for the years ended December 31, 1998, December 31, 1997 and December 31, 1996 of Mr. Benjamin, our President and Chief Executive Officer who holds the same positions in SFC New Holdings, who we refer to as the "CEO," and each of our four most highly compensated executive officers (excluding the CEO but including our operating subsidiaries). We have an annual bonus plan and a long-term incentive plan in which our executive officers may participate.

      The CEO and four most highly compensated executive officers hold their respective positions at SFC New Holdings and at SFAC New Holdings, but they are not compensated separately by each entity.

                           Summary Compensation Table

                                                                                                        Long Term
                                                  Annual Compensation                                Compensation (1)
                                                  -------------------                                     Awards
                                                                                                     ----------------
                                                                                               Securities
                                                                            Other Annual       Underlying
                                    Fiscal                                  Compensation      Options/SARs       All Other
Name and Principal Position          Year        Salary($)   Bonus($)            ($) (1)         (#)(2)       Compensation($)
---------------------------          ----        ---------   --------       ---------------- ---------------  ---------------
Lawrence S. Benjamin............     1998         625,000     1,774,000         89,000             --           101,000 (3)
President and Chief Executive        1997         560,000     1,015,000         84,000        1,300,000          89,000
Officer of us and SFC New            1996         320,000        72,000           --             50,000            --
Holdings

William D. Day (4)..............     1998         300,000       528,000           --               --             8,500 (5)
President and Chief Executive        1997         209,000       215,000         31,000             --               600
Officer of H&M                       1996         145,000          --             --             15,000             400

Robert L. Fishbune..............     1998         376,000       601,500         62,000             --            64,000 (6)
Vice President and Chief             1997         350,000       298,000         62,000          100,000          80,000
Financial Officer of us and SFC      1996         191,000       150,000         51,000          100,000          29,000
New Holdings

Henry J. Metz...................     1998         338,000       262,500           --               --               500 (7)
Chairman of Metz                     1997         334,000       251,000           --               --             1,000
                                     1996         320,000       240,000         93,000           50,000           2,000

Patrick J. O'Dea................     1998         295,000       225,000           --               --            30,300 (8)
President and Chief Executive        1997         260,000       260,000           --               --           207,000
Officer of Mother's                  1996         184,000          --             --             20,000             400

----------

(1) The amounts listed for Mr. Benjamin include $71,000 and $76,000 for tax reimbursement payments made in 1997 and 1998, respectively. The amounts for Mr. Fishbune in 1996, 1997 and 1998 include $43,000, $50,000 and
      $49,000, respectively, for tax reimbursement payments. In 1997, Mr. Day received $31,000 in tax reimbursement. In 1996, Mr. Metz received $54,000 of tax reimbursement payments and $39,000 for personal use of the Metz airplane.

(2) Options were generally granted to our employees, including the named executive officers, under our 1994 Stock Option Plan, which was amended in February 1995 and which we refer to as our "Stock Option Plan." Options granted are either non-qualified stock options or incentive stock options. Options granted generally have a ten year term.

(3) In 1998, Specialty Foods made a $90,000 contribution to a retirement account maintained by Mr. Benjamin. Mr. Benjamin (and Mr. Fishbune) have established accounts into which they contribute up to 15% of their base pay (on an after-tax basis) to annuity or money-market funds. We provide contributions to their retirement accounts and we reimburse them for taxes incurred as a result of our contributions. The amounts listed for 1998 for Mr. Benjamin also include life insurance premiums ($3,000) and personal financial planning services ($8,000).

(4)   H&M was sold in April 1999.

(5) The amounts listed for Mr. Day in 1998 include life insurance premiums ($1,500) and reimbursement of moving and relocation expenses ($7,000).

(6) In 1998, Specialty Foods made a $56,000 contribution to a retirement account maintained by Mr. Fishbune (see note 3 for a description of the account). The amounts listed for Mr. Fishbune also include life insurance premiums ($1,500) and personal financial planning services ($6,500).

(7)   In 1998, Mr. Metz received a $500 reimbursement for relocation expenses.

(8) The amounts listed for Mr. O'Dea in 1998 include a $30,000 relocation allowance and payment of $300 in life insurance premiums.

Aggregated Options/SARs Exercised In Last Fiscal Year And Year-End Option/SAR Values

The following table describes, for the named executive officers, aggregated information concerning the number of shares of Specialty Foods Acquisition Corporation common stock, par value $.01 per share, underlying unexercised stock options at December 31, 1998 and the value of unexercised, in-the-money options at that date.

                                          Number of Securities
                                         Underlying Unexercised             Value of Unexercised In-the-
                                         Options/SARs at Fiscal             Money Options/SARs at Fiscal
                                                Year-End                              Year-End
                Name                 (#) Exercisable/Unexercisable          ($) Exercisable/Unexercisable
                ----                 -----------------------------          -----------------------------
Lawrence S. Benjamin                        825,000/675,000                              (1)
President and Chief
Executive Officer of
us and SFAC New Holdings

William D. Day                                18,750/6,250                               (1)
President and Chief Executive
Officer of H&M

Robert L. Fishbune                          100,000/100,000                              (1)
Vice President and Chief
Financial Officer of us and
SFAC New Holdings

Henry J. Metz                                153,750/31,250                              (1)
Chairman of Metz

Patrick J. O'Dea
President and Chief Executive
Officer of Mother's                           26,250/8,750                               (1)

----------

(1) All of the options listed in this table have an exercise price of $0.021322 per share. Due to the fact that the Specialty Foods Acquisition Corporation common stock is not publicly traded, it is not currently possible to calculate a precise value for the Specialty Foods Acquisition Corporation common stock. In October 1997, the Board of Directors of Specialty Foods

      Acquisition Corporation realized that certain previously granted stock options had exercise prices which exceeded the fair market value of the Specialty Foods Acquisition Corporation common stock. In view of this diminished value, the Board of Directors of Specialty Foods Acquisition Corporation determined that adjusting the exercise price of stock options previously awarded to existing employees (including the named executive officers) was in our best interest. On October 30, 1997, the Board of Directors of Specialty Foods Acquisition Corporation repriced the exercise price of existing options from $0.726703211 to $0.021322 per share of Specialty Foods Acquisition Corporation common stock, which the Board of Directors of Specialty Foods Acquisition Corporation determined was not below the fair market value of that common stock.

Metz-Mother's Cake & Cookie Company Consolidated Pension Plan for Non-Union Employees

      The following table provides you with information about the estimated annual benefits payable upon retirement for the specified compensation and years of service classifications under the Metz-Mother's Cake & Cookie Company Consolidated Pension Plan for Non-Union Employees, which we refer to as the "Pension Plan." Messrs. Metz and O'Dea are the only named executive officers participating in the Pension Plan.

                     Pension Plan Table For The Pension Plan

   Annual Final
      Average
   Compensation                                          Years of Service
   ------------                                          ----------------
                                15                   20                   25                  30                   35
                              -------              -------              -------             -------              -------
      125,000                 $23,988              $32,547              $41,105             $49,564              $49,664
      150,000                 $29,369              $39,834              $50,299             $60,764              $60,764
      175,000                 $33,833              $46,466              $59,100             $71,734              $71,734
      200,000                 $37,495              $52,035              $66,575             $81,115              $81,115
      225,000                 $41,158              $57,604              $74,050             $90,497              $90,497
      250,000                 $42,746              $60,038              $77,291             $94,564              $94,564
      300,000                 $42,746              $60,018              $77,291             $94,564              $94,564
      350,000                 $42,746              $60,018              $77,291             $94,564              $94,564
      400,000                 $42,746              $60,018              $77,291             $94,564              $94,564
      450,000                 $42,746              $60,018              $77,291             $94,564              $94,564
      500,000                 $42,746              $60,018              $77,291             $94,564              $94,564

      Compensation under the Pension Plan generally refers to total annual cash compensation (up to $160,000 for 1998, as limited by the IRS Code section 401(a)(17)), including pre-tax salary deferrals, but excluding certain specified items such as compensation received under the Metz Long-Term Incentive Compensation Plan, the Mother's Long-Term Incentive Compensation Plan, the Metz Annual Bonus Incentive Plan and the Mother's Annual Bonus Incentive Plan.

      In 1998, the amount of compensation covered under the Pension Plan Messrs. Metz and O'Dea was $160,000 (as limited by IRS Code section 401(a)(171)). As of December 31, 1998, Mr. Metz had approximately 27 years of credited service under the Pension Plan and Mr. O'Dea had approximately one and one-half years of credited service under the Pension Plan. Benefits are computed on a straight life annuity basis and are not subject to deduction for Social Security or other offset amounts.

Employment Arrangements

      The following summaries of some of our employment agreements and arrangements are not necessarily complete, so you should also read the text of the agreements and arrangements, copies of which are listed as exhibits to the registration statement and have either been filed as exhibits or incorporated by reference into this prospectus.

Employment Agreement with Mr. Benjamin

      Specialty Foods Acquisition Corporation, Specialty Foods and certain of their subsidiaries, including the Businesses, which we collectively refer to as the "Employers," entered into an Amended and Restated Executive Employment Agreement with Mr. Benjamin, dated as of March 15, 1999 and effective January 1, 1999. Under this employment agreement, the initial term of employment ends June 30, 2001. However, the employment agreement will automatically be renewed for additional one-year periods unless one of the parties cancels the renewal and notifies the other party six months before the renewal term would begin. In addition, if the employment agreement is terminated under certain circumstances, the Employers will make post-termination salary and bonus payments to Mr. Benjamin (or his estate). The employment agreement provides for an initial base salary of $655,000 and an annual target bonus of 75% of base salary if we meet specified EBITDA targets.

      Mr. Benjamin's employment agreement also provides that he may be entitled to receive, under certain circumstances, payments to offset (at least in part) certain tax consequences to him if he exercises stock options, receives certain payments, and/or has his contract terminated in connection with a change of control of Specialty Foods Acquisition Corporation or Specialty Foods. These payments are limited, in some circumstances, to the tax savings actually realized by the Employers, and in other circumstances, by various dollar amounts.

      Mr. Benjamin has agreed to be bound by certain confidentiality, non-competition and non-solicitation restrictions described in his employment agreement.

Employment Agreement with Mr. Fishbune

      The Employers also entered into an Amended and Restated Executive Employment Agreement, dated as of March 15, 1999 and effective January 1, 1999, with Mr. Fishbune. The initial term of Mr. Fishbune's employment agreement ends December 31, 2000, but will be automatically renewed for additional one-year periods unless the renewal is canceled by the Employers or Mr. Fishbune upon six months' prior notice. In addition, if Mr. Fishbune's employment agreement is terminated under certain circumstances, the Employers will make post-termination salary and bonus payments to him (or his estate). Mr. Fishbune's employment agreement provides for an initial base salary of $400,000 and an annual target bonus of 75% of base salary if we meet specified EBITDA targets.

      Mr. Fishbune's Employment Agreement also provides that he may be entitled to receive, under certain circumstances, payments to offset (at least in part) certain tax consequences to him if he exercises stock options, receives certain payments, and/or has his contract terminated in connection with a change of control of Specialty Foods Acquisition Corporation or Specialty Foods. These payments are limited, in some circumstances, to the tax savings actually realized by the Employers, and in other circumstances, by various dollar amounts.

      Mr. Fishbune has agreed to be bound by certain confidentiality, non-competition and non-solicitation restrictions described in his employment agreement.

Employment Agreement with Mr. O'Dea

      Specialty Foods, Mother's and MCC-DSD Holdings, Inc. (parent company of Mother's and a wholly owned subsidiary of Specialty Foods) entered into an Amended and Restated Executive Employment Agreement with Mr. O'Dea, effective July 15, 1997. Mr. O'Dea's employment agreement provides for an initial employment term ending December 31, 2000. However, this employment agreement may be terminated at an earlier date under certain listed circumstances. Mr. O'Dea's employment agreement provides for an initial base salary of $280,000 and an annual target bonus of 75% of base salary if we meet specified performance targets. In addition, if Mr. O'Dea's employment agreement is terminated in certain circumstances, the Employers will make post-termination salary and bonus payments to him (or his estate).

      Mr. O'Dea has agreed to be bound by certain confidentiality, non-competition and non-solicitation restrictions set forth in his employment agreement.

Divestiture Award Agreements

      Certain of our executive officers and other key employees, including Messrs. Benjamin, Fishbune and Metz, have entered into Divestiture Award Agreements with us. According to these agreements, a recipient will receive or has received a percentage of the net cash proceeds received by us (after deducting fees and expenses) if we sell certain of our subsidiaries.

Change in Control Arrangements

      Under the Mother's Amended and Restated Supplemental Long-Term Incentive Compensation Plan, adopted in 1999, which we refer to as the "Mother's Long-Term Plan," certain management employees, including certain named executive officers, are eligible to receive awards based upon the total value of Mother's. We will determine the amounts of any award payments to be made under the Mother's Long-Term Plan on June 1, 2001, or earlier if there is a change in control of Mother's. The award amounts under the Mother's Long-Term Plan will be offset, in certain cases, by amounts payable under certain of the Deferred Bonus Agreements described below.

      Certain of our executive officers and other key employees, including Messrs. Benjamin, Fishbune, Metz and O'Dea, entered into Deferred Bonus Agreements with us. Under these agreements, they are entitled to receive deferred bonus payments in amounts equal to their bonus payments under our annual bonus plans. A payment of vested amounts relating to bonuses earned through 1998 was made on March 31, 1999. Further payments relating to 1998 bonus amounts earned through 1998 will be made on January 15, 2000. Messrs. Benjamin and Fishbune waived the payments due to them on March 31, 1999 after they received payments under the Divestiture Award Agreements relating to H&M described above. In addition, on March 31, 2001 Messrs. Benjamin, Fishbune and O'Dea will receive payments of amounts vested relating to any bonuses they may earn for 1999 and 2000. However, if there is a change in control, the awards that relate to bonuses earned prior to the change in control vest immediately and will be paid within 90 days.

Compensation of Directors

      Our employees do not receive any additional compensation for serving as one of our directors or on one of our committees of the board of directors. We reimburse our directors for reasonable out-of-pocket expenses that they incur in connection with attending board of directors meetings or committee meetings. Our directors are also covered by director's liability insurance. Each of Messrs. Baldwin and Meyer also receive directors fees of $20,000 annually.

Compensation Committee Interlocks and Insider Participation In Compensation Decisions

      J. Taylor Crandall, Robert B. Haas, Anthony P. Scotto and Douglas D. Wheat are all of the members of the compensation committee of the board of directors of each of Specialty Foods Acquisition Corporation and Specialty Foods. Each of Messrs. Crandall, Haas, Scotto and Wheat owns a beneficial interest in or is an executive officer of one or more of the entities that have entered into financial advisory arrangements with Specialty Foods, as described below.

      Messrs. Haas and Wheat are controlling shareholders and are Chairman of the Board and President, respectively, of Haas Wheat & Partners Incorporated. Haas Wheat & Partners Incorporated was a party to a financial advisory agreement with Specialty Foods pursuant to which Haas Wheat agreed to provide financial advisory and other consulting services to Specialty Foods for a five-year period in exchange for an annual fee of $700,000. Specialty Foods' board of directors approved a one-year extension of the agreement in August 1998.

      J. Taylor Crandall is Vice President and Chief Financial Officer of Keystone and is President, Director and sole stockholder of Acadia MGP, Inc., the managing general partner of Acadia FW Partners, L.P., the sole general partner of Acadia. Mr. Scotto is a Managing Director of Oak Hill Partners, Inc. and its predecessor. Each of Penobscot-MB Partners, which we refer to as "Penobscot," an affiliate of Acadia, and Keystone entered into a five-year financial advisory agreement with Specialty Foods, under which they were paid an annual fee, $200,000 per year in the case of Penobscot and $100,000 per year in the case of Keystone. Specialty Foods' Board of Directors approved a one-year extension of the agreement in August 1998.

                               SECURITY OWNERSHIP

         SFC Sub, Inc. owns 90% of our capital stock and the remaining 10% is held by the holders of the SFAC 13% Debentures. All of the capital stock of SFC Sub, Inc. is owned by Specialty Foods, and all of the capital stock of Specialty Foods is owned by Specialty Foods Acquisition Corporation The following table provides, as of June 15, 1999, information regarding the beneficial ownership of voting securities of Specialty Foods Acquisition Corporation by (i) each person known by Specialty Foods Acquisition Corporation to be the beneficial owner of more than 5% of any class of its voting securities, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group.

                                                                                                            Percentage of
Name and Address                                                    Number of Shares                      Outstanding Shares
of Beneficial Owner                                                  of Common Stock                      of Common Stock (1)
-------------------                                                  ---------------                      -------------------
Acadia Partners, L.P. (2)..............................                 27,063,347                                40.86%
    201 Main Street
    Fort Worth, Texas  76102
Keystone, Inc. (3).....................................                  9,358,502                                14.13%
    201 Main Street
    Fort Worth, Texas  76102
Artal Luxembourg S.A. (4)..............................                  5,959,327                                 9.49%
    Aandorenstraat 2
    3300 Tienen, Belgium
Robert B. Haas (5).....................................                  5,881,496                                 9.26%
    300 Crescent Court, Suite 1700
    Dallas, Texas  75201
UBS Capital LLC (6)....................................                  5,366,913                                 8.55%
    299 Park Avenue
    New York, New York  10171
DLJ Merchant Banking Partners, L.P. (7)................                  3,812,562                                 6.07%
    277 Park Avenue
    New York, New York  10172
Thomas J. Baldwin......................................                         --                                 --
J. Taylor Crandall (2).................................                         --                                 --
Jerry M. Meyer.........................................                         --                                 --
Andrew J. Nathanson (7)................................                         --                                 --
David G. Offensend.....................................                         --                                 --
Marc C. Particelli.....................................                         --                                 --
Anthony P. Scotto (2)..................................                         --                                 --
Douglas D. Wheat (8)...................................                    276,264                                  *
Henry J. Metz (9)......................................                  1,217,750                                 1.93%
Lawrence S. Benjamin (10)..............................                  1,001,771                                 1.57%
Robert L. Fishbune (11)................................                    125,000                                  *
Patrick J. O'Dea (12)..................................                     35,000                                  *
All directors and executive officers
as a group.............................................                  8,587,793                                13.24%

----------

*     Less than 1%

(1) The holdings of all of the stockholders listed in this table may be diluted by the exercise of the warrants listed in footnotes (b), (c) and
      (e) below or options which, under employment arrangements and stock option plans approved by Specialty Foods Acquisition Corporation, Specialty Foods, SFC New Holdings and us, may be granted to certain employees. The Stock Option Plan makes available to certain operating company employees and headquarters employees options to purchase 5,852,917 shares of Specialty Foods' common stock.

(2) Acadia's shares of common stock include shares owned by FWHY-Coinvestments VII Partners, L.P., SFC Partners, L.P. and SFC Partners II, L.P., parties related to Acadia. Acadia's shares of common stock also include 3,467,002 shares of common stock issuable upon the exercise of 8,775 warrants issued by Specialty Foods Acquisition Corporation in favor of Acadia under a Warrant Agreement dated June 27, 1997. Please refer to the section of this prospectus entitled "Relationships and Related Transactions." The general partner of Acadia is Acadia FW Partners, L.P., the managing general partner of which is Acadia MGP, Inc., a corporation controlled by J. Taylor Crandall. In addition, Mr. Crandall controls Group 31, Inc., the general partner of each of FWHY, SFC Partners and SFC Partners II. Therefore, Acadia FW and Acadia MGP may be deemed to beneficially own the shares of common stock held by Acadia, SFC Partners, SFC Partners II and FWHY. Mr. Scotto is a limited partner of SFC Partners II and disclaims beneficial ownership of the shares of common stock held by SFC Partners
      II. The address of Acadia FW, Acadia MGP, FWHY, SFC Partners, SFC Partners II and Mr. Crandall is 201 Main Street, Fort Worth, Texas 76102.

(3) Keystone's shares of common stock include 3,467,002 shares of common stock issuable upon the exercise of 8,775 warrants issued by Specialty Foods Acquisition Corporation in favor of Keystone under a Warrant Agreement dated June 27, 1997. Please refer to the section of this prospectus entitled "Relationships and Related Transactions." Keystone is controlled by Robert M. Bass. As such, Mr. Bass may be deemed to beneficially own the shares of common stock held by Keystone. The address of Mr. Bass and Keystone is 201 Main Street, Fort Worth, Texas 76102.

(4) The parent entity of Artal Luxembourg S.A. is Artal Group S.A., a Luxembourg company.

(5) Mr. Haas' shares of common stock include 101,011 shares owned by HWP Specialty Subsidiary Partners, 25,253 shares owned by HWP Specialty Subsidiary Partners II, and 1,000,000 shares owned by the Haas Family Long-Term Trust. Mr. Haas' shares of common stock also include 770,445 shares of common stock issuable upon the exercise of 1,950 warrants issued by Specialty Foods Acquisition Corporation in favor of Mr. Haas under a Warrant Agreement dated September 19, 1997. Please refer to the section of this prospectus entitled "Relationships and Related Transactions." The shares owned by HWP Specialty Subsidiary Partners and HWP Specialty Subsidiary Partners II also are beneficially owned by Mr. Douglas Wheat.

(6) Union Bank of Switzerland owns indirectly 100% of the capital stock of UBS Capital LLC.

(7) The following entities hold shares of common stock: DLJ Merchant Banking Partners, L.P.; DLJ International Partners, C.V.; DLJ Offshore Partners, C.V.; DLJ Merchant Banking Funds, Inc.; DLJ First ESC L.L.C., an "employee securities corporation" (as defined in the Investment Company Act of 1940) formed to hold securities of employees of DLJ Merchant Banking, DLJ International Partners, DLJ Banking Partners and DLJ First ESC); and Donaldson, Lufkin & Jenrette Securities Corporation. Except for his allocable portion of the shares held by DLJ First ESC, Mr. Nathanson disclaims beneficial ownership of the shares of common stock held by the DLJ Entities.

(8) Mr. Wheat's shares of common stock include 101,011 shares owned by HWP Specialty Subsidiary Partners and 25,253 shares owned by HWP Specialty Subsidiary Partners II, which also are beneficially owned by Mr. Robert B. Haas, and 150,000 shares owned by the Carrol Wheat Jr. Children's Trust, for which Mr. Wheat serves as a trustee.

(9) Mr. Metz's shares of common stock include 185,000 shares that Mr. Metz has the right to acquire upon the exercise of options.

(10) Mr. Benjamin's shares of common stock include 825,000 shares that Mr. Benjamin has the right to acquire upon the exercise of options.

(11) Mr. Fishbune's shares of common stock include 125,000 shares that Mr. Fishbune has the right to acquire upon the exercise of options.

(12) Mr. O'Dea's shares of common stock include 35,000 shares that Mr. O'Dea has the right to acquire upon the exercise of options.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders' Agreement

      In 1993, simultaneously with acquiring the businesses underlying Specialty Foods, Haas Wheat, Acadia, Keystone, UBS Capital LLC, Artal Belgium S.A. and DLJ Merchant Banking (in some cases acting through affiliates) acquired common stock of Specialty Foods Acquisition Corporation at a price of $0.726703211 per share. On August 16, 1993, these principal stockholders entered into a stockholders' agreement governing the relationships among them. Under this stockholders' agreement, if the principal stockholders transfer the common stock to any of their affiliates or to members of management, the transferees must also agree to be bound by the stockholders' agreement.

      The stockholders' agreement imposes restrictions and conditions on the transfer of Specialty Foods Acquisition Corporation common stock, subject to certain exceptions. Under the stockholders' agreement, the parties have the right to participate in certain sales of the Specialty Foods Acquisition Corporation common stock by other parties. In addition, the parties to the stockholders' agreement were granted certain preemptive rights with respect to the issuance of common stock by Specialty Foods Acquisition Corporation and the right, in certain circumstances, to have their common stock registered for public sale under the Securities Act of 1933.

      The stockholders' agreement also contains provisions relating to the corporate governance of Specialty Foods Acquisition Corporation Under the stockholders' agreement, Acadia has the right to nominate three directors, Keystone has the right to nominate two directors, Haas Wheat has the right to nominate two directors, and UBS Capital, Artal Belgium and DLJ Merchant Banking Partners each have the right to nominate one director. Under certain conditions, Acadia and Keystone can increase the number of directors they can nominate.

Certain Transactions with Stockholders of Specialty Foods Acquisition
Corporation

      In 1998, Specialty Foods paid annual financial advisory fees to Haas Wheat ($700,000), Penobscot ($200,000) and Keystone ($100,000) under financial advisory agreements with these parties. In 1998, the Board of Directors of Specialty Foods extended the terms of each of the financial advisory agreements between Specialty Foods and Haas Wheat, Penobscot and Keystone for one year. Please refer to the section of this prospectus entitled "Executive Compensation--Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

      In November 1996, SF Leasing L.L.C. (of which Acadia and Keystone each owns a 45% interest and Haas Wheat owns a 10% interest) purchased from Metz all of the equipment at a Metz manufacturing facility for $3,222,000, a price that was based on the appraised value of the equipment. The equipment was then leased back to Metz in a transaction that was deemed by the parties to be equivalent to an arms length transaction. In September 1998, SF

Leasing, L.L.C. resold to Metz all of the equipment at that manufacturing facility for $3,013,381. During 1998, SF Leasing L.L.C. received $614,439 in rental payments from Metz. Specialty Foods' Board of Directors determined that the foregoing transactions were on terms no less favorable to it and Metz than could have been obtained by Specialty Foods and Metz in a transaction with an unaffiliated third party.

      In December 1998, Specialty Foods retained Donaldson, Lufkin and Jenrette Securities Corporation, which we refer to as "DLJ," an affiliate of DLJ Merchant Banking Partners, to serve as its financial advisor in connection with its proposed sale of H&M. Upon completion of the sale of H&M, the Company paid DLJ approximately $1,600,000 as compensation for its financial advisory services.

      In March 1998, Specialty Foods paid DLJ $5,092,000 in connection with its refinancing of its Revolving Credit Facility and Term Loan Facility. DLJ acts as the Syndication Agent and Collateral Agent under both of those loan agreements. In 1998, Specialty Foods paid DLJ a $100,000 retainer in connection with its recently completed exchange offers.

Tax Sharing Agreement

      SFC New Holdings has entered into a tax sharing agreement with Specialty Foods Acquisition Corporation under which SFC New Holdings has agreed to pay to Specialty Foods Acquisition Corporation the pro rata share of Specialty Foods Acquisition Corporation's consolidated income tax liability attributable solely to SFC New Holdings and each of its subsidiaries. SFC New Holdings and each of its subsidiaries are also parties to a tax sharing agreement under which each subsidiary has agreed to pay to SFC New Holdings the pro rata share of Specialty Foods Acquisition Corporation's consolidated income tax liability attributable to each such subsidiary. Specialty Foods, SFC Sub, Inc., SFAC New Holdings and Specialty Foods Acquisition Corporation are also parties to a tax sharing agreement under which:

      o Specialty Foods has agreed to pay to Specialty Foods Acquisition Corporation the pro rata share of Specialty Foods Acquisition Corporation's consolidated income tax liability attributable solely to Specialty Foods, SFC Sub, Inc. and SFAC New Holdings, and

      o SFC Sub, Inc. and SFAC New Holdings have each agreed to pay to Specialty Foods the pro rata share of such tax liability attributable to each of SFC Sub, Inc. and SFAC New Holdings.

                              THE EXCHANGE OFFERS

Purpose of the Exchange Offers

      Our registration rights agreement requires us to file not later than October 9, 1999, which is 120 days following the date of original issuance of our initial 13% Debentures, the registration statement of which this prospectus is a part for registered exchange offers with respect to an issue of new notes in exchange for the Old 13% Debentures. The New 13% Debentures will be substantially identical in all material respects to our initial 13% Debentures except that the New 13% Debentures will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. This summary of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and a copy of which is available as indicated under the heading "Where You Can Obtain More Information."

      This prospectus also covers an offer being made to provide holders of SFAC 13% Debentures, who did participate in the private exchange transactions that were completed on June 11, 1999, with the opportunity to exchange their securities for New 13% Debentures. Many of these holders were not eligible to participate in those private exchanges because they did not qualify as "accredited investors" under Rule 501(a)(1), (2) or (3) of the Securities Act of 1933. We refer to the exchange offer for our initial 13% Debentures and the exchange offer for the SFAC 13% Debentures collectively as the "exchange offers."

      We are required to:

      o use our reasonable best efforts to cause the registration statement to be declared effective no later than December 8, 1999, which is 180 days after the date of issuance of our initial 13% Debentures;

      o keep the exchange offers effective for not less than 30 days or longer if required by applicable law after the date that notice of the exchange offers is mailed to holders of the Old 13% Debentures, and

      o use our reasonable best efforts to consummate the exchange offers no later than December 23, 1999, which is 195 days after the date of issuance of our initial 13% Debentures.

      The exchange offers being made here, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement.

      This prospectus, together with the letter of transmittal, is being sent to all record holders of our initial 13% Debentures as of __________, 1999. It is also being sent to current holders of SFAC 13% Debentures as of the same date.

      Based on interpretations by the staff of the Securities and Exchange Commission, in no-action letters issued to third parties, we believe that the New 13% Debentures issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by each holder of New 13% Debentures other than (1) a broker-dealer who acquires the Old 13% Debentures directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, and (2) any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us, without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as this holder:

      o is acquiring the New 13% Debentures in the ordinary course of its business,

      o is not participating in, and does not intend to participate in, a distribution of the New 13% Debentures within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the New 13% Debentures within the meaning of the Securities Act, and

      o is not a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us.

      By tendering the Old 13% Debentures in exchange for New 13% Debentures, each holder, other than a broker-dealer, will be required to make representations to that effect. If a holder of Old 13% Debentures is participating in or intends to participate in, a distribution of the New 13% Debentures, or has any arrangement or understanding with any person to participate in a distribution of the New 13% Debentures to be acquired in these exchange offers, this holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any such holder will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Each broker-dealer that receives New 13% Debentures for its own account in exchange for Old 13% Debentures may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these New 13% Debentures. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of New 13% Debentures received in exchange for Old 13% Debentures which were acquired by such broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not less than 90 days after the consummation of the exchange offers for use in connection with any such offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

Shelf Registration Statement

      In the event that:

      (1) because of any change in law or applicable interpretations thereof by the staff of the Securities and Exchange Commission, we are not permitted to effect the exchange offers, or

      (2) for any other reason, the exchange offers are not consummated within 195 days from the date of issuance of our initial 13% Debentures, or

      (3) any holder so requests with respect to securities not eligible to be exchanged for exchange securities in the exchange offers, or

      (4) any applicable law or interpretations do not permit any holder to participate in the exchange offers, or

      (5) any holder that participates in the exchange offers does not receive freely transferrable exchange securities in exchange for tendered securities,

then in the case of clauses (1) through (5) of this sentence, we will be obligated, at our sole expense, to:

      o use our reasonable best efforts to file, as promptly as practicable and in no event more than 45 days following this request, with the Securities and Exchange Commission a shelf registration statement covering resales of our initial 13% Debentures, and

      o use our reasonable best efforts to keep the shelf registration statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus which is a part of this shelf registration statement to be usable by holders for a period of two years after the date of issuance of our initial 13% Debentures or the shorter period of time that will terminate when all of the applicable Old 13% Debentures have been sold under this shelf registration statement.

      If a shelf registration statement is filed, we will provide to each holder of the Old 13% Debentures being registered copies of the prospectus that is a part of the shelf registration statement. We will also notify each of these holders when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old 13% Debentures being registered. A holder that sells Old 13% Debentures pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification rights and obligations.

Liquidated Damages

      In the event that:

      (1) we do not file the registration statement or the shelf registration statement, as the case may be, with the Securities and Exchange Commission on or before the dates specified above for these filings,

      (2) the registration statement or the shelf registration statement, as the case may be, is not declared effective on or before the dates specified above for its effectiveness,

      (3) the exchange offers are not consummated on or before December 23, 1999, or

      (4) the shelf registration statement is filed and declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clauses (1) through( 4), being called a registration default), then we will be obligated to pay liquidated damages to each holder of transfer restricted securities, as described below. Transfer restricted securities means each of our initial 13% Debentures until:

      o the date on which that initial 13% Debenture has been exchanged by a person other than a broker-dealer for a New 13% Debenture in the registered exchange offers,

      o following the exchange by a broker-dealer in the registered exchange offers of an Old 13% Debenture for a New 13% Debenture, the date on which this New 13% Debenture is sold to a purchaser who receives from this broker-dealer on or before the date of the sale a copy of the prospectus contained in the exchange offers registration statement,

      o the date on which the initial 13% Debenture has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement,

      o the date on which the initial 13% Debenture is distributed to the public under Rule 144 promulgated under the Securities Act, or

      o the date on which the initial 13% Debenture is eligible for resale pursuant to Rule 144 without volume restrictions.

      Liquidated damages will be an additional amount during the first 90-day period immediately following the occurrence of one or more such registration defaults, in an amount equal to $0.05 per week per $1,000 principal amount of transfer restricted securities held by such holder. The amount of liquidated damages thereafter will increase each week by an additional $0.05 per $1,000 principal amount of transfer restricted securities, up to a maximum amount of liquidated damages of $0.30 per week per $1,000 principal amount of transfer restricted securities. Liquidated damages will accrue from the date a registration default occurs until the date on which:

      o     the registration statement is filed,

      o the registration statement or shelf registration statement is declared effective and the exchange offer is consummated for all validly tendered securities,

      o     the shelf registration statement is declared effective, or

      o the shelf registration statement again becomes effective or made usable, as the case may be.

Following the cure of all registration defaults, the accrual of liquidated damages will cease.

      Upon completion of the exchange offers, holders of Old 13% Debentures who do not exchange their Old 13% Debentures for New 13% Debentures in the exchange offers generally will no longer be entitled to registration rights and will not be able to offer or sell their Old 13% Debentures, unless such Old 13% Debentures are subsequently registered under the Securities Act, which, subject to certain limited exceptions, we will have no obligation to do, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this prospectus entitled "Risk Factors--Your failure to participate in the exchange offers will have adverse consequences."

Terms of the Exchange Offers

      Expiration Date; Extensions; Amendments; Termination

      The exchange offers will expire at 5:00 p.m., New York City time, on     ,
1999, unless we extend it in our reasonable discretion. The expiration date of the exchange offers will be at least 30 business days after the commencement of the exchange offers in accordance with Rule 14e-l(a) under the Securities Exchange Act of 1934 and our registration rights agreement.

      To extend the expiration date, we will need to notify the exchange agent of any extension by oral, promptly confirmed in writing, or written notice. We will also need to notify the holders of the Old 13% Debentures by mailing an announcement or by means of a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      We expressly reserve the right:

      o to delay acceptance of any Old 13% Debentures, to extend the exchange offers or to terminate the exchange offers and not permit acceptance of Old 13% Debentures not previously accepted if any of the conditions described below under "--Conditions" have occurred and have not been waived by us, if permitted to be waived, by giving oral or written notice of this delay, extension or termination to the exchange agent, or

      o     to amend the terms of the exchange offers in any manner.

      If we amend the exchange offers in a manner determined by us to constitute a material change, we will promptly disclose this amendment in a manner reasonably calculated to inform the holders of the Old 13% Debentures of this amendment including providing public announcement, or giving oral or written notice to the holders of the Old 13% Debentures. A material change in the terms of the exchange offers could include, among other things, a change in the timing of the exchange offers, a change in the exchange agent, and other similar changes in the terms of the exchange offers. If any material change is made to terms of the exchange offers, we will disclose this change by means of a post-effective amendment to the registration statement of which this prospectus is a part and will distribute an amended or supplemented prospectus to each registered holder of Old 13% Debentures. In addition, we will also extend the exchange offers for an additional five to ten business days as required by the Securities Exchange Act of 1934, depending on the significance of the amendment, if the exchange offers would otherwise expire during this period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral, promptly confirmed in writing, or written notice thereof to the exchange agent.

      Procedures for Tendering

      To tender your Old 13% Debentures in the exchange offers, you must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or the facsimile, or an agent's message, together with the certificates representing the Old 13% Debentures being tendered and any other required documents, to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date. Alternatively, you may:

      o if you hold SFAC 13% Debentures, send a timely confirmation of a book-entry transfer of your SFAC 13% Debentures into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, on or before 5:00 p.m. on the expiration date, or


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

      o     comply with the guaranteed delivery procedures described below.

      The term agent's message means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from its participant tendering Old 13% Debentures which are the subject of this book-entry confirmation that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

      The method of delivery of the Old 13% Debentures, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or Old 13% Debentures to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your respective brokers, dealers, commercial banks, trust companies or nominees to tender your Old 13% Debentures on your behalf.

      Your tender of Old 13% Debentures will constitute an agreement between you and us in accordance with the terms and subject to the conditions provided in this prospectus and in the letter of transmittal.

      Only a holder of Old 13% Debentures may tender these Old 13% Debentures in the exchange offers. A holder, with respect to the exchange offers, is any person in whose name Old 13% Debentures are registered or any other person who has obtained a properly completed bond power from the registered holder.

      If you are the beneficial owner of Old 13% Debentures that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old 13% Debentures, you should contact this registered holder promptly and instruct this registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your Old 13% Debentures, either make appropriate arrangements to register ownership of the Old 13% Debentures in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17ad-15 under the Securities Exchange Act of 1934, each referred to as an eligible institution, unless the Old 13% Debentures are tendered:

      o by a registered holder, or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal if the New 13% Debentures are being issued directly to this registered holder or deposited into the participant's account at The Depository Trust company, or

      o     for the account of an eligible institution.

      If the letter of transmittal is signed by the record holder(s) of the Old 13% Debentures tendered, the signature must correspond with the name(s) written on the face of the Old 13% Debentures without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in The Depository Trust Company, the signature must correspond with the name as it appears on the security position listing as the holder of the Old 13% Debentures.

      If the letter of transmittal is signed by a person other than the registered holder of any Old 13% Debentures listed, such Old 13% Debentures must be endorsed or accompanied by bond powers and a proxy that authorize such person to tender the Old 13% Debentures on behalf of the registered holder in satisfactory form to us as determined in our sole discretion, in each case as the name of the registered holder or holders appears on the Old 13% Debentures.

      If the letter of transmittal or any Old 13% Debentures or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless we waive the requirement, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

      A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by the Old 13% Debentures tendered, or a timely confirmation received of a book-entry transfer of Old 13% Debentures into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. Issuances of New 13% Debentures in exchange for Old 13% Debentures tendered pursuant to a notice of guaranteed delivery by an eligible institution will be made only against delivery of the letter of transmittal, and any other required documents, and the tendered Old 13% Debentures, or a timely confirmation received of a book-entry transfer of Old 13% Debentures into the exchange agent's account at The Depository Trust Company with an agent's message, with the exchange agent.

      We will determine, in our sole discretion, all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered Old 13% Debentures. Our determination will be final and binding. We reserve the absolute right to reject any and all Old 13% Debentures not properly tendered or any Old 13% Debentures which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offers or irregularities or defects in tender as to particular Old 13% Debentures. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old 13% Debentures must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of Old 13% Debentures. Neither we nor the exchange agent will incur any liability for failure to give such notification. Tenders of Old 13% Debentures will not be deemed to have been made until such irregularities have been cured or waived. Any Old 13% Debentures received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such Old 13% Debentures, unless otherwise provided in the letter of transmittal, as promptly as practicable following the expiration date.

      In addition, we reserve the right in our sole discretion, subject to the provisions of the indenture for the initial and New 13% Debentures, to:

      o purchase or make offers for any Old 13% Debentures that remain outstanding subsequent to the expiration date, or, as described under "--Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offers in accordance with the terms of our registration rights agreement, and

      o to the extent permitted by applicable law, purchase Old 13% Debentures in the open market, in privately negotiated transactions or otherwise. The terms of these purchases or offers could differ from the terms of the exchange offers.

      Acceptance of Old 13% Debentures for Exchange; Delivery of New 13% Debentures

      Upon satisfaction or waiver of all of the conditions to the exchange offers, we will accept all Old 13% Debentures properly tendered, promptly after the expiration date, and will issue the New 13% Debentures promptly after the expiration date and acceptance of the Old 13% Debentures. Please refer to the section of this prospectus entitled "--Conditions" below. For purposes of the exchange offers, Old 13% Debentures will be deemed to have been accepted as validly tendered for exchange when, as and if we had given oral or written notice to the exchange agent.

      In all cases, issuance of New 13% Debentures for Old 13% Debentures that are accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of certificates for such Old 13% Debentures or a timely book-entry confirmation of such Old 13% Debentures into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or an agent's message and all other required documents, in each case, in form satisfactory to us and the exchange agent. If any tendered Old 13% Debentures are not accepted for any reason set forth


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

in the terms and conditions of the exchange offers or if Old 13% Debentures are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old 13% Debentures will be returned without expense to the tendering holder thereof, or, in the case of Old 13% Debentures tendered by book-entry transfer procedures described below, the non-exchanged Old 13% Debentures will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender, the expiration date or earlier termination of the exchange offers.

      Book-Entry Transfer

      The exchange agent will make a request to establish an account with respect to the Old 13% Debentures at The Depository Trust Company for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of Old 13% Debentures by causing The Depository Trust Company to transfer such Old 13% Debentures into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer.

      However, although delivery of Old 13% Debentures may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an agent's message or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent. All references in the prospectus to deposit of Old 13% Debentures will be deemed to include The Depository Trust Company's book-entry delivery method.

      Guaranteed Delivery Procedure

      If you are a registered holder of Old 13% Debentures and desire to tender such Old 13% Debentures, and (1) the Old 13% Debentures are not immediately available, or (2) time will not permit your 13% Debentures or other required documents to reach the exchange agent before the expiration date, or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in the exchange offers if:

      o     you tender through an eligible institution,

      o prior to the expiration date, the exchange agent receives from this eligible institution a properly completed and duly executed letter of transmittal, or facsimile thereof, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth your name and address as holder of the Old 13% Debentures and the amount of Old 13% Debentures tendered, stating that the tender is being made thereby and


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

            guaranteeing that within five business days after the expiration date the certificates for all tendered Old 13% Debentures, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

      o the certificates for all tendered Old 13% Debentures, in proper form for transfer, or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

      Withdrawal of Tenders

      Except as otherwise provided in this prospectus, you may withdraw tenders of Old 13% Debentures at any time before 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "--Exchange Agent" and before acceptance of the notes for exchange by us. Any notice of withdrawal must:

      o specify the name of the person having tendered the Old 13% Debentures to be withdrawn,

      o identify the Old 13% Debentures to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these Old 13% Debentures,

      o be signed by the person having tendered the Old 13% Debentures to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Old 13% Debentures were tendered including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the Old 13% Debentures to register the transfer of these Old 13% Debentures into the name of the person having made the original tender and withdrawing the tender,

      o specify the name in which these Old 13% Debentures are to be registered, if different from that of the person having tendered the Old 13% Debentures to be withdrawn, and

      o if applicable because the Old 13% Debentures have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the Old 13% Debentures to be withdrawn.

      We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal and our determination will be final and binding on all parties. Any Old 13% Debentures so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any Old 13% Debentures which have been tendered for exchange which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of Old 13% Debentures tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described above, these Old 13% Debentures will be credited to an account maintained with The Depository Trust Company for the Old 13% Debentures, as promptly as practicable after withdrawal, rejection of tender, expiration date or earlier termination of the exchange offers. Properly withdrawn Old 13% Debentures may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or before the expiration date.

      Conditions

      Notwithstanding any other term of the exchange offers, we will not be required to accept Old 13% Debentures for exchange, or issue New 13% Debentures in exchange for any Old 13% Debentures, and we may terminate or amend the exchange offers as provided in this prospectus before the acceptance of these Old 13% Debentures, if:

      o an action or proceeding has been instituted or threatened in any court or before any governmental agency or body that in our judgment would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with the exchange offers;

      o a change in the current interpretation of the staff of the Securities and Exchange Commission has occurred which current interpretation permits the New 13% Debentures issued pursuant to the exchange offers in exchange for the Old 13% Debentures to be offered for resale, resold or otherwise transferred by their holders, other than in certain circumstances;

      o a law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers;

      o a stop order has been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or the qualification of the indenture for the notes under the Trust Indenture Act of 1939 or proceedings shall have been initiated or, to our knowledge, threatened for that purpose;

      o a governmental approval has not been obtained, which approval we deem in our sole discretion, necessary for the consummation of the exchange offers; or


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

      o a change, or a development involving a prospective change, in our business or financial affairs has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offers.

      These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, subject to applicable law. Our failure at any time to exercise any of these rights will not be deemed a waiver of any of these rights and each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

      If we determine that we may terminate the exchange offers, as provided above, we may:

      o refuse to accept any Old 13% Debentures and return any Old 13% Debentures that have been tendered to their holders

      o extend the exchange offers and retain all Old 13% Debentures tendered before the expiration date, subject to the rights of such holders of tendered Old 13% Debentures to withdraw their tendered Old 13% Debentures, or

      o waive the termination event with respect to the exchange offers and accept all properly tendered Old 13% Debentures that have not been withdrawn or otherwise amend the terms of the exchange offers in any respect as provided under the section in this prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."

      The exchange offers are not conditioned upon any minimum principal amount of Old 13% Debentures being tendered for exchange.

      We have no obligation to, and will not knowingly, accept tenders of Old 13% Debentures from our affiliates within the meaning of Rule 405 under the Securities Act or from any other holder or holders who are not eligible to participate in the exchange offers under applicable law or its interpretation, by the Securities and Exchange Commission, or if the New 13% Debentures to be received by the holder or holders of Old 13% Debentures in the exchange offers, upon receipt, will not be tradable by this holder without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

      Accounting Treatment

      We will record the New 13% Debentures at the same carrying value as the Old 13% Debentures, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offers over the term of the New 13% Debentures.


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

      Exchange Agent

      We have appointed United States Trust Company of New York as exchange agent for the exchange offers. You should direct all questions and requests for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

                           By Mail:

                           United States Trust Company of New York
                           P.O. Box 843 Cooper Station
                           New York, NY 10276
                           Attn: Corporate Trust Services

                           By Overnight Courier and By Hand
                           after 4:30 p.m. on the expiration date:

                           United States Trust Company of New York
                           770 Broadway, 13th Floor
                           New York, NY 10003

                           By Hand before 4:30 p.m.:

                           United States Trust Company of New York
                           111 Broadway
                           New York, NY 10006
                           ATTN: Lower Level Corporate Trust Window

                           Facsimile Transmission:  (212) 780-0592
                           Attention: Customer Service
                           Confirm by Telephone:  (800) 548-6565

      Fees and Expenses

      We will bear the expenses of soliciting tenders pursuant to the exchange offers. The principal solicitation for tenders pursuant to the exchange offers is being made by mail; however, our offices and regular employees may make additional solicitations by telegraph, telephone, telecopy or in person.

      We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offers. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to


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

the beneficial owners of the Old 13% Debentures, and in handling or forwarding tenders for exchange.

      We will pay the expenses incurred in connection with the exchange offers, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

      We will pay all transfer taxes, if any, applicable to the exchange of Old 13% Debentures pursuant to the exchange offers. However, tendering holders will pay the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, if:

      o certificates representing New 13% Debentures or Old 13% Debentures for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old 13% Debentures tendered, or

      o tendered Old 13% Debentures are registered in the name of any person other than the person signing the letter of transmittal, or

      o a transfer tax is imposed for any reason other than the exchange of Old 13% Debentures pursuant to the exchange offers.

      If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Your Failure to Participate in the Exchange Offers Will Have Adverse
Consequences

      If you do not exchange your initial 13% Debentures for New 13% Debentures pursuant to the exchange offers or if you do not properly tender your initial 13% Debentures in the exchange offers, you will not be able to resell, offer to resell or otherwise transfer your initial 13% Debentures unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register your initial 13% Debentures under the Securities Act except in the limited circumstances provided under our registration rights agreement and you will not be entitled to obligate us to register your initial 13% Debentures at all. The restrictions on transfer of your initial 13% Debentures arise because we issued the initial 13% Debentures pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, if you want to exchange your initial 13% Debentures in the exchange offers for the purpose of participating in a distribution of the New 13% Debentures, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the initial 13% Debentures are tendered and accepted in the exchange offers, the trading market, if any, for the initial 13% Debentures would be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors."

                    DESCRIPTION OF OUR OTHER INDEBTEDNESS AND
                    OUR ACCOUNTS RECEIVABLE TRANSFER PROGRAM

Term Loan Facility and Revolving Credit Facility

      DLJ Capital Funding, Inc. and certain financial institutions and other entities, which we collectively refer to as the "Lenders," currently provide Specialty Foods and SFC New Holdings with (i) the Term Loan Facility, which is a secured senior term loan facility, in an aggregate principal amount of $168,211,259 million (as of June 30, 1999), which we refer to as the "Term Loans," and (ii) the Revolving Credit Facility, which provides certain of Specialty Foods' operating subsidiaries with up to $122,801,241 million in aggregate principal amount of secured revolving loans, which we refer to as the "Revolving Loans," and letters of credit, which we refer to collectively with the Revolving Loans and the Term Loans, the "Loans"; we refer to the Revolving Credit Facility and the Term Loan Facility collectively as the "Credit Facilities." The maturity date of both the Term Loans and the Revolving Loans is January 31, 2001.

      General

      The Term Loan Facility is governed by the Term Loan Agreement, by and among Specialty Foods, SFC New Holdings and the Lenders. The Revolving Credit Facility is governed by the Revolving Credit Agreement, by and among certain of SFC New Holdings' operating subsidiaries and the Lenders. Loans outstanding under the Term Loan Agreement will bear interest based on either, at the election of the borrower (the terms are defined in the Term Loan Agreement):

      o the alternate base rate, equal to the greater of (a) the reserve adjusted federal funds effective rate plus 0.50%, and (b) the administrative agent's base rate, plus the applicable term loan margin for base rate loans; or

      o the reserve adjusted LIBO rate, plus the applicable term loan margin for LIBO rate loans.

      Repayment

      The Term Loans are required to be repaid in quarterly installments of $434,375 through and including October 31, 2000 and $165,605,000 at the stated maturity date, January 31, 2001.

      The $122.8 million Revolving Credit Facility is comprised of two sub-facilities. The Revolving I Facility is a $25 million commitment under which revolving loans may be borrowed, prepaid and reborrowed by the revolving loan borrowers (as defined in the Revolving Credit Facility). Letters of credit may be issued under the Revolving I Facility, which terminates on January 31, 2001.

      As of June 30, 1999 there were no borrowings under the Revolving I Facility and $10.3 million of Letters of Credit issued which reduce availability under that facility. As of June 30, 1999, the $97.8 million Revolving II Facility, which matures on January 31, 2001, was fully drawn down by the revolving loan borrowers. Amounts repaid under the Revolving II Facility may not be reborrowed.

      Revolving loans bear interest based on, at the election of the borrower, either (terms are as defined in the Revolving Credit Facility) :

      o     the applicable base rate equal to the greater of:

            (a)   the reserve adjusted federal funds rate plus 0.50%;

            (b) the administrative agent's base rate plus the applicable base rate revolving loan margin; or

      o the reserve adjusted LIBO rate plus the applicable revolving LIBO loan margin.

Fees on letters of credit outstanding are paid at the applicable base rate revolving loan margin per annum. A fee is paid on unused commitments under the Revolving Credit Facility.

      Security and Guaranties

      The Revolving Loans and other obligations under the Revolving Credit Facility are or will be guaranteed by us, SFC New Holdings, Specialty Foods, several new holding companies, which we refer to as the "Holding Companies," and each of the Holding Companies' domestic operating subsidiaries, other than inactive subsidiaries and other than subsidiaries constituting revolving credit borrowers (as that term is defined in the Revolving Credit Facility).

      The Term Loan Facility is secured on an equal basis by a grant of a security interest in all of the capital stock of Finance Corp., which is defined below, and each Holding Company and a pledge of all inter-company notes payable to us and/or SFC New Holdings from our three main operating companies. The Revolving Credit Facility (and any related guarantees of it) is also secured by mortgages on some of the real property of some of SFC New Holdings' subsidiaries, grants of security interests in substantially all of the other assets of each Holding Company and each of our subsidiaries. The secured assets do not include:

      o     the collateral securing the Accounts Receivable Facility;


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

      o the assets of inactive, foreign or certain non-wholly owned subsidiaries; or

      o     the stock of foreign subsidiaries in excess of 65% of that stock.

      Covenants

      The Credit Facilities restrict SFC New Holdings and its subsidiaries from creating, incurring, assuming, or suffering to exist indebtedness, and from issuing capital stock, with certain exceptions (including indebtedness permitted under the relevant indentures).

      The Credit Facilities also contain restrictions that, among other things, limit SFC New Holdings' ability to:

      o     incur, create and maintain liens;

      o     incur and maintain guarantee obligations;

      o     undertake certain fundamental corporate changes;

      o     dispose of assets;

      o     declare and pay dividends and other payments of our capital stock;

      o     make more than a certain amount of capital expenditures in any year;

      o     invest, lend and advance funds, and make acquisitions;

      o make optional payments or purchases of 11 1/4% Senior Notes, 12 1/8% Senior Notes and Subordinated Notes, and amend its debt and capitalization documents;

      o     enter transactions with affiliates (with certain exceptions);

      o     enter sale/leaseback transactions (with certain exceptions);

      o     change our fiscal year-end;

      o     enter agreements containing negative pledge clauses;

      o change the lines of business in which it or its subsidiaries may engage; and

      o change the nature of our business and the business conducted by SFC New Holdings and Finance Corp.

      In addition to the covenants described above, the Credit Facilities require, among other things, that, as of certain dates and for certain periods described in Term Loan Agreement:


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

      o SFC New Holdings maintain a ratio of consolidated total indebtedness, senior secured indebtedness and operating company indebtedness to consolidated EBITDA (as those terms are defined in the Term Loan Agreement) that does not exceed certain limits;

      o SFC New Holdings maintain an interest coverage ratio (as defined in the Term Loan Agreement) in excess of certain limits; and

      o SFC New Holdings maintain a certain minimum consolidated EBITDA (as defined in the Term Loan Agreement).

      Events of Default

      The Term Loan Agreement and the Revolving Credit Agreement contain events of default that are customary in facilities of these types, including, among others:

      o the failure by SFC New Holdings or any of its subsidiaries which is a borrower to make principal payments when due, or to make payments of interest or fees within five days of them becoming due;

      o the material breach of representations or warranties at the time they were made;

      o the failure by SFC New Holdings or any of its subsidiaries to perform or observe any covenant under the relevant agreement or the other loan documents (in some cases after certain grace periods);

      o the failure to pay when due (subject to grace periods), whether due by acceleration or otherwise, any of SFC New Holdings' or its subsidiaries' indebtedness in excess of $5.0 million in the aggregate, or the occurrence of any event which enables the holder of any that indebtedness to accelerate the maturity of it;

      o the bankruptcy, insolvency or similar event of SFC New Holdings of any of its material subsidiaries;

      o certain ERISA defaults by SFC New Holdings or any commonly controlled entity;

      o undischarged and unstayed final judgments in excess of $5.0 million in the aggregate, against SFC New Holdings or any of its material subsidiaries, which remain unsatisfied or unstayed for at least 30 days;

      o the impairment of loan documentation, any security interest or any guaranty; or

      o     a change in control.


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

      In addition, each of the Term Loan Agreement and the Revolving Credit Agreement state that there will be an event of default under an agreement if there is an event of default under the other agreement or a termination event under the Receivables Transfer Agreement, which is defined below.

Accounts Receivable Transfer Program

      General

      As part of the private exchange offers by Specialty Foods and Specialty Foods Acquisition Corporation that were completed on June 11, 1999, Specialty Foods contributed to SFC New Holdings stock of Specialty Foods Finance Corporation, which we refer to as "Finance Corp.," a wholly owned special purpose subsidiary through which some of our operating companies sell their accounts receivable. In connection with those exchange offers, SFC New Holdings also assumed the responsibilities of the master servicer under the related accounts receivable finance documents from Specialty Foods.

      Under the terms of the non-recourse, off-balance sheet accounts receivable transfer program, which we refer to as the "Accounts Receivable Transfer Program," certain of our operating subsidiaries, which we refer to as the "Accounts Receivable Sellers," transfer on a daily basis all of their accounts receivable to Finance Corp., at a discount to the face amount of the receivables. Finance Corp. then transfers, at a discount to the face amount of the receivables, an undivided interest in the receivables to a Master Trust created under the terms of a Pooling Agreement and related Supplement, which we refer to together as the "Receivables Transfer Agreement." To fund the purchase price of the receivables transferred to it by Finance Corp., the Master Trust draws upon a $50 million variable funding certificate representing an undivided interest in the assets of the Master Trust.

      The transfers of receivables by the Accounts Receivable Sellers to Finance Corp., and by Finance Corp. to the Master Trust, are intended to be non-recourse to the master servicer and the Accounts Receivable Sellers. However, the master servicer and the Accounts Receivable Sellers share certain joint and several obligations for breaches of certain specified covenants made by each of the Accounts Receivable Sellers in the documentation for the Accounts Receivable Transfer Program.

      In addition, Finance Corp. was organized in a way to enable bankruptcy counsel to give its reasoned legal opinion that the assets and liabilities of Finance Corp., on the one hand, should not be substantively consolidated, in a bankruptcy proceeding of the master servicer or any of the Accounts Receivable Sellers, with our assets and liabilities or the assets and liabilities of the Accounts Receivable Sellers, on the other hand.

      Finance Corp. purchases all of the Accounts Receivable Sellers' accounts receivable at discounts to their face amount. The amounts of the discounts are determined from time to time. Finance Corp. funds the ongoing purchase of these receivables from proceeds received from:


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

      o the transfer of receivables to the Master Trust under the Receivables Transfer Agreement;

      o     collections of receivables previously transferred to Finance Corp.;

      o     the variable funding certificate;

      o     additional capital contributions by us; and

      o in certain instances, by the issuance by Finance Corp. of subordinated notes to the Accounts Receivable Sellers in return for certain accounts receivable.

      Collections and Servicing of Receivables

      Prior to the private exchange transactions that were completed on June 11, Specialty Foods, and since those exchange offers, SFC New Holdings, act as master servicer, and certain Accounts Receivable Sellers act as servicers, for Finance Corp. The Master Servicer and the servicers provide collection and other services to Finance Corp. in return for a servicing fee. All payments made by third party obligors to any of the Accounts Receivable Sellers or the Master Servicer will be transferred to the collection account held by the trustee of the Master Trust for the benefit of the holders of the variable funding certificates. Before the obligations of the Master Trust to acquire undivided interests in the receivables are terminated, collection of accounts receivable sold to Finance Corp. will be applied, according to the provisions and restrictions contained in the Receivables Transfer Agreement, to:

      o     pay servicing and other fees and expenses;

      o     pay operating expenses of Finance Corp.;

      o     purchase additional receivables from the Accounts Receivable
            Sellers;

      o satisfy other obligations of Finance Corp., including payments on subordinated notes; and

      o pay dividends to SFC New Holdings (after meeting certain minimum equity requirements and other restrictions).

      During an amortization period, collections will be applied to repay the variable funding certificate holders and to satisfy obligations owed to the trustee before any collections are distributed to Finance Corp. as the holder of a certificate representing a subordinated interest in the assets of the Master Trust.


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

      Security

      Finance Corp. granted to the Master Trust, for the benefit of the holders of the variable funding certificates, a first priority security interest in:

      o     all accounts receivables purchased by Finance Corp.;

      o     all of Finance Corp.'s interest in certain agreements;

      o     all of Finance Corp.'s interest in certain assets; and

      o     cash collections of all purchased accounts receivable.

      As part of the transfer of receivables to Finance Corp., each Accounts Receivable Seller has transferred and assigned to Finance Corp. the receivables and related merchandise, contracts and equipment.

      Repayment Events

      The variable funding certificates issued by the Master Trust under the Accounts Receivable Transfer Program have an expected final distribution date of January 31, 2001. The amortization of the variable funding certificates will begin on December 15, 2000. However, purchases of receivables under the Receivable Transfer Agreements will terminate before the expected final distribution date if certain events occur, including, among others:

      o the bankruptcy, insolvency or similar event of Finance Corp., SFC New Holdings or any of its significant subsidiaries;

      o the failure of Finance Corp. to make principal payments within one day of their due date, or interest payments within two days of their due date;

      o the breach of material representations and warranties at the time they were made;

      o the failure of Finance Corp., SFC New Holdings or any of its subsidiaries to perform or observe any covenant under the Receivables Transfer Agreements (in some cases after certain notice and/or grace periods) or to meet certain ratios with respect to the receivables;

      o the termination before the stated term, by the lenders under the Revolving Credit Agreement, of the commitments to lend under that agreement, or the refusal by those lenders to extend credit for a period of 150 consecutive days;


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

      o the failure of SFC New Holdings or any Accounts Receivable Seller to make payments of any indebtedness in excess of $5.0 million in the aggregate, when they are due or within any applicable grace period;

      o the default of any of the indebtedness of SFC New Holdings or any of its subsidiaries in excess of $5.0 million in the aggregate, or the occurrence of any event which enables the holder of that indebtedness to accelerate its maturity;

      o the existence of judgments, unsatisfied or unstayed for at least 60 days, in excess of $5.0 million in the aggregate, against SFC New Holdings or any of its material subsidiaries; or

      o     a change in control (as defined in the Receivables Transfer
            Agreement).


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

                      DESCRIPTION OF THE NEW 13% DEBENTURES

      General

      The following summary of certain provisions of the indenture does not purport to be complete and is qualified in its entirety by reference to the indenture, including the definitions therein of certain terms used below. However, the summary does summarize all material provisions of the indenture. The definitions of certain terms used in the following summary are set forth under "Certain Definitions."

      The New 13% Debentures will rank equally in right of payment with all senior borrowings of SFAC New Holdings and senior in right of payment to all subordinated indebtedness of SFAC New Holdings. In addition, the New 13% Debentures will be secured by a first priority lien and security interest in all of the issued and outstanding Capital Stock of SFC New Holdings and intercompany notes, if any, owing to SFAC New Holdings. However, the operations of SFAC New Holdings are conducted through its Subsidiaries and, therefore, SFAC New Holdings is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the New 13% Debentures and the indenture. The New 13% Debentures will be effectively subordinated to all indebtedness and other liabilities of SFAC New Holdings' Subsidiaries. By acceptance of a New 13% Debenture, each holder acknowledges and agrees that, upon certain events of bankruptcy of SFAC New Holdings and any of its Subsidiaries, payment of the Accreted Value (as defined) or the principal and premium, if any, and interest on the New 13% Debentures shall be subordinate in right of payment to all obligations of SFC New Holdings and its Subsidiaries, notwithstanding application of the doctrine of substantive consolidation. The New 13% Debentures will be effectively subordinated to the 11 1/4% Senior Notes, the 12 1/8% Senior Notes (together, the "Senior Notes") and the Subordinated Notes.

      Principal, Maturity and Interest

      The New 13% Debentures will have an Accreted Value as of their date of issue equal to the Accreted Value of the initial 13% Debnentures for which they are exchanged. The initial 13% Debentures, in the aggregate, had an Accreted Value of $312,160,055 as of June 11, 1999. The New 13% Debentures will mature on June 15, 2009. The New 13% Debentures will bear interest at the rate of 13% per annum, compounded semi-annually, from the Original Issue Date. Payment of all interest accrued prior to June 15, 2004 will be deferred and will be paid only at maturity or upon the earlier redemption or purchase of New 13% Debentures by SFC New Holdings depending on the redemption price. All accrued but deferred interest will also bear interest at the rate of 13% per annum, compounded semi-annually. After June 15, 2004, interest will accrue at 13% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2004, to holders of record on the immediately preceding December 1 and June 1. Interest on the New 13% Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date. Interest will be computed on the basis


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

of a 360-day year comprised of twelve 30-day months. The New 13% Debentures will be payable as to principal, interest and additional payments at the office or agency of SFAC New Holdings maintained for such purpose within the City and State of New York or, at the option of SFAC New Holdings, payment of interest may be made by check mailed to the holders of the New 13% Debentures at their respective addresses set forth in the register of holders of New 13% Debentures. Until otherwise designated by SFAC New Holdings, SFAC New Holdings's office or agency in New York will be the office of the trustee maintained for such purpose. The New 13% Debentures will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

      Optional Redemption

      The New 13% Debentures are redeemable, in whole or in part, at SFAC New Holdings's option at any time, upon not less than 30 nor more than 60 days' notice to the holders of New 13% Debentures, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus, after June 15, 2004, accrued and unpaid interest thereon to the applicable redemption date:

                                                          Percentage of
Year                                                      Accreted Value

On or before June 15, 2000..........................           50.0 %
On or before June 15, 2001..........................           55.0 %
On or before June 15, 2002..........................           60.0%
On or before June 15, 2003..........................           75.0%
After June 15, 2003.................................          100.0%

      Mandatory Redemption

      Except as set forth below under "Redemption or Repurchase at the Option of Holders," SFAC New Holdings is not required to make mandatory redemption or sinking fund payments with respect to the New 13% Debentures.

      Redemption or Repurchase at the Option of Holders

      Change of Control

      Upon the occurrence of a Change of Control, each holder of New 13% Debentures will have the right to require SFAC New Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's New 13% Debentures pursuant to the offer described below (the "Change of Control Offer") at a repurchase price equal to 50.0% (on or before June 15, 2000), 55.0% (on or before June 15, 2001), 60.0% (on or before June 15, 2002), 75.0% (on or before June 15, 2003) or 100.0% (after June 15, 2003) of the Accreted Value thereof on the date of purchase plus, after June 15, 2004, accrued and unpaid interest thereon to the applicable repurchase date (in any case, the "Change of Control Payment").


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

      Within 60 days following any Change of Control, SFAC New Holdings will mail a notice to each holder stating:

      (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all New 13% Debentures tendered will be accepted for payment;

      (2) the purchase price and the purchase date, which shall be not later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");

      (3) that any New 13% Debenture not tendered will continue to accrete or accrue interest;

      (4) that, unless SFAC New Holdings defaults in the payment of the Change of Control Payment, all New 13% Debentures accepted for payment pursuant to the Change of Control Offer will cease to accrete or accrue interest after the Change of Control Payment Date;

      (5) that holders electing to have any New 13% Debentures purchased pursuant to a Change of Control Offer will be required to surrender the New 13% Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the New 13% Debentures completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

      (6) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of New 13% Debentures delivered for purchase, and a statement that such holder is withdrawing his election to have the New 13% Debentures purchased; and

      (7) that holders whose New 13% Debentures are being purchased only in part will be issued New 13% Debentures equal in principal amount to the unpurchased portion of the New 13% Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral portion thereof. SFAC New Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of New 13% Debentures in connection with a Change of Control.

      On the Change of Control Payment Date, SFAC New Holdings will, to the extent lawful,


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

      (1) accept for payment New 13% Debentures or portions thereof tendered pursuant to the Change of Control Offer,

      (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all New 13% Debentures or portions thereof so tendered, and

      (3) deliver or cause to be delivered to the trustee the New 13% Debentures so accepted together with an Officers' Certificate stating the New 13% Debentures or portions thereof tendered to SFAC New Holdings. The trustee will promptly mail to each holder of New 13% Debentures so accepted payment in an amount equal to the purchase price for the New 13% Debentures, and the trustee shall promptly authenticate and mail to each holder a New 13% Debenture equal in principal amount to any unpurchased portion of the New 13% Debentures surrendered by such holder, if any; provided that each such New 13% Debenture will be in a principal amount of $1,000 or an integral multiple thereof. SFAC New Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      "Change of Control" means the occurrence of any of the following:

      (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of SFAC New Holdings, SFC Sub, SFC or SFAC to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Related Parties (as defined below)),

      (ii) the adoption of a plan relating to the liquidation or dissolution of SFAC New Holdings, SFC or SFAC,

      (iii) the consummation of any transaction the result of which is that any person or group (as defined above) (other than the Principals and their Related Parties) owns, directly or indirectly, more of the voting power of the voting stock of SFAC New Holdings, SFC Sub, SFC or SFAC other than the Principals and their Related Parties,

      (iv) the first day on which a majority of the members of the Board of Directors of SFAC New Holdings, SFC Sub, SFC or SFAC are not Continuing Directors, and

      (v) SFAC New Holdings ceases to own 100% of the outstanding Equity Interests (other than Permitted Preferred Stock) of SFC New Holdings.

      For the purposes of the foregoing clauses (i) to (v), any shares of voting stock that are required to be voted for a nominee of any Principal or Related Party pursuant to a binding


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

agreement between the holder thereof and such Principal or Related Party shall be deemed to be held by such Principal or Related Party, as the case may be, for purposes of determining the percentage of voting power held by any person.

      "Principals" means Haas Wheat & Partners Incorporated, Acadia Partners, L.P. and Keystone, Inc.

      "Related Party" with respect to any Principal means

      (A) any controlling stockholder or partner, a direct or indirect 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal,

      (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or the succeeding clauses (D) or (E),

      (C) any partner or stockholder of any Principal as of the date of the indenture who acquires any assets or voting stock of SFAC New Holdings, SFC Sub, SFC or SFAC pursuant to a general distribution by such Principal to each of its partners or stockholders,

      (D) any officer or director of any Principal as of the date of the indenture, or

      (E) co-investment entities established by any Principal within 90 days of the date of the indenture and controlled by such Principal, any affiliated party (including any officer or director) of such Principal or of the general partner of such Principal (or of the general partner of any general partner of such Principal) or any combination of the foregoing; provided, however, that

            (x) each of Douglas D. Wheat and HWP Specialty Partners, L.P. shall be deemed a Related Party of Haas Wheat & Partners Incorporated and

            (y) any officer or director of Oak Hill Partners, Inc. as of the date of the indenture shall be deemed a Related Party of Acadia Partners, L.P. and Keystone, Inc.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of SFAC New Holdings, SFC or SFAC, as applicable, who
(a) was a member of such Board of Directors on the date of the indenture or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


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

      Asset Sales

      The indenture provides that SFAC New Holdings will not, and will not permit any of its Subsidiaries to,

      (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business and other than sales of accounts receivable to the Accounts Receivable Subsidiary in accordance with the "Accounts Receivable Subsidiary" covenant described below (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of SFAC New Holdings shall be governed by the provisions of the indenture described below under the caption "Merger, Consolidation or Sale of Assets") or

      (ii) issue or sell equity securities of any of its Subsidiaries (other than Permitted Preferred Stock), in each case, whether in a single transaction or a series of related transactions,

            (a)   that have a fair market value in excess of $3 million or

            (b) for net proceeds in excess of $3 million (each of the foregoing, an "Asset Sale"), unless

                  (x) SFAC New Holdings (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee) of the assets sold or otherwise disposed of and

                  (y) at least 80% of the consideration therefor received by SFAC New Holdings or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of

                        (A) any liabilities (as shown on SFAC New Holdings's or such Subsidiary's most recent balance sheet or in the notes thereto) of SFAC New Holdings or any Subsidiary (other than liabilities that are by their terms subordinated to the New 13% Debentures) that are assumed by the transferee of any such assets and

                        (B) any notes or other obligations of such transferee or Marketable Securities received by SFAC New Holdings or any such Subsidiary from such transferee that, within 30 days (or 90 days, in the case of Marketable Securities received in connection with a pooling of interest transaction) of the consummation of the Asset Sale, are converted by SFAC New Holdings or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

      Within 365 days after the receipt of cash proceeds from any Asset Sale, SFAC New Holdings (or such Subsidiary) may, at its option, apply the Net Proceeds from such Asset Sale to an investment in another business, capital expenditures or other long-term assets, in each case, similar or related to the line of business as SFAC New Holdings or any of its Subsidiaries were engaged in on the date of the indenture, or to permanently reduce Indebtedness (with a corresponding permanent reduction of any commitments with respect thereto) of a Subsidiary of SFAC New Holdings, including, without limitation, the Senior Term Debt and the Senior Revolving Debt. Pending the final application of any such Net Proceeds, SFAC New Holdings (or such Subsidiary) may temporarily reduce Senior Revolving Debt or invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "New 13% Debenture Excess Proceeds."

      When the aggregate amount of New 13% Debenture Excess Proceeds exceeds $15 million, within five days of such date, SFAC New Holdings will be required to make an offer to all holders of New 13% Debentures (a "New 13% Debenture Asset Sale Offer") to purchase the maximum principal amount of New 13% Debentures that may be purchased out of the New 13% Debenture Excess Proceeds at an offer price in cash in an amount equal to the redemption prices set forth in the covenant entitled "Optional Redemption" on the date fixed for the closing of such offer in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of New 13% Debentures tendered pursuant to a New 13% Debenture Asset Sale Offer is less than the amount of New 13% Debenture Excess Proceeds, SFAC New Holdings may use such deficiency for general corporate purposes. If the aggregate principal amount of New 13% Debentures surrendered by holders thereof exceeds the amount of New 13% Debenture Excess Proceeds, the trustee will select the New 13% Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of New 13% Debenture Excess Proceeds will be deemed to be reset at zero.

      The foregoing limitations will not apply to Asset Sales to SFAC New Holdings or any of its Wholly Owned Subsidiaries.

      The Term Loan Agreement and the Note Indentures restrict SFC New Holdings' ability to make distributions to SFAC New Holdings to redeem New 13% Debentures in the event of a Change of Control or an Asset Sale. Any future credit agreements or other financing agreements to which SFC New Holdings becomes a party may contain similar provisions. In the event a Change of Control occurs or a New 13% Debenture Asset Sale Offer is required at a time when SFC New Holdings is prohibited from making distributions to SFAC New Holdings, SFC New Holdings could seek the consent of its lenders or could attempt to refinance the borrowings that contain such prohibition. If SFAC New Holdings is unable to


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

purchase tendered New 13% Debentures upon the occurrence of a Change of Control, SFAC New Holdings's failure to purchase such New 13% Debentures would constitute an Event of Default under the indenture.

      Selection and Notice

      If less than all of the New 13% Debentures are to be redeemed at any time, selection of New 13% Debentures for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New 13% Debentures are listed, or, if the New 13% Debentures are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided that no New 13% Debenture of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of New 13% Debentures to be redeemed at its registered address. If any New 13% Debenture is to be redeemed in part only, the notice of redemption that relates to such New 13% Debenture shall state the portion of the principal amount thereof to be redeemed. A New 13% Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original New 13% Debenture. On and after the redemption date, the New 13% Debentures or portions of them called for redemption will cease to accrete or accrue interest.

      Certain Covenants

      Restricted Payments

      The indenture provides that SFAC New Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly:

      (i) declare or pay any dividend or make any distribution on account of SFAC New Holdings's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of SFAC New Holdings or dividends or distributions payable to SFAC New Holdings or any Wholly Owned Subsidiary of SFAC New Holdings);

      (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of SFAC New Holdings or any Subsidiary or other Affiliate of SFAC New Holdings (other than any such Equity Interests owned by SFAC New Holdings or any Wholly Owned Subsidiary of SFAC New Holdings);

      (iii) purchase, redeem, defease or otherwise acquire or retire for value, or declare, or pay any interest or other distribution on or in respect of, any Indebtedness that is subordinated to the New 13% Debentures (other than interest payable in the form of additional amounts of any such subordinated Indebtedness having no sinking fund payments prior to June 15, 2009); or


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      (iv)  make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (b) SFAC New Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

      (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by SFAC New Holdings and its Subsidiaries after the date of the indenture (including all Restricted Payments permitted by the next succeeding paragraph except clause (vi) thereof), is less than the sum of

      (x) 50% of the Consolidated Net Income of SFAC New Holdings for the period (taken as one accounting period) from the date of the indenture to the end of SFAC New Holdings's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

      (y) 100% of the aggregate Net Proceeds received by SFAC New Holdings since the date of the indenture from the issue or sale of Equity Interests of SFAC New Holdings (other than Equity Interests sold to a Subsidiary of SFAC New Holdings and other than Disqualified Stock) or any debt security of SFAC New Holdings that is convertible into or exchangeable for any Equity Interest of SFAC New Holdings (other than Disqualified Stock) that has been so converted or exchanged, plus

      (z) 100% of any common equity capital contribution received by SFAC New Holdings since the date of the indenture.

      The foregoing provisions will not prohibit

      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture and the
            Note Indentures;

      (ii) the redemption, repurchase, retirement or other acquisition of any of SFAC New Holdings's Equity Interests or Indebtedness subordinated in right of payment to the New 13% Debentures of SFAC New Holdings in exchange for,


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            or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of SFAC New Holdings) of other Equity Interests of SFAC New Holdings (other than any Disqualified Stock);

      (iii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of SFAC New Holdings or any Subsidiary of SFAC New Holdings held by any member of SFAC New Holdings's (or any of its Subsidiaries') management; provided, however, that the aggregate price paid since the date of the indenture for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed an amount equal to $5 million plus the aggregate cash proceeds received by SFAC New Holdings or any Subsidiary of SFAC New Holdings from any reissuance of Equity Interests by SFAC New Holdings or such Subsidiary to members of management of SFAC New Holdings and its Subsidiaries;

      (iv) dividends by SFAC New Holdings to SFC or SFC Sub in an amount sufficient to enable SFC to pay, when due, interest on any SFC Senior Notes or SFC Subordinated Notes that remain outstanding following the SFC Exchange Offers, in accordance with the terms thereof; and

      (v) Permitted Refinancings (as defined below) of Indebtedness subordinated in right of payment to the New 13% Debentures.

      Not later than the date of making any Restricted Payment (other than Restricted Payments pursuant to clause (iv) of the foregoing paragraph, SFAC New Holdings will deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon SFAC New Holdings's latest available financial statements.

      Incurrence of Indebtedness and Issuance of Preferred Stock

      The indenture provides that SFAC New Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and SFAC New Holdings will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that SFAC New Holdings may incur Indebtedness or issue shares of Disqualified Stock if

      (i) the Fixed Charge Coverage Ratio for SFAC New Holdings's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, or such Disqualified Stock is issued, would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the


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            net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock has been issued, as the case may be, at the beginning of such four-quarter period, and

      (ii) any such Indebtedness is unsecured and subordinated or equal in right of payment to the New 13% Debentures and has a Weighted Average Life to Maturity that is greater than the remaining Weighted Average Life to Maturity of the New 13% Debentures, and

provided further, that SFAC New Holdings and its Subsidiaries may incur Indebtedness and issue shares of preferred stock if the Fixed Charge Coverage Ratio for SFAC New Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such preferred stock is issued, would have been at least 2.50 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The foregoing limitations do not apply to

      (a) the incurrence by SFC New Holdings of Senior Term Debt in an aggregate principal amount at any time outstanding not to exceed an amount equal to $315 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Senior Term Debt (other than repayments that are immediately reborrowed) that have been made since the date of the SFAC indenture,

      (b) the incurrence by SFC New Holdings or its Subsidiaries of Senior Revolving Debt (and guarantees thereof by SFC New Holdings and its Subsidiaries) in an aggregate principal amount at any time outstanding not to exceed an amount equal to $125 million less the aggregate amount of all proceeds of sales or other dispositions of assets applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the "Limitation on Asset Sales" covenant,

      (c) the incurrence by SFAC New Holdings and its Subsidiaries of the Existing Indebtedness,

      (d) the incurrence by SFAC New Holdings of Indebtedness represented by the New 13% Debentures and by SFC New Holdings of Indebtedness represented by the New Senior Notes and the New Subordinated Notes,

      (e) the incurrence by SFAC New Holdings or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing


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

            all or any part of the purchase price or cost of construction or improvement of property used in the business of SFAC New Holdings or such Subsidiary, in an aggregate principal amount not to exceed $5 million at any time outstanding,

      (f) the incurrence by SFAC New Holdings or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness referred to in clauses (c), (d) or (e) above or previously incurred under this clause (f) (the "Refinancing Indebtedness");

      provided, however, that

            (1) the principal amount of such Refinancing Indebtedness shall not exceed the aggregate principal amount, tender or prepayment premium and unpaid interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

            (2) any Refinancing Indebtedness incurred by any Subsidiary shall only extend, refinance, renew, replace, defease or refund Indebtedness of such Subsidiary or any Wholly Owned Subsidiary of SFAC New Holdings;

            (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than either

                  (x) the remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, replaced, defeased or refunded or

                  (y) the remaining Weighted Average Life to Maturity of the New 13% Debentures; and

            (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the New 13% Debentures, the Refinancing Indebtedness shall be subordinated in right of payment to the New 13% Debentures on terms at least as favorable to the holders of the New 13% Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (any such extension, refinancing, renewal, replacement, defeasance or refunding, a "Permitted Refinancing"),

      (g) intercompany Indebtedness between or among SFAC New Holdings and any of its Wholly Owned Subsidiaries,


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      (h)   the incurrence by SFAC New Holdings or its Subsidiaries of Hedging
            Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding,

      (i)   the issuance by SFC New Holdings of Permitted Preferred Stock and

      (j) the incurrence by SFAC New Holdings of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any one time outstanding not to exceed the sum of

            (A) $35 million plus

            (B) up to $40 million of permanent reductions in commitments for Senior Revolving Debt (other than pursuant to the mandatory repayment provisions thereof) made since the date of the indenture.

      Rights Offering

      The indenture provides that SFAC New Holdings shall cause SFC New Holdings to grant the holders of the New 13% Debentures the right to participate in any and all offerings of Permitted Preferred Stock of SFC New Holdings (each an "Offering"). SFAC New Holdings shall cause SFC New Holdings to require that each Offering be made in conjunction with a Rights Offering that

      (i) entitles each holder of New 13% Debentures owned on the date the Offering is commenced to acquire all or any portion of that number of shares of Permitted Preferred Stock equal to the product of

            (a) the number of shares of Permitted Preferred Stock offered in such Offering and

            (b) the ratio of the aggregate principal amount of New 13% Debentures then held by such holder to the aggregate principal amount of New 13% Debentures then outstanding and

      (ii) permits SFC New Holdings to offer any shares of Permitted Preferred Stock that remain unsubscribed in such offering, to any Person on the same terms and conditions as set forth in such Offering;

provided however, that the consummation of each Offering shall be within 60 days following the commencement thereof.


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      Liens

      The indenture provides that neither SFAC New Holdings nor any of its Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

      Dividend and Other Payment Restrictions Affecting Subsidiaries

      The indenture provides that SFAC New Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than encumbrances or restrictions imposed by law or judicial or regulatory action) if such encumbrance or restriction would by its terms prohibit or limit any Subsidiary from

(a) (i) paying dividends or making any other distributions to SFAC New Holdings or any of its Subsidiaries

            (A) on its Capital Stock or

            (B) with respect to any other interest or participation in, or measured by, its profits or

      (ii) paying any indebtedness owed to SFAC New Holdings or any of its Subsidiaries,

(b) making loans or advances to SFAC New Holdings or any of its Subsidiaries or

(c) transferring any of its properties or assets to SFAC New Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of

      (i) Existing Indebtedness as in effect on the date of the indenture,

      (ii) the Term Loan Agreement and the Revolving Credit Agreement as in effect as of the date of the indenture,

      (iii) the indenture and the Note Indentures,

      (iv) applicable law,

      (v) any instrument governing Indebtedness or Capital Stock of a person acquired by SFAC New Holdings or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in anticipation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired,


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      (vi) customary non-assignment provisions in leases entered into in the ordinary course of business,

      (vii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business; provided that such restrictions are only applicable to the property acquired through such purchase money obligations,

      (viii) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or

      (ix) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness or the Capital Stock referred to in the foregoing clauses (i), (ii) or
      (v); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not more restrictive with respect to such dividend and other payment restrictions than those contained in the applicable instrument governing such Indebtedness or Capital Stock (as the case may be) as in effect on the date of the indenture.

      Merger, Consolidation or Sale of Assets

      The indenture provides that SFAC New Holdings may not consolidate or merge with or into (whether or not SFAC New Holdings is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless

      (i) SFAC New Holdings is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than SFAC New Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia,

      (ii) the entity or person formed by or surviving any such consolidation or merger (if other than SFAC New Holdings) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of SFAC New Holdings pursuant to a supplemental indenture, in a form reasonably satisfactory to the trustee, under the New 13% Debentures and the indenture,

      (iii) immediately after such transaction, no Default or Event of Default exists and


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

      (iv) SFAC New Holdings or any entity or person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made

            (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of SFAC New Holdings immediately preceding the transaction and

            (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

      Transactions with Affiliates

      The indenture provides that SFAC New Holdings will not, and will not permit any of its Subsidiaries to, in one or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including the Accounts Receivable Subsidiary and its Subsidiaries) (each of the foregoing, an "Affiliate Transaction"), unless

(a) such Affiliate Transaction is on terms that are no less favorable to SFAC New Holdings or the relevant Subsidiary than those that would have been obtained in a comparable transaction by SFAC New Holdings or such Subsidiary with an unrelated person and

(b)   SFAC New Holdings delivers to the trustee

      (i)   with respect to

            (x) any Affiliate Transaction constituting the purchase or sale of goods and services in the ordinary course of business in excess of $10 million or

            (y) any other Affiliate Transaction involving aggregate payments in excess of $500,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and

      (ii) with respect to any Affiliate Transaction (other than the purchase or sale of goods and services in the ordinary course of business) involving aggregate payments in excess of $20 million, an opinion as to the fairness to SFAC New


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            Holdings or such Subsidiary from a financial point of view issued by an investment banking firm of national standing;

provided, however, that

(A) any employment agreement entered into by SFAC New Holdings or any of its Subsidiaries in the ordinary course of business and consistent with business practices of companies similarly situated,

(B) transactions between or among SFAC New Holdings and/or its Wholly Owned Subsidiaries,

(C) transactions permitted by the provisions of the indenture described above under the covenant "Restricted Payments,"

(D) management fees payable pursuant to management agreements as in effect on the date of the indenture,

(E) transactions permitted by the "Accounts Receivable Subsidiary" covenant described below and

(F) transactions between SFAC New Holdings or any of its Subsidiaries on the one hand, and DLJ or any of its Affiliates ("DLJSC") on the other hand, involving the provision of financial, consulting or underwriting services by DLJSC, as the case may be, provided that the fees payable to DLJSC do not exceed the usual and customary fees of DLJSC for similar services, in each case, shall not be deemed Affiliate Transactions.

      Accounts Receivable Subsidiary

      The indenture provides that SFAC New Holdings:

      (a) may, and may permit any of its Subsidiaries to, notwithstanding the provisions of the "Restricted Payments" covenant described above, make Investments in the Accounts Receivable Subsidiary

            (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance

                  (A) the purchase of accounts receivable of SFAC New Holdings and its Subsidiaries (provided that the aggregate amount of Investments pursuant to this clause (i)(A) made since the date of the indenture (including any such Investments made concurrently with the consummation of the private exchange transactions we completed on June 11, 1999) will not exceed $56 million, plus the amount of any return of capital (excluding payment of dividends) or any repayment of the principal amount of any


                                       98
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                  Indebtedness constituting such Investments by the Accounts
                  Receivable Subsidiary since the date of this indenture) or

                  (B) payments required in connection with the termination of all arrangements relating to the sale of accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor) and

            (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

      (b) may not, and may not permit any of its Subsidiaries to, sell accounts receivable to the Accounts Receivable Subsidiary except for consideration in an amount (determined upon collection of such accounts receivable and on an aggregate basis for the Company and all of its Subsidiaries) not materially less than that which would be obtained in an arm's length transaction (taking into account the distributions on the Capital Stock of the Accounts Receivable Subsidiary made pursuant to clause (g) upon collection of such accounts receivable) and solely in the form of cash or Cash Equivalents; provided that the Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 10% of the aggregate purchase price paid for all outstanding accounts receivable purchased by the Accounts Receivable Subsidiary since the date of the indenture (and not written off or required to be written off in accordance with the normal business practice of the Accounts Receivable Subsidiary);

      (c) may not permit the Accounts Receivable Subsidiary to sell any accounts receivable purchased from SFAC New Holdings and its Subsidiaries or participation interests therein to any other person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided that the Accounts Receivable Subsidiary may not sell such certificates to any other person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

      (d) may not, and may not permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to the Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of the Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to the Accounts Receivable Subsidiary, other than customary obligations relating to breaches of representations, warranties and covenants and other agreements of SFAC New Holdings or any of its Subsidiaries with respect to the accounts receivable sold by SFAC New Holdings or any of its Subsidiaries to the Accounts Receivable Subsidiary or with respect to the servicing thereof as set forth in the Accounts Receivable Agreements as in effect on the date of the indenture or in any replacement or substitute


                                       99
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agreement, so long as the obligations set forth in such replacement or substitute agreement are no more burdensome in any material respect than those contained in the Accounts Receivable Agreements as in effect on the date of the indenture; provided that neither SFAC New Holdings nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

      (e) may not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of SFAC New Holdings and its Subsidiaries and activities incidental thereto;

      (f) may not permit the Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to SFC New Holdings and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of the Accounts Receivable Subsidiary shall not exceed the book value of its total Assets as determined in accordance with GAAP;

      (g) shall cause the Accounts Receivable Subsidiary to remit to SFC New Holdings on a monthly basis as a distribution held by SFC New Holdings, all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to

            (x) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of the Accounts Receivable Subsidiary owed to SFC New Holdings,

            (y) pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or

            (z) to finance the purchase of additional accounts receivable of SFAC New Holdings and its Subsidiaries; and

      (h) may not, and may not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, the Accounts Receivable Subsidiary upon the occurrence of certain events of bankruptcy or insolvency with respect to the Accounts Receivable Subsidiary.

      Reports

      Whether or not required by rules and regulations of the SEC, so long as any New 13% Debentures are outstanding, SFAC New Holdings will furnish to the holders of New 13% Debentures all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if SFAC New Holdings were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report


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thereon by SFAC New Holdings' certified independent accountants. In addition,
SFAC New Holdings will provide in each such quarterly and annual report such income statement information as its Board of Directors determines in good faith to be appropriate with respect to each of its major product groupings. In addition, whether or not required by the rules and regulations of the Commission, SFAC New Holdings will file a copy of all such information with the Commission for public availability (so long as the Commission will accept such filings) and make such information available to prospective purchasers who request it in writing. SFAC New Holdings will also furnish to holders of the New 13% Debentures and prospective purchasers of the New 13% Debentures designated by holders of New 13% Debentures that are Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as SFAC New Holdings either exchanges the New 13% Debentures for registered New 13% Debentures or has registered the New 13% Debentures for resale under the Securities Act.

      Security

      The New 13% Debentures are secured by a pledge of all of the issued and outstanding Capital Stock (other than the Permitted Preferred Stock) of SFC New Holdings and intercompany notes owing to SFAC New Holdings (if any).

      SFAC New Holdings has entered into a pledge agreement (the "Pledge Agreement") providing for the pledge by SFAC New Holdings to United States Trust Company of New York, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the New 13% Debentures, of all of the issued and outstanding Capital Stock of SFC New Holdings (other than the Permitted Preferred Stock) and all notes representing intercompany indebtedness owing to SFAC New Holdings that may from time to time be outstanding (collectively, the "Collateral"). Such pledge secures the payment and performance when due of all of the Obligations of SFAC New Holdings under the indenture and the New 13% Debentures as provided in the Pledge Agreement.

      So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the indenture and the Pledge Agreement, SFAC New Holdings will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral. Upon the occurrence and during the continuance of an Event of Default,

      (a) all rights of SFAC New Holdings to exercise such voting and other consensual rights shall cease, and all such rights shall become vested in the Collateral Agent, which to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights,

      (b) all rights of SFAC New Holdings to receive all cash dividends, interest and other payments upon or with respect to the Collateral shall cease and such cash dividends, interest and other payments shall be paid to the Collateral Agent and


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      (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Pledge Agreement. All funds distributed under the Pledge Agreement and received by the Collateral Agent for the benefit of the holders of the New 13% Debenture shall be distributed by the Collateral Agent in accordance with the provisions of the indenture.

      Under the terms of the Pledge Agreement, upon an Event of Default, the Collateral Agent will determine the circumstances and manner in which the Collateral shall be disposed of, including, but not limited to, the determination of whether to sell all or part of the Collateral. Moreover, upon the full and final payment and performance of all obligations of SFAC New Holdings under the indenture and the New 13% Debentures, the Pledge Agreement will terminate and the pledged collateral will be released.

      Events of Default and Remedies

      The indenture, provides that each of the following constitutes an Event of
Default:

(i) default for 30 days in the payment when due of interest, Additional Payments or Liquidated Damages on the New 13% Debentures;

(ii) default in payment when due, of principal of, or premium, if any, on the New 13% Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(iii) failure by SFAC New Holdings to comply with the provisions described above under the captions "Asset Sale" or "Merger, Consolidation or Sale of Assets," or failure by SFAC New Holdings for 15 days to comply with the provisions described above under the captions "Restricted Payments" or "Incurrence of Indebtedness or Preferred Stock";

(iv) failure by SFAC New Holdings for 60 days after notice to SFAC New Holdings by the trustee or the holders of at least 25% in principal amount of the New 13% Debentures then outstanding to comply with any other agreements in the indenture or the New 13% Debentures;

(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by SFAC New Holdings or any of its Subsidiaries (or the payment of which is guaranteed by SFAC New Holdings or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default

      (a) is caused by a failure to pay at final maturity principal of such Indebtedness (a "Final Payment Default") or


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

      (b) results in the acceleration of such Indebtedness prior to its express final maturity and, in each case, either

                  (1) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more, and such Final Payment Default or acceleration shall not have been cured or rescinded within 10 days after the occurrence thereof

                  (2) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more, or

                  (3) a Final Payment Default or acceleration shall have occurred with respect to the Senior Term Debt, the Senior Revolving Debt, the Senior Notes or the Subordinated Notes;

(vi) failure by SFAC New Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to pay final judgments (other than any judgment to the extent a reputable insurance company has accepted liability) aggregating in excess of $10 million, which judgments remain undischarged or unstayed for a period of 60 days;

(vii) certain events of bankruptcy or insolvency with respect to SFAC New Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and

(viii) SFAC New Holdings breaches certain covenants in the Pledge Agreement or the Pledge Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect.

      If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding New 13% Debentures may declare all the New 13% Debentures to be due and payable immediately. Upon such declaration, the Accreted Value of (if prior to June 15, 2003) or the principal of and accrued interest on (if on or after June 15, 2003) all New 13% Debentures shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to SFAC New Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding New 13% Debentures will become due and payable without further action or notice. Holders of the New 13% Debentures may not enforce the indenture or the New 13% Debentures except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding New 13% Debentures may direct the


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trustee in its exercise of any trust or power. The trustee may withhold from holders of the New 13% Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      The holders of not less than a majority in aggregate principal amount of the New 13% Debentures then outstanding by notice to trustee may on behalf of the holders of all of the New 13% Debentures waive any existing Default or Event of Default and its consequences under the indenture (including annulling a declaration of acceleration of maturity) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the New 13% Debentures.

      SFAC New Holdings is required to deliver to the trustee annually a statement regarding Compliance with the indenture, and SFAC New Holdings is required upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

      No Personal Liability of Directors, Officers, Employees and Stockholders

      No past, present or future director, officer, employee, incorporator or stockholder of SFAC New Holdings, as such, shall have any liability for any obligations of SFAC New Holdings under the New 13% Debentures or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of New 13% Debentures by accepting a New 13% Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New 13% Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver be against public policy.

      Legal Defeasance and Covenant Defeasance

      SFAC New Holdings may, at its option and at any time elect to have its obligations discharged with respect to the outstanding New 13% Debentures ("Legal Defeasance"). Legal defeasance means that SFAC New Holdings will be deemed to have paid and discharged the entire indebtedness represented by the outstanding New 13% Debentures, except for

(i) the rights of holders of the New 13% Debentures to receive payments, solely from the trust fund described below, in respect of the principal of, premium, if any, and interest on the New 13% Debentures when such payments are due,

(ii) SFAC New Holdings's obligations with respect to the New 13% Debentures concerning issuing temporary New 13% Debentures, registration of New 13% Debentures, mutilated, destroyed, lost or stolen New 13% Debentures and the maintenance of an office or agency for payment in money for security payments held in trust,


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

(iii) the rights, powers, trust, and duties and immunities of the trustee, and SFAC New Holdings's obligations in connection therewith and

(iv)  the Legal Defeasance provisions of the indenture.

      In addition, SFAC New Holdings may, at its option and at any time, elect to have the obligations of SFAC New Holdings released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New 13% Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the New 13% Debentures.

      In order to exercise either Legal Defeasance or Covenant Defeasance,

(i) SFAC New Holdings must irrevocably deposit with the trustee or paying agent, in trust, for the benefit of the holders of the New 13% Debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the New 13% Debentures on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on such outstanding New 13% Debentures;

(ii) in the case of Legal Defeasance, SFAC New Holdings will have delivered to the trustee an opinion of counsel in the United States reasonably accepted to the trustee confirming that

      (A) SFAC New Holdings has received from, or there has been published by, the IRS a ruling or

      (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such outstanding New 13% Debenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, SFAC New Holdings shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of such outstanding New 13% Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same


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

       manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Note Indentures, the Term Loan Agreement, the Revolving Credit Agreement or any other material agreement or instrument to which SFAC New Holdings is a party or by which SFAC New Holdings is bound;

(vi) SFAC New Holdings shall have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(vii) SFAC New Holdings shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by SFAC New Holdings with the intent of preferring the holders of the New 13% Debentures over the other creditors of SFAC New Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of SFAC New Holdings or others; and

(viii) SFAC New Holdings shall have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

       Transfer and Exchange

       A holder may transfer or exchange New 13% Debentures in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and SFAC New Holdings may require a holder to pay any taxes and fees required by law or permitted by the indenture. SFAC New Holdings is not required to transfer or exchange any New 13% Debenture selected for redemption. Also, SFAC New Holdings is not required to transfer or exchange any New 13% Debenture for a period of 15 days before a selection of the New 13% Debentures is to be redeemed.

       The registered holder of a New 13% Debenture will be treated as the owner of it for all purposes.

       Amendment, Supplement and Waiver

       Except as provided in the next succeeding paragraphs, the indenture and the New 13% Debentures may be amended or supplemented with the consent of the holders of at least a


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

majority in principal amount of the New 13% Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the New 13% Debentures), and any existing default (other than a default or Event of Default in the payment of principal or premium, if any, or interest on the New 13% Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the New 13% Debentures may be waived with the consent of the holders of a majority in principal amount of the then outstanding New 13% Debentures (including consents obtained in connection with a tender offer or exchange offer for the New 13% Debentures).

       Without the consent of each holder affected, an amendment or waiver may not (with respect to any New 13% Debenture held by a non-consenting holder of New 13% Debentures)

(i) reduce the principal amount of New 13% Debentures whose holders must consent to an amendment, supplement or waiver,

(ii) reduce the principal of or change the fixed maturity of any New 13% Debenture or alter the provisions with respect to the redemption of the New 13% Debentures,

(iii) reduce the rate of or change the time for payment of interest on any New 13% Debenture,

(iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the New 13% Debentures (except a rescission of acceleration of the New 13% Debentures by the holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration),

(v) make any New 13% Debenture payable in money other than that stated in the New 13% Debentures,

(vi) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of New 13% Debentures to receive payments of principal of or interest on the New 13% Debentures,

(vii)  waive a redemption payment with respect to any New 13% Debenture,

(viii) make any change in the foregoing amendment and waiver provisions, or

(ix) make any change to the collateral and security provisions in the indenture that adversely affects any holder.

       Without the consent of at least 75% in principal amount of the New 13% Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the New 13% Debentures), no waiver or amendment to the indenture may make any change in the provisions described above under the caption "Change of Control" that adversely affects the rights of any holder of New 13% Debentures.


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

      Notwithstanding the foregoing, without the consent of any holder of New 13% Debentures, SFAC New Holdings and the trustee may amend or supplement the indenture, or the New 13% Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated New 13% Debentures in addition to or in place of certificated New 13% Debentures, to provide for the assumption of SFAC New Holdings's obligations to holders of the New 13% Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the New 13% Debentures or that does not adversely affect the legal rights under the indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

      Concerning the Trustee

      The indenture contains certain limitations on the rights of the trustee, should the trustee become a creditor of SFAC New Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if the trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding New 13% Debentures have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent and reasonable person in the conduct of its own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of New 13% Debentures, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

      Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Accounts Receivable Agreements" means

(i) the Pooling Agreement dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, SFC New Holdings or Specialty Foods, as Master Servicer, and The Chase Manhattan Bank, as trustee on behalf of the Certificateholders,

(ii) the Series 1998-1 Supplement to the Pooling Agreement, dated as of March 31, 1998, as amended, among the Accounts Receivable Subsidiary, SFC New Holdings or


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

      Specialty Foods, as Master Servicer, and The Chase Manhattan Bank, as trustee on behalf of the Certificateholders,

(iii) the Servicing Agreement dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, SFC New Holdings or Specialty Foods, as Master Servicer, certain of the subsidiaries of SFC New Holdings, as servicers, and The Chase Manhattan Bank, as trustee,

(iv) the Amended and Restated Receivables Sale Agreement, dated as of November 16, 1994, as amended, among the Accounts Receivable Subsidiary, SFC New Holdings or Specialty Foods, as Master Servicer, and certain of the subsidiaries of SFC New Holdings, as sellers and

(v)   any related instruments and agreements executed in connection therewith.

      "Accounts Receivable Discount" means, with respect to any account receivable sold by SFC New Holdings or any of its Subsidiaries to the Accounts Receivable Subsidiary,

(a)   the difference between

      (i)   the face amount of such account receivable and

      (ii) the aggregate amount of consideration (after giving effect to any subsequent adjustments thereto) received upon the sale of such account receivable (with any Accounts Receivable Subsidiary Notes received in consideration in such sale being valued at the principal amount thereof for this purpose), less

(b) the amount of such difference that is calculated on the basis of, or with reference to,

      (i) the historical bad debt allowance or accounts receivable write-offs of the seller of such account receivable,

      (ii) fees and other operating expenses of the Accounts Receivable Subsidiary payable to parties other than SFAC New Holdings and its Subsidiaries and acquirors of accounts receivable or participation interests therein (in their capacity as acquirors) to the extent that such fees and expenses do not exceed such amounts as would be obtained in an arm's-length transaction and

      (iii) credits to the obligor of such account receivable applied to the face amount of such account receivable in respect of discount expense (including prompt payment and volume discounts), rebates, refunds, promotional allowances, billing error expense and similar adjustments made by the Seller of such account receivable so the face amount thereof.


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

      "Accounts Receivable Subsidiary" means a wholly owned subsidiary of SFC New Holdings designated as such by SFC New Holdings,

      (a) that has total assets at the time of such designation with a book value of $100,000 or less and

      (b) with which neither SFC New Holdings nor any other Subsidiary of SFC New Holdings has any obligation

            (i) to subscribe for additional shares of Capital Stock or other equity interests therein (other than to finance the purchase of additional accounts receivable of SFC New Holdings and its Subsidiaries) or

            (ii) to maintain or preserve such Accounts Receivable Subsidiary's financial condition or to cause it to achieve certain levels of operating results.

      "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

      "Accreted Value" means

(i)   with respect to the New 13% Debentures, the sum of

      (a) the stated principal amount of each New 13% Debenture at the Original Issue Date plus

      (b) the interest accrued (and deferred) at a rate of 13% per annum on such principal amount through June 15, 2004, compounded semi-annually on each June 15 and December 15, from the date of issuance of the New 13% Debentures through the date of determination and

(ii) with respect to the SFAC 13% Debentures, "Accreted Value" as defined in the SFAC indenture

      "Acquired Debt" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merged with or into or became a Subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause


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

the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that

(i) beneficial ownership of 20% or more of the voting securities of a person shall be deemed to be control,

(ii) no lender party to the Term Loan Agreement or the Revolving Credit Agreement (or any of its affiliates) shall be deemed to be an Affiliate of SFAC New Holdings or any of its Subsidiaries solely by virtue of being party to the Term Loan Agreement or the Revolving Credit Agreement and

(iii) an officer of a person shall not be deemed an Affiliate of such person unless such officer directly or indirectly controls such person.

      "Business Day" means each day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

      "Cash Equivalents" means

(i)   cash,

(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

(iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Term Loan Agreement or the Revolving Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000,

(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and

(v) commercial paper issued by any lender party to the Term Loan Agreement or the Revolving Credit Agreement (or the parent company of any such lender) and commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

      "Certificate of Incorporation means the certificate of incorporation of SFAC New Holdings as filed with the Secretary of State of the State of Delaware.

      "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of such person for such period plus

(a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Assets Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus

(b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus

(c) consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus

(d) all depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any non-cash charge constituting an extraordinary item of loss or expense and any non-cash charge that requires an accrual of or a reserve for cash charges for any future period) of such person for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, plus

(e) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus

(f) without duplication, the amount of Accounts Receivable Discount attributable to sales of accounts receivable by such person and its Subsidiaries to the Accounts Receivable Subsidiary during such period to the extent such Account Receivable Discount was deducted in computing Consolidated Net Income for such period.

      "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that

(i) the Net Income of any person (other than the Accounts Receivable Subsidiary) that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary of the referent person,


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

(ii) the Net Income of any Subsidiary of the referent person (or the Accounts Receivable Subsidiary) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary (or the Accounts Receivable Subsidiary) or its stockholders,

(iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and

(iv) the cumulative effect of a change in accounting principles shall be excluded.

"Consolidated Net Worth" means, with respect to any person, the sum of

(i) the consolidated equity of the common stockholders of such person and its consolidated Subsidiaries plus

(ii) the respective amounts reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less

      (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person,

      (y) all investments in unconsolidated Subsidiaries and in persons that are not Subsidiaries (except, in each case, Permitted Investments), and

      (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Stock" means, with respect to the New 13% Debentures, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of


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the holder thereof, in whole or in part, on or prior to the date on which the
New 13% Debentures mature.

      "85% Owned Subsidiary" of a person means any Subsidiary of such person at least 85% of the outstanding Capital Stock (other than, in the case of SFC New Holdings, Permitted Preferred Stock) or other ownership interests (including at least 51% of the outstanding voting Capital Stock or other voting ownership interests) of which are owned directly or indirectly by such person.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Existing Indebtedness" means Indebtedness of SFAC New Holdings and its Subsidiaries (other than under the Term Loan Agreement, the Revolving Credit Agreement and the Note Indentures) in existence on the date of the indenture, until such amounts are repaid.

      "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that SFAC New Holdings or any of its Subsidiaries incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or consummates an Asset Sale or any Material Acquisition subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, or the consummation of such Asset Sale or such Material Acquisition, as if the same had occurred at the beginning of the applicable period. For purposes of calculating the Fixed Charge Coverage Ratio of SFAC New Holdings for any period commencing prior to the date of the Transaction, pro forma effect shall be given to the Transaction and the financing thereof as if the same had occurred at the beginning of such period.

      "Fixed Charges" means, with respect to any person for any period, the sum of

(a) consolidated interest expense of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations but excluding amortization of deferred financing fees), excluding, in the case of SFAC New Holdings, the interest expense of the Accounts Receivable Subsidiary with respect to Non-Recourse Indebtedness, plus

(b) the interest expense of any other person for such period with respect to Indebtedness that is guaranteed by the referent person, plus


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(c)   the product of

      (i) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such person, times

      (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, plus

(d) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and in accordance with GAAP, plus

(e) the amount of Accounts Receivable Discount attributable to sales of accounts receivable by such person and its Subsidiaries to the Accounts Receivable Subsidiary during such period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

      "Indebtedness" means, with respect to any person, the principal amount of any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition.

      "Investments" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or


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capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York City or at a place of payment are authorized by law or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financial statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Marketable Securities" means, in connection with any Asset Sale, any readily marketable equity or debt securities that are received by SFAC New Holdings or any Subsidiary of SFAC New Holdings as consideration for such Asset Sale and are

      (a) traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market System and

      (b) issued by a corporation that has outstanding one or more issues of debt or preferred stock securities that are rated investment grade by Moody's Investor Services, Inc. or Standard & Poor's Corporation;

provided, that in no event shall the excess of aggregate amount of securities of any one such corporation held immediately following the consummation of any Asset Sale by SFAC New Holdings and its Subsidiaries over 10 times the average daily trading volume of such securities during the 20 trading days immediately preceding the consummation of such Asset Sale be deemed Marketable Securities.

      "Material Acquisition" means any material acquisition of a business, Capital Stock, property or assets or any other material transaction as a result of which a person becomes a Subsidiary of SFAC New Holdings. For purposes of this definition, an acquisition or other transaction shall be deemed "material" if it has an aggregate value of $5 million or more.

      "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without


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limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by SFAC New Holdings or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

      "Non-Recourse Indebtedness" of any person means Indebtedness of such person that

      (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person),

      (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way,

      (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof and

      (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Original Issue Date" means June 11, 1999.

      "Permitted Investments" means

      (a) any Investments in SFAC New Holdings or in an 85% Owned Subsidiary of SFAC New Holdings that is engaged in the same or a similar or related line of business as SFAC New Holdings or any of its Subsidiaries were engaged in on the date of the indenture;

      (b)   any Investments in Cash Equivalents;


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      (c)   Investments by SFAC New Holdings or any Subsidiary of SFAC New
            Holdings in a person that is engaged in the same or a similar or related line of business as SFAC New Holdings or any of its Subsidiaries were engaged in on the date of the indenture, if as a result of such Investment

            (i) such person becomes an 85% Owned Subsidiary of SFAC New Holdings or

            (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, SFAC New Holdings or an 85% Owned Subsidiary of SFAC New Holdings;

      (d) Investments in the Accounts Receivable Subsidiary permitted by the "Accounts Receivable Subsidiary" covenant;

      (e) Investments in agricultural commodities futures, options and other hedging obligations in the ordinary course of business; and

      (f) Investments (in addition to Investments permitted by the foregoing clauses (a) through (e)) that, in the aggregate, do not exceed $25 million at any one time outstanding.

      "Permitted Liens" means

      (a) Liens securing Indebtedness of Subsidiaries of SFAC New Holdings permitted under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

      (b)   Liens in favor of SFAC New Holdings and its Wholly Owned
            Subsidiaries;

      (c) Liens on property of a person existing at the time such person is merged into or consolidated with SFAC New Holdings or any Subsidiary of SFAC New Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation;

      (d) Liens on property existing at the time of acquisition thereof by SFAC New Holdings or any Subsidiary of SFAC New Holdings; provided, that such Liens were in existence prior to the contemplation of such acquisition;

      (e) Liens existing on the date of the indenture and renewals, extensions and replacements thereof; provided, that such renewals, extensions or replacements shall not apply to any property or assets not previously subject to such Liens or increase the principal amount of Obligations secured thereby;


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      (f)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

      (g) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business;

      (h) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

      (i) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (j) easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances and title defects which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of SFAC New Holdings and its Subsidiaries;

      (k) any Lien arising pursuant to any order of attachment, distraint or other legal process arising in connection with court or arbitration proceedings so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby;

      (l) licenses for the use of intellectual property rights or like intangible assets; and

      (m) Liens incurred in the ordinary course of business of SFAC New Holdings or any Subsidiary of SFAC New Holdings with respect to obligations that do not exceed $5 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit).

      "Permitted Preferred Stock" means preferred stock of SFC New Holdings that

      (i) ranks senior to the Common Stock of SFC New Holdings in respect of dividends and distributions in a liquidation of SFC New Holdings;


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      (ii)  does not mature or is not mandatorily redeemable, pursuant to a sinking fund or otherwise, or redeemable at the option of the holder thereof, in whole or in part, prior to June 15, 2010;

      (iii) provides that dividends may be paid, at the option of SFC New Holdings, by the issuance of additional shares of Permitted Preferred Stock, or if permitted under the terms of SFC New Holdings' outstanding indebtedness, in cash after June 15, 2005; and

      (iv) is issued by SFC New Holdings in compliance with the provisions of the indenture described under "Rights Offering."

      "Receivables Trust" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that

      (a)   shall not engage in any business other than

            (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof,

            (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and

            (iii) other activities incidental to the foregoing,

      (b) shall not at any time incur Indebtedness or issue any securities, except

            (i) certificates representing undivided interests in the Trust issued to the Accounts Receivable Subsidiary and

            (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and

      (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

      "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of the indenture, by and among SFAC New Holdings and the holders of


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the New 13% Debentures, as such agreement may be amended, modified or supplemented from time to time.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of March 16, 1998 by and among certain Subsidiaries of Specialty Foods and the lenders party thereto, providing for up to $125 million in aggregate principal amount of revolving loans and letters of credit, together with any replacement or additional loan agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.

      "Senior Revolving Debt" means all Obligations from time to time outstanding under the Revolving Credit Agreement.

      "Senior Term Debt" means all Obligations from time to time outstanding under the Term Loan Agreement.

      "SFAC indenture" means the indenture dated as of August 16, 1993, by and between Specialty Foods Acquisition Corporation and United States Trust Company of New York, as trustee, pursuant to which Specialty Foods Acquisition Corporation issued its 13% Secured Discount Debentures due 2005.

      "SFC New Holdings" means SFC New Holdings, Inc., a Delaware corporation and its subsidiaries.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

      "Subsidiary" of any person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof; provided, however, that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of SFAC New Holdings or of any of its Subsidiaries.

      "Tax Sharing Agreement" means the Tax Sharing Agreement, as amended, dated as of August 16, 1993, between Specialty Foods Acquisition Corporation and Specialty Foods, as amended to include SFAC New Holdings and SFC New Holdings as of the date of the indenture.


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      "Term Loan Agreement" means that certain Term Loan Agreement, dated as of
August 16, 1993, by and among Specialty Foods and the lenders party thereto providing for up to $315 million in aggregate principal amount of term loans, together with any replacement or additional credit agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.

      "Weighted Average Life of Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

      (a)   the then outstanding principal amount of such Indebtedness into

      (b)   the sum of the products obtained by multiplying

            (x) the amount of each then remaining installment, sinking fund, serial maturity or other scheduled required payments of principal, including payment at final maturity, in respect thereof, by

            (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock (other than, in the case of SFC New Holdings, Permitted Preferred Stock) or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

Global Securities

      Each New 13% Debenture to be issued to a holder exchanging an Old 13% Debenture held through a global security will be issued in the form of one or more global securities that will be deposited with, or on behalf of, DTC, which we refer to as the "Depository." Unless and until it is exchanged in whole or in part for New 13% Debentures of that series in definitive form, a global security may not be transferred except as a whole to a nominee of the Depository for such global security, or by a nominee of the Depository to the Depository or another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

Physical Securities

      If a holder of Old 13% Debentures holds such security in certificated form, New 13% Debentures issued to such holder will be in physical form. Following initial issuance, New 13% Debentures in physical form will be issued to a holder of New 13% Debentures upon request to SFAC New Holdings and the applicable trustee subject to compliance with the


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procedures therefor of the Depository. If the Depository is at any time unwilling or unable to continue as a depository for the global securities and a successor depository is not appointed by SFAC New Holdings within 90 days, SFAC New Holdings will issue certificated New 13% Debentures in exchange for the global securities.

Book-Entry System

      Each global security will be registered in the name of Cede & Co., the nominee of the Depository. Accordingly, beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by the Depository and its participants.

      The Depository has advised SFAC New Holdings as follows: the Depository is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Direct Participants") deposit with the Depository. The Depository also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in such Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Direct and Indirect Participants are on file with the SEC.

      The Depository advises that its established procedures provide that (i) upon issuance of the global securities by SFAC New Holdings, the Depository will credit the accounts of Direct Participants designated by SFAC New Holdings with the principal amounts of the New 13% Debentures issued pursuant to the exchange offers and (ii) ownership of interests in the global securities will be shown on, and the transfer of the ownership will be effected only through, records maintained by the Depository, the Direct Participants and the Indirect Participants.

      So long as a nominee of the Depository is the registered owner of the global securities, such nominee for all purposes will be considered the sole owner or holder of such global securities under the indenture.

      Neither SFAC New Holdings, the trustee, any paying agent nor the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on


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account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Principal and interest payments on the New 13% Debentures registered in the name of the Depository's nominee will be made in immediately available funds to the Depository's nominee as the registered owner of the global securities. Under the terms of the New 13% Debentures, SFAC New Holdings and the trustee will treat the persons in whose names the New 13% Debentures are registered as the owners of such New 13% Debentures for the purpose of receiving payment of principal and interest on such New 13% Debentures and for all other purposes whatsoever. Therefore, neither SFAC New Holdings, the trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the New 13% Debentures to owners of beneficial interests in the global securities. The Depository has advised SFAC New Holdings and the trustee that its current practice is, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on the Depository's records. Payments by Direct and Indirect Participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Direct and Indirect Participants and not of the Depository, the trustee, or SFAC New Holdings, subject to any statutory requirements that may be in effect from time to time. Payment of principal and interest to the Depository is the responsibility of SFAC New Holdings or the trustee; disbursement of such payments to the owners of beneficial interests in the global securities shall be the responsibility of the Depository and Direct and Indirect Participants.

      So long as the Depository continues to make its Same-Day Funds Settlement System available to SFAC New Holdings, all payments of principal and interest on the global securities will be made by SFAC New Holdings in immediately available funds.


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                    DESCRIPTION OF THE INITIAL 13% DEBENTURES

      The Old 13% Debentures are comprised of: (1) the initial 13% Debentures that we issued and sold in connection with the exchange offers that were completed on June 11, 1999, and (2) the SFAC 13% Debentures that were the subject of the June 11, 1999 private exchange transactions, but which did not participate in those exchange offers. The form and terms of our initial 13% Debentures are the same as the form and terms of the New 13% Debentures except that (a) our initial 13% Debentures are not registered under the Securities Act and bear legends restricting their transfer and (b) holders of our initial 13% Debentures have certain rights under a registration rights agreement which will terminate upon the consummation of these exchange offers. We refer you to the sections of this prospectus entitled "Description of the New 13% Debentures" and "The Exchange Offers--Termination of Certain Rights."


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                     DESCRIPTION OF THE SFAC 13% DEBENTURES

      General

      The following summary of certain provisions of the SFAC indenture does not purport to be complete and is qualified in its entirety by reference to the SFAC indenture, as amended by the first supplemental indenture dated as of June 8, 1999, including the definitions therein of certain terms used below. However, the summary does summarize all material provisions of the SFAC indentures, as amended. The definitions of certain terms used in the following summary are set forth under "Certain Definitions."

      Effective Subordination of the SFAC 13% Debentures

      The SFAC 13% Debentures rank pari passu in right of payment with all senior borrowings of Specialty Foods Acquisition Corporation and senior in right of payment to all subordinated indebtedness of Specialty Foods Acquisition Corporation In addition, the SFAC 13% Debentures are secured by a first priority lien and security interest in all of the issued and outstanding Capital Stock and intercompany notes, if any, owing to Specialty Foods Acquisition Corporation of Specialty Foods. However, the operations of Specialty Foods Acquisition Corporation are conducted through its Subsidiaries and, therefore, Specialty Foods Acquisition Corporation is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the SFAC 13% Debentures and the SFAC indenture. The SFAC 13% Debentures are effectively subordinated to all indebtedness and other liabilities of Specialty Foods Acquisition Corporation's Subsidiaries.

      Principal, Maturity and Interest

      The SFAC 13% Debentures are limited in aggregate principal amount to $319,250,000 and mature on August 15, 2005. After August 15, 1999, interest will accrue at the rate of 13% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2000, to holders of record on the immediately preceding February 1 and August 1. Interest on the SFAC 13% Debentures accrues from the most recent date to which interest has been paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The SFAC 13% Debentures are payable as to principal, interest and Additional Payments at the office or agency of Specialty Foods Acquisition Corporation maintained for such purpose within the City and State of New York or, at the option of Specialty Foods Acquisition Corporation, payment of interest may be made by check mailed to the holders of the SFAC 13% Debentures at their respective addresses set forth in the register of holders of SFAC 13% Debentures. Until otherwise designated by Specialty Foods Acquisition Corporation, Specialty Foods Acquisition Corporation's office or agency in New York will be the office of the trustee maintained for such purpose. The SFAC 13% Debentures are issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.


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

      Optional Redemption

      After August 15, 1999, the SFAC 13% Debentures will be subject to redemption at the option of Specialty Foods Acquisition Corporation, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders of SFAC 13% Debentures, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

         Year                                                  Percentage
      1999....................................................  104.33%
      2000....................................................  102.889%
      2001....................................................  101.444%
      2002 and thereafter.....................................  100.000%

      Redemption or Repurchase at the Option of Holders

      Change of Control

      Upon the occurrence of a Change of Control, each holder of SFAC 13% Debentures will have the right to require Specialty Foods Acquisition Corporation to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's SFAC 13% Debentures pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 60 days following any Change of Control, Specialty Foods Acquisition Corporation will mail a notice to each holder stating:

      (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all SFAC 13% Debentures tendered will be accepted for payment;

      (2) the purchase price and the purchase date, which shall be not later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");

      (3) that any SFAC 13% Debenture not tendered will continue to accrete or accrue interest;

      (4) that, unless Specialty Foods Acquisition Corporation defaults in the payment of the Change of Control Payment, all SFAC 13% Debentures accepted for payment pursuant to the Change of Control Offer will cease to accrete or accrue interest after the Change of Control Payment Date;


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

      (5) that holders electing to have any SFAC 13% Debentures purchased pursuant to a Change of Control Offer will be required to surrender the SFAC 13% Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the SFAC 13% Debentures completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

      (6) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of SFAC 13% Debentures delivered for purchase, and a statement that such holder is withdrawing his election to have the SFAC 13% Debentures purchased; and

      (7) that holders whose SFAC 13% Debentures are being purchased only in part will be issued SFAC 13% Debentures equal in principal amount to the unpurchased portion of the SFAC 13% Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral portion thereof. Specialty Foods Acquisition Corporation will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of SFAC 13% Debentures in connection with a Change of Control.

      On the Change of Control Payment Date, Specialty Foods Acquisition Corporation will, to the extent lawful, (1) accept for payment SFAC 13% Debentures or portions thereof tendered pursuant to the Change of Control Offer,
(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all SFAC 13% Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the trustee the SFAC 13% Debentures so accepted together with an Officers' Certificate stating the SFAC 13% Debentures or portions thereof tendered to Specialty Foods Acquisition Corporation. The paying agent will promptly mail to each holder of SFAC 13% Debentures so accepted payment in an amount equal to the purchase price for the SFAC 13% Debentures, and the trustee shall promptly authenticate and mail to each holder a SFAC 13% Debenture equal in principal amount to any unpurchased portion of the SFAC 13% Debentures surrendered by such holder, if any; provided that each such SFAC 13% Debenture will be in a principal amount of $1,000 or an integral multiple thereof. Specialty Foods Acquisition Corporation will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      Selection and Notice

      If less than all of the SFAC 13% Debentures are to be redeemed at any time, selection of SFAC 13% Debentures for redemption will be made by the trustee in compliance with the


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

requirements of the principal national securities exchange, if any, on which the SFAC 13% Debentures are listed, or, if the SFAC 13% Debentures are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided that no SFAC 13% Debenture of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of SFAC 13% Debentures to be redeemed at its registered address. If any SFAC 13% Debenture is to be redeemed in part only, the notice of redemption that relates to such SFAC 13% Debenture shall state the portion of the principal amount thereof to be redeemed. A SFAC 13% Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original SFAC 13% Debenture. On and after the redemption date, the SFAC 13% Debentures or portions of them called for redemption will cease to accrete or accrue interest.

      Security

      The SFAC 13% Debentures are secured by a pledge of all of the issued and outstanding Capital Stock and intercompany notes owing to Specialty Foods Acquisition Corporation (if any) of Specialty Foods.

      Specialty Foods Acquisition Corporation has entered into a pledge agreement (the "Pledge Agreement") providing for the pledge by Specialty Foods Acquisition Corporation to United States Trust Company of New York, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the Holders of the SFAC 13% Debentures, of all of the issued and outstanding Capital Stock of Specialty Foods and all notes representing intercompany indebtedness owing by Specialty Foods to Specialty Foods Acquisition Corporation that may from time to time be outstanding (collectively, the "Collateral"). Such pledge secures the payment and performance when due of all of the Obligations of Specialty Foods Acquisition Corporation under the SFAC indenture and the SFAC 13% Debentures as provided in the Pledge Agreement.

      So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the SFAC indenture and the Pledge Agreement, Specialty Foods Acquisition Corporation will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral. Upon the occurrence and during the continuance of an Event of Default, (a) all rights of Specialty Foods Acquisition Corporation to exercise such voting and other consensual rights shall cease, and all such rights shall become vested in the Collateral Agent, which to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights, (b) all rights of Holding to receive all cash dividends, interest and other payments shall upon or with respect to the Collateral shall cease and such cash dividends, interest and other payments shall be paid to the Collateral Agent and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Pledge Agreement. All funds distributed under the Pledge Agreement and received by the Collateral Agent for the benefit of the holders of the SFAC


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

13% Debenture shall be distributed by the Collateral Agent in accordance with the provisions of the SFAC indenture.

      Under the terms of the Pledged Agreement, upon an Event of Default, the Collateral Agent will determine the circumstances and manner in which the Collateral shall be disposed of, including, but not limited but not limited to, the determination of whether to sell all or part of the Collateral. Moreover, upon the full and final payment and performance of all obligations of Specialty Foods Acquisition Corporation under the SFAC indenture and the SFAC 13% Debentures, the Pledge Agreement will terminate and the pledged collateral will be released.

      Events of Default and Remedies

      The SFAC indenture, provides that each of the following constitutes an Event of Default:

      (i) default for 30 days in the payment when due of interest on the SFAC 13% Debentures;

      (ii) default in payment when due, of principal of, or premium, if any, on the SFAC 13% Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

      (iii) failure by Specialty Foods Acquisition Corporation for 60 days after notice to Specialty Foods Acquisition Corporation by the trustee or the holders of at least 25% in principal amount of the SFAC 13% Debentures then outstanding to comply with any other agreements in the SFAC indenture or the SFAC 13% Debentures;

      (iv) certain events of bankruptcy or insolvency with respect to Specialty Foods Acquisition Corporation, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and

      (v) Specialty Foods Acquisition Corporation breaches certain covenants in the Pledge Agreement or the Pledge Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect.

      If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal annum of the then outstanding SFAC 13% Debentures may declare all the SFAC 13% Debentures to be due and payable immediately. Upon such declaration, the Accreted Value of (if prior to August 15, 1999) or the principal of and accrued interest on (if on or after August 15,
1999) all SFAC 13% Debentures shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Specialty Foods Acquisition Corporation, any


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

Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary all outstanding SFAC 13% Debenture will become due and payable without further action or notice. Holders of the SFAC 13% Debentures may not enforce the SFAC indenture or the SFAC 13% Debentures except as provided in the SFAC indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding SFAC 13% Debentures may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the SFAC 13% Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Specialty Foods Acquisition Corporation with the intention of avoiding payment of the premium, if any, that Specialty Foods Acquisition Corporation would have had to pay if Specialty Foods Acquisition Corporation then had elected to redeem the SFAC 13% Debentures pursuant to the optional redemption provisions of the SFAC indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to August 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Specialty Foods Acquisition Corporation with the intention of avoiding the prohibition on redemption of the SFAC 13% Debentures prior to such date, then the premium specified in the SFAC indenture shall also become immediately due and payable to the extent permitted by law.

      The holders of not less than a majority in aggregate principal amount of the SFAC 13% Debentures then outstanding by notice to trustee may on behalf of the holders of all of the SFAC 13% Debentures waive any existing Default or Event of Default and its consequences under the SFAC indenture including annulling a declaration of acceleration of maturity) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the SFAC 13% Debentures.

      Specialty Foods Acquisition Corporation is required to deliver to the trustee annually a statement regarding Compliance with the SFAC indenture, and Specialty Foods Acquisition Corporation is required upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.


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

      No Personal Liability of Directors, Officers, Employees and Stockholders

      No post, present or future director, officer, employee, incorporator or stockholder of Specialty Foods Acquisition Corporation, as such, shall have any liability for any obligations of Specialty Foods Acquisition Corporation under the SFAC 13% Debentures or the SFAC indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of SFAC 13% Debentures by accepting a SFAC 13% Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the SFAC 13% Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver be against public policy.

      Legal Defeasance and Covenant Defeasance

      Specialty Foods Acquisition Corporation may, at its option and at any time elect to have its obligations discharged with respect to the outstanding SFAC 13% Debentures ("Legal Defeasance"). Legal defeasance means that Specialty Foods Acquisition Corporation will be deemed to have paid and discharged the entire indebtedness represented by the outstanding SFAC 13% Debentures, except for

      (i) the rights of holders of the SFAC 13% Debentures to receive payments, solely from the trust fund described below, in respect of the principal of, premium, if any, and interest on the SFAC 13% Debentures when such payments are due,

      (ii) Specialty Foods Acquisition Corporation's obligations with respect to the SFAC 13% Debentures concerning issuing temporary SFAC 13% Debentures, registration of SFAC 13% Debentures, mutilated, destroyed, lost or stolen SFAC 13% Debentures and the maintenance of an office or agency for payment in money for security payments held in trust,

      (iii) the rights, powers, trust, and duties and immunities of the trustee, and Specialty Foods Acquisition Corporation's obligations in connection therewith and (iv) the Legal Defeasance provisions of the SFAC indenture.

In addition, Specialty Foods Acquisition Corporation may, at its option and at any time, elect to have the obligations of Specialty Foods Acquisition Corporation released with respect to certain covenants that are described in the SFAC indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the SFAC 13% Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the SFAC 13% Debentures.

      In order to exercise either Legal Defeasance or Covenant Defeasance,


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

      (i) Specialty Foods Acquisition Corporation must irrevocably deposit with the trustee or paying agent, in trust, for the benefit of the holders of the SFAC 13% Debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the SFAC 13% Debentures on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on such outstanding SFAC 13% Debentures;

      (ii) in the case of Legal Defeasance, Specialty Foods Acquisition Corporation will have delivered to the trustee an opinion of counsel in the United States reasonably accepted to the trustee confirming that (A) Specialty Foods Acquisition Corporation has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the SFAC indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such outstanding SFAC 13% Debenture will not recognize income, gain or loss for federal Income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (iii) in the case of Covenant Defeasance, Specialty Foods Acquisition Corporation shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of such outstanding SFAC 13% Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

      (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the indentures, the Term Loan Agreement, the Revolving Credit Agreement or any other material agreement or instrument to which Specialty Foods Acquisition Corporation is a party or by which Specialty Foods Acquisition Corporation is bound;

      (vi) Specialty Foods Acquisition Corporation shall have delivered to the trustee on opinion of counsel to the effect that after the 91st day following the deposit, the


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

            trust funds will not be subject to the affect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (vii) Specialty Foods Acquisition Corporation shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by Specialty Foods Acquisition Corporation with the intent of preferring the holders of the SFAC 13% Debentures over the other creditors of Specialty Foods Acquisition Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of Specialty Foods Acquisition Corporation or others; and

      (viii) Specialty Foods Acquisition Corporation shall be delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      Transfer and Exchange

      A holder may transfer or exchange SFAC 13% Debentures in accordance with the SFAC indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Specialty Foods Acquisition Corporation may require a holder to pay any taxes and fees required by law or permitted by the SFAC indenture. Specialty Foods Acquisition Corporation is not required to transfer or exchange any SFAC 13% Debenture selected for redemption. Also, Specialty Foods Acquisition Corporation is not required to transfer or exchange any SFAC 13% Debenture for a period of 15 days before a selection of the SFAC 13% Debentures to be redeemed.

      The registered holder of a SFAC 13% Debenture will be treated as the owner of it for all purposes.

      Amendment, Supplement and Waiver

      Except as provided In the next succeeding paragraphs, the SFAC indenture and the SFAC 13% Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the SFAC 13% Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the SFAC 13% Debentures), and any existing default or compliance with any provision of the SFAC indenture or the SFAC 13% Debentures may be waived with the consent of the holders of a majority in principal amount of the then outstanding SFAC 13% Debentures (including consents obtained in connection with a tender offer or exchange offer for the SFAC 13% Debentures).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any SFAC 13% Debenture held by a non-consenting holder of SFAC 13% Debentures)


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

      (i) reduce the principal amount of SFAC 13% Debentures whose holders must consent to an amendment, supplement or waiver,

      (ii) reduce the principal of or change the fixed maturity of any SFAC 13% Debenture or alter the provisions with respect to the redemption of the SFAC 13% Debentures,

      (iii) reduce the rate of or change the time for payment of interest on any SFAC 13% Debenture,

      (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the SFAC 13% Debentures (except a rescission of acceleration of the SFAC 13% Debentures by the holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration),

      (v) make any SFAC 13% Debenture payable in money other than that stated in the SFAC 13% Debentures,

      (vi) make any change in the provisions of the SFAC indenture relating to waivers of past Defaults or the rights of holders of SFAC 13% Debentures to receive payments of principal of or interest on the SFAC 13% Debentures,

      (vii) waive a redemption payment with respect to any SFAC 13% Debenture or

      (vii) make any change in the foregoing amendment and waiver provisions.

      Without the consent of at least 75% in principal amount of the SFAC 13% Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the SFAC 13% Debentures), no waiver or amendment to the SFAC indenture may make any change in the provisions described above under the caption "Change of Control" that adversely affects the rights of any holder of SFAC 13% Debentures.

      Notwithstanding the foregoing, without the consent of any holder of SFAC 13% Debentures, Specialty Foods Acquisition Corporation and the trustee may amend or supplement the SFAC indenture, or the SFAC 13% Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated SFAC 13% Debentures in addition to or in place of certificated SFAC 13% Debentures, to provide for the assumption of Specialty Foods Acquisition Corporation's obligations to holders of the SFAC 13% Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the SFAC 13% Debentures or that does not adversely affect the legal rights under the SFAC indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the SFAC indenture under the Trust indenture Act.


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      Concerning the Trustee

      The indenture contains certain limitations on the rights of the trustee, should the trustee become a creditor of Specialty Foods Acquisition Corporation, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if the trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding SFAC 13% Debentures have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The SFAC indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the SFAC indenture at the request of any holder of SFAC 13% Debentures, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

      Certain Definitions

      Set forth below are certain defined terms used in the SFAC indenture. Reference is made to the SFAC indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Accounts Receivable Agreements" means the Receivable Transfer and Servicing Agreement, dated as of August 16, 1993, among the Account Receivable Subsidiary, Specialty Foods, the Servicers and the Banks party thereto and Chemical Bank, as agent for the Banks, the Receivable Sale Agreement, dated as of August 16, 1993, among Specialty Foods, the Sellers party thereto and the Accounts Receivable Subsidiary and any related instruments and agreements executed in connection therewith.

      "Accounts Receivable Discount" means, with respect to any account receivable sold by Specialty Foods or any of its Subsidiaries to the Accounts Receivable Subsidiary, (a) the difference between (i) the face amount of such account receivable and (ii) the aggregate amount of consideration (after giving effect to any subsequent adjustments thereto) received upon the sale of such account receivable (with any Accounts Receivable Subsidiary Notes received in consideration in such sale being valued at the principal amount thereof for this purpose), less (b) the amount of such difference that is calculated on the basis of, or with reference to, (i) the historical bad debt allowance or accounts receivable write-offs of the seller of such account receivable, (ii) fees and other operating expenses of the Accounts Receivable Subsidiary payable to parties other than Specialty Foods Acquisition Corporation and its Subsidiaries and acquirors of accounts receivable or participation interests therein (in their capacity as acquirors) to the extent that such fees and expenses do not exceed such amounts as would be obtained in an arm's-length transaction and
(iii) credits to the obligor of such account receivable applied


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

to the face amount of such account receivable in respect of discount expense (including prompt payment and volume discounts), rebates, refunds, promotional allowances, billing error expense and similar adjustments made by the Seller of such account receivable so the face amount thereof.

      "Accounts Receivable Subsidiary" means a newly created, wholly owned subsidiary of Specialty Foods Acquisition Corporation designated as such by Specialty Foods Acquisition Corporation, (a) that has total assets at the time of such designation with a book value of $100,000 or less and (b) with which neither Specialty Foods Acquisition Corporation nor any other Subsidiary of Specialty Foods Acquisition Corporation has any obligation (i) to subscribe for additional shares of Capital Stock or other equity interests therein (other than to finance the purchase of additional accounts receivable of Specialty Foods and its Subsidiaries) or (ii) to maintain or preserve such Accounts Receivable Subsidiary's financial condition or to cause it to achieve certain levels of operating results.

      "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

      "Accreted Value" means, as of any date of determination prior to August 15, 1999, the sum of (a) the initial offering price of each SFAC 13% Debenture and (b) that portion of the excess of the principal amount of each SFAC 13% Debenture over such initial offering price as shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13% per annum of the initial offering price of the SFAC 13% Debentures, compounded semi-annually on each February 15 and August 15 from the date of issuance of the SFAC 13% Debentures through the date of determination.

      "Acquired Debt" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merged with or into or became a Subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 20% or more of the voting securities of a person shall be deemed to be control, (ii) no lender party to the Term Loan Agreement or the Revolving Credit Agreement (or any of its affiliates) shall be deemed to be an Affiliate of Specialty Foods Acquisition Corporation or any of its Subsidiaries solely by virtue of being party to the Term Loan Agreement or the Revolving Credit Agreement and (iii) an officer of a person shall not be deemed an Affiliate of such person unless such officer directly or indirectly controls such person.


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

      "Business Day" means each day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

      "Cash Equivalents" means

      (i)   cash,

      (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

      (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Term Loan Agreement or the Revolving Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000,

      (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
            (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and

      (v) commercial paper issued by any lender party to the Term Loan Agreement or the Revolving Credit Agreement (or the parent company of any such lender) and commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

      "Change of Control" means the occurrence of any of the following:

      (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Specialty Foods Acquisition Corporation's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Related Parties (as defined below)),

      (ii) the adoption of a plan relating to the liquidation or dissolution of Specialty Foods Acquisition Corporation,


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      (iii) the consummation of any transaction the result of which is that any person or group (as defined above) (other than the Principals and their Related Parties) owns, directly or indirectly, more of the voting power of the voting stock of Specialty Foods Acquisition Corporation than the Principals and their Related Parties,

      (iv) the first day on which a majority of the members of the Board of Directors of Specialty Foods Acquisition Corporation are not Continuing Directors and

      (v) Specialty Foods Acquisition Corporation ceases to own 100% of the outstanding Equity Interests of Specialty Foods. For the purposes of the foregoing sentence, any shares of voting stock that are required to be voted for a nominee of any Principal or Related Party pursuant to a binding agreement between the holder thereof and such Principal or Related Party shall be deemed to be held by such Principal or Related Party, as the case may be, for purposes of determining the percentage of voting power held by any person.

      "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of such person for such period plus (a) an amount equal to any extraordinary loss, plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) all depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any non-cash charge constituting an extraordinary item of loss or expense and any non-cash charge that requires an accrual of or a reserve for cash charges for any future period) of such person for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, plus (e) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (f) without duplication, the amount of Accounts Receivable Discount attributable to sales of accounts receivable by such person and its Subsidiaries to the Accounts Receivable Subsidiary during such period to the extent such Account Receivable Discount was deducted in computing Consolidated Net Income for such period.

      "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any person (other than the Accounts Receivable Subsidiary) that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary of the referent person, (ii) the Net Income of any Subsidiary of the referent person (or the Accounts Receivable Subsidiary) shall be excluded to the extent that the declaration or payment


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

of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary (or the Accounts Receivable Subsidiary) or its stockholders, (iii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any person, the sum of (i) the consolidated equity of the common stockholders of such person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the SFAC indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person, (y) all investments in unconsolidated Subsidiaries and in persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Specialty Foods Acquisition Corporation who (i) was a member of such Board of Directors on the date of the SFAC indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Stock" means, with respect to the SFAC 13% Debentures, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or its mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the SFAC 13% Debentures mature.

      "85% Owned Subsidiary" of a person means any Subsidiary of such person at least 85% of the outstanding Capital Stock or other ownership interests (including at least 51% of the outstanding voting Capital Stock or other voting ownership interests) of which are owned directly or indirectly by such person.


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

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Existing Indebtedness" means Indebtedness of Specialty Foods Acquisition Corporation and its Subsidiaries (other than under the Term Loan Agreement, the Revolving Credit Agreement and the Note indentures) in existence on the date of the SFAC indenture, until such amounts are repaid.

      "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that Specialty Foods Acquisition Corporation or any of its Subsidiaries incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or consummates any Material Acquisition subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, or the consummation of such Material Acquisition, as if the same had occurred at the beginning of the applicable period. For purposes of calculating the Fixed Charge Coverage Ratio of Specialty Foods Acquisition Corporation for any period commencing prior to the date of the private exchange transactions we completed on June 11, 1999, pro forma effect shall be given to the private exchange transactions we completed on June 11, 1999 and the financing thereof as if the same had occurred at the beginning of such period.

      "Fixed Charges" means, with respect to any person for any period, the sum of

(a) consolidated interest expense of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations but excluding amortization of deferred financing fees), excluding, in the case of Specialty Foods Acquisition Corporation, the interest expense of the Accounts Receivable Subsidiary with respect to Non-Recourse Indebtedness, plus

(b) the interest expense of any other person for such period with respect to Indebtedness that is guaranteed by the referent person, plus

(c) the product of

      (i) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such person, times


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

      (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, plus

(d) one-third of all operating lease payments of such person paid or accrued during such period, in each case, on a consolidated basis and in accordance with GAAP, plus

(e) the amount of Accounts Receivable Discount attributable to sales of accounts receivable by such person and its Subsidiaries to the Accounts Receivable Subsidiary during such period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of the SFAC indenture.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "Hedging Obligations" means, with respect to any person, the obligations of such person under

      (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and

      (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

      "Indebtedness" means, with respect to any person, the principal amount of any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition.

      "Investments" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for


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

consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York City or at a place of payment are authorized by law or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financial statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Material Acquisition" means any material acquisition of a business, Capital Stock, property or assets or any other material transaction as a result of which a person becomes a Subsidiary of Specialty Foods Acquisition Corporation. For purposes of this definition, an acquisition or other transaction shall be deemed "material" if it has an aggregate value of $5 million or more.

      "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Non-Recourse Indebtedness" of any person means Indebtedness of such person that

      (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person),

      (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way,

      (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof and

      (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.


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

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Permitted Investments" means

      (a) any Investments in Specialty Foods Acquisition Corporation or in an 85% Owned Subsidiary of Specialty Foods Acquisition Corporation that is engaged in the same or a similar or related line of business as Specialty Foods Acquisition Corporation or any of its Subsidiaries were engaged in on the date of the SFAC indenture;

      (b)   any Investments in Cash Equivalents;

      (c) Investments by Specialty Foods Acquisition Corporation or any Subsidiary of Specialty Foods Acquisition Corporation in a person that is engaged in the same or a similar or related line of business as Specialty Foods Acquisition Corporation or any of its Subsidiaries were engaged in on the date of the SFAC indenture, if as a result of such Investment (i) such person becomes an 85% Owned Subsidiary of Specialty Foods Acquisition Corporation or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Specialty Foods Acquisition Corporation or an 85% Owned Subsidiary of Specialty Foods Acquisition Corporation;

      (d) Investments in agricultural commodities futures, options and other hedging obligations in the ordinary course of business; and

      (e) Investments (in addition to Investments permitted by the foregoing clauses (a) through (d)) that, in the aggregate, do not exceed $25 million at any one time outstanding.

      "Permitted Liens" means

      (a) Liens in favor of Specialty Foods Acquisition Corporation and its Wholly Owned Subsidiaries;

      (b) Liens on property of a person existing at the time such person is merged into or consolidated with Specialty Foods Acquisition Corporation or any Subsidiary of Specialty Foods Acquisition Corporation; provided that such Liens were in existence prior to the contemplation of such merger or consolidation;

      (c) Liens on property existing at the time of acquisition thereof by Specialty Foods Acquisition Corporation or any Subsidiary of Specialty Foods Acquisition


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

            Corporation; provided, that such Liens were in existence prior to the contemplation of such acquisition;

      (d) Liens existing on the date of the SFAC indenture and renewals, extensions and replacements thereof; provided, that such renewals, extensions or replacements shall not apply to any property or assets not previously subject to such Liens or increase the principal amount of Obligations secured thereby;

      (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

      (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business;

      (g) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

      (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (i) easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances and title defects which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Specialty Foods Acquisition Corporation and its Subsidiaries;

      (j) any Lien arising pursuant to any order of attachment, distraint or other legal process arising in connection with court or arbitration proceedings so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby;

      (k) licenses for the use of intellectual property rights or like intangible assets; and

      (l) Liens incurred in the ordinary course of business of Specialty Foods Acquisition Corporation or any Subsidiary of Specialty Foods Acquisition Corporation with respect to obligations that do not exceed $5 million at any one time outstanding


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

            and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit).

      "Principals" means Haas Wheat & Partners Incorporated, Acadia Partners, L.P. and Keystone, Inc.

      "Receivables Trust" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that

      (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing,

      (b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the Trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and

      (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of August 16, 1993 by and among certain Subsidiaries of Specialty Foods, the lenders party thereto and Chemical Bank, as administrative agent, providing for up to $125 million in aggregate principal amount of revolving loans and letters of credit, together with any replacement or additional loan agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.

      "Senior Revolving Debt" means all Obligations from time to time outstanding under the Revolving Credit Agreement.

      "Senior Term Debt" means all Obligations from time to time outstanding under the Term Loan Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

      "Specified Party" with respect to any Principal means (A) any controlling stockholder or partner, a direct or indirect 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal, (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or the succeeding clauses (D) or (E), (C) any partner or stockholder of any Principal as of the date of the SFAC indenture who acquires any assets or voting stock of Specialty Foods Acquisition Corporation pursuant to a general distribution by such Principal to each of its partners or stockholders, (D) any officer or director of any Principal as of the date of the SFAC indenture or (E) co-investment entities established by any Principal within 90 days of the date of the SFAC indenture and controlled by such Principal, any affiliated party (including any officer or director) of such Principal or of the general partner of such Principal (or of the general partner of any general partner of such Principal) or any combination of the foregoing; provided, however, that (x) each of Douglas D. Wheat, Mark W. Stephens, Thomas L. Harrison and HWP Specialty Partners, L.P. shall be deemed a Related Party of Haas Wheat & Partners Incorporated and (y) any officer or director of Oak Hill Partners, Inc. as of the date of the SFAC indenture shall be deemed a Related Party of Acadia Partners, L.P. and Keystone, Inc.

      "Subordinated Debentures" means Specialty Foods Acquisition Corporation's 11.0% Senior Subordinated Debentures due 2006.

      "Subsidiary" of any person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof; provided, however, that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of Specialty Foods Acquisition Corporation or of any of its Subsidiaries.

      "Tax Sharing Agreement" means that certain tax sharing agreement, dated as of the date of the SFAC indenture, by and among Specialty Foods, Specialty Foods Acquisition Corporation and each of their Subsidiaries, as in effect on the date of the SFAC indenture.

      "Term Loan Agreement" means that certain Term Loan Agreement, dated as of August 16, 1993, by and among Specialty Foods, the lenders party thereto and Chemical Bank, as administrative agent, providing for up to $315 million in aggregate principal amount of term loans, together with any replacement or additional credit agreement or agreements, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same lenders.

      "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives New 13% Debentures for its own account pursuant to the exchange offers in exchange for Old 13% Debentures acquired by it as a result of market-making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of New 13% Debentures received by it in the exchange offers. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these New 13% Debentures. The letter of transmittal states that by acknowledging that it will delver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New 13% Debentures received in exchange for Old 13% Debentures where these Old 13% Debentures were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the consummation of the exchange offers, and ending on the close of business 180 days after the completion of the exchange offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

      We will not receive any proceeds from any sale of New 13% Debentures by broker-dealers. New 13% Debentures received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter markets, in negotiated transactions, through the writing of options on the New 13% Debentures or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through such broker-dealer and/or the purchasers of any such New 13% Debentures. Any broker-dealer that resells New 13% Debentures that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of these New 13% Debentures may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of New 13% Debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      In the opinion of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison, the following discussion is an accurate general description of certain of the material anticipated United States Federal income tax consequences of the acquisition, ownership, and disposition of New 13% Debentures by U.S. holders (as defined below). This summary is based upon current laws, regulations, rulings, and judicial decisions all of which are subject to change, possibly retroactively. This summary deals only with holders that hold initial 13% Debentures or SFAC 13% Debentures and will hold New 13% Debentures as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not address tax considerations applicable to investors that may be subject to special tax rules such as banks, insurance companies, tax-exempt organizations, persons that will hold such debentures as part of an integrated investment (including a "straddle") comprised of such debentures and one or more other positions, dealers in securities or holders of initial 13% Debentures, SFAC 13% Debentures, or New 13% Debentures that are not U.S. holders (as defined below). In addition, this discussion does not consider the effect of any state, local, foreign, estate, gift or other tax laws. Investors considering acquiring New 13% Debentures pursuant to the exchange offer should consult their own tax advisors with respect to the application of the Federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

      As used in this prospectus, the term U.S. holder means a beneficial owner of debentures that is, for United States Federal income tax purposes, (1) a citizen or resident of the United States, (2) a domestic corporation or other entity taxable as a corporation, (3) an estate the income of which is subject to United States Federal income taxation regardless of its source, (4) a trust if
(A) a United States court is able to exercise supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (5) otherwise subject to United States Federal income taxation with respect to its worldwide income on a net income basis.

Taxation of Holders of Private 13% Debentures on the Exchange

      In the opinion of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison, the exchange of a initial 13% Debenture for a New 13% Debenture will not be a taxable event to a holder of our initial 13% Debenture, and a holder will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder will have the same adjusted basis and holding period in a New 13% Debenture that was received in exchange for our initial 13% Debenture as it had in our outstanding initial 13% Debenture immediately before such exchange. Further, the tax consequences of ownership and disposition of such a New 13% Debenture will be the same as the tax consequences of ownership and disposition of our outstanding initial 13% Debenture.

Taxation of Holders of SFAC 13% Debentures on the Exchange

      In the opinion of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison, the exchange of an outstanding SFAC 13% Debenture for an New 13% Debenture should be a taxable event to a holder of an outstanding SFAC 13% Debenture. Tendering holders should recognize gain or loss equal to the difference between
(i) the issue price of any New 13% Debentures received in the exchange offer and
(ii) such holder's adjusted tax basis in its SFAC 13% Debentures exchanged therefor. Because the SFAC 13% Debentures are not, and the New 13% Debentures will not be, traded on an established securities market, the issue price of a New 13% Debenture will be its stated principal amount. A holder's adjusted tax basis in its SFAC 13% Debentures will generally be equal to the amount paid for the SFAC 13% Debentures and, in the case of a holder that purchased the SFAC 13% Debentures after their original issuance at a discount to their initial issue price, market discount which such holder may have elected to include in income and reduced by, in the case of a holder that purchased the SFAC 13% Debentures after their original issuance at a premium, any such acquisition premium which the holder may have elected to deduct from income. The gain or loss recognized on such an exchange, if any, will be capital gain or loss, except to the extent that such gain is attributable to accrued market discount that the holder has not elected to include in income. The portion representing capital gain or loss will be long-term capital gain or loss if such SFAC 13% Debenture was held for more than one year. The deductibility of capital losses is subject to limitation. A holder's initial tax basis in a New 13% Debenture that was received in exchange for an SFAC 13% Debenture will be equal to the stated principal amount of such New 13% Debenture.

The Treatment of the New 13% Debentures

      Original Issue Discount on 13% Debentures Received in Exchange for Private 13% Debentures

      New 13% Debentures that are received in exchange for our initial 13% Debentures will have original issue discount for Federal income tax purposes. Consequently, holders of such New 13% Debentures will be required to include original issue discount in ordinary income over the period that they hold such debentures on the basis of a constant yield method.

      Because such New 13% Debentures are treated for Federal income tax purposes as the same as our initial 13% Debentures, the amount of original issue discount on such New 13% Debentures will be calculated as if the New 13% Debentures and initial 13% Debentures were a single debenture that was issued at the time such initial 13% Debenture was issued, for an issue price equal to the issue price of the initial 13% Debenture, and any accrued original issue discount on the initial 13% Debenture at the time of the exchange will carry over and be treated as accrued original issue discount on the New 13% Debenture. The issue price of a initial 13% Debenture is its stated principal amount less the amount allocated to any of our common stock received in exchange for such initial 13% Debenture and such common stock pursuant to the "investment unit" rules. Pursuant to these rules, when a debenture is issued together with certain property, the issue price of the debenture should be allocated to each of the debenture and property in proportion to their relative fair market values.

      Except as set forth below under "--Acquisition Premium" and "--Bond Premium," the amount of original issue discount on such a New 13% Debenture is equal to the excess of (i) its "stated redemption price at maturity" (the sum of all payments to be made on the debenture, whether denominated as interest or principal, other than payments of "qualified stated interest") over (ii) its issue price. "Qualified stated interest" on a debenture is the stated interest that is unconditionally payable in cash or property (other than debt instruments of New SFAC Holdings) at least annually at a single fixed rate. Any amount of original issue discount included in income will increase a holder's adjusted tax basis in such New 13% Debentures, and any payments (other than payments of qualified stated interest) will decrease a holder's adjusted tax basis in such exchange notes. Such payments will not be subject to Federal income tax.

      Original Issue Discount on 13% Debentures Received in Exchange for SFAC 13% Debentures

      New 13% Debentures that are received in exchange for SFAC 13% Debentures will have original issue discount for Federal income tax purposes. Consequently, holders of such Senior Subordinated Debentures will be required to include original issue discount in ordinary income over the period that they hold such debentures on the basis of a constant yield method.

      Except as set forth below under "--Acquisition Premium" and "--Bond Premium," the amount of original issue discount on such a New 13% Debenture will be equal to the excess of (i) its "stated redemption price at maturity" (the sum of all payments to be made on the debenture, whether denominated as interest or principal, other than payments of "qualified stated interest") over (ii) its issue price. "Qualified stated interest" on a debenture is the stated interest that is unconditionally payable in cash or property (other than debt instruments of New SFAC Holdings) at least annually at a single fixed rate.

      Any amount of original issue discount included in income will increase a holder's adjusted tax basis in such debentures, and any payments (other than payments of qualified stated interest) will decrease a holder's adjusted tax basis in such debentures. Such payments will not be subject to Federal income tax.

      Optional Right of Redemption

      During certain times, we have the right to redeem the New 13% Debentures at increasing percentages of less than their total accreted value at such times. See "Description of the New 13% Debentures -- Optional Redemption." Because the rules governing the calculation of original issue discount require us to presume that such an option will be exercised by us if it minimizes the yield to the holder, we intend to take the position that, solely for the purposes of calculating original issue discount, we will be deemed to exercise such options to redeem at the times such redemptions are possible. If such optional redemptions do not actually occur contrary to the assumption set forth in the preceeding sentence, then pursuant to the original issue discount rules, at the each time such a redemption was deemed to occur yet does not actually ocur, the New 13% Debenture will be considered retired and reissued for an amount equal to its then adjusted issue price.

      Applicable High Yield Debt Obligations

      The New 13% Debentures will constitute "applicable high yield debt obligations" ("AHYDOs") for Federal income tax purposes if their yield to maturity is equal to or greater than the sum of the applicable Federal rate (the "AFR") plus five percentage points. If the New 13% Debentures are AHYDOs, New SFAC Holdings will not be entitled to deduct original issue discount that accrues with respect to such debentures until amounts attributed to such original issue discount are paid in cash. In addition, to the extent the yield to maturity of such debentures exceeds the sum of the AFR plus six percentage points, New SFAC Holdings will not be entitled to claim a deduction for interest expense, for Federal income tax purposes, that is attributable to such excess yield.

      Market Discount

      The market discount rules generally provide that if a holder of a New 13% Debenture purchased the debenture, subsequent to the original offering, for an amount that is less than the "revised issue price" (the sum of the issue price of the New 13% Debenture and the aggregate amount of original interest discount includible in the gross income of all holders for periods before the acquisition of the New 13% Debenture by such holder, which probably should be reduced by, although it is not expressly stated in the Code, the amount of all payments previously received on the New 13% Debenture) of the New 13% Debenture, the amount of the difference will be treated as "market discount" for Federal income tax purposes, unless such difference is less than a specified de minimis amount. Such a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a New 13% Debenture as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such New 13% Debenture at the time of such payment or disposition. In addition, the holder may be required to defer, until the maturity of the New 13% Debenture or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such New 13% Debenture.

      Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the New 13% Debenture, unless the holder elects to accrue on a constant interest method. A holder of a New 13% Debenture may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

      Acquisition Premium

      The acquisition premium rules generally provide that if a holder of a New 13% Debenture purchased the debenture, subsequent to the original offering, for an amount that is greater than the "adjusted issue price" (the sum of the issue price of the New 13% Debenture and the aggregate amount of original interest discount includible in the gross income of all holders for periods before the acquisition of the New 13% Debenture by such holder, reduced by the amount (other than qualified stated interest) of all payments previously received on the New 13% Debenture) of the New 13% Debenture, the amount of such excess will be treated as "acquisition premium" for Federal income tax purposes, and the amount of original issue discount that the holder includes in gross income is reduced to reflect such acquisition premium. Acquisition premium is allocated on a pro rata basis to each accrual of original issue discount reducing original issue discount by a constant fraction, the numerator of which is the excess of the adjusted basis of the New 13% Debenture over its adjusted issue price, and the denominator of which is the excess of the sum of all amounts (other than qualified stated interest) payable on the New 13% Debenture after the purchase date over its adjusted issue price. Alternatively, a holder may elect to amortize acquisition premium on a constant yield basis, treating the holder's basis in the New 13% Debenture as the New 13% Debenture's issue price.

      Bond Premium

      If a subsequent holder's tax basis in a New 13% Debenture exceeds the sum of all amounts (other than qualified stated interest) payable on such debenture after the acquisition date, such excess would be treated as "amortizable bond premium." The Holder may elect to amortize such excess over the period from the acquisition date of the debenture to the maturity date. Amortizable bond premium allocable to a period may be offset against qualified stated interest on the related security to the extent such qualified stated interest for the period exceeds the holder's yield for the period (the yield being the discount rate that, when used in computing the present value of all remaining payments to be made (including qualified stated interest) produces an amount equal to the holder's basis in the debenture. Additional amortizable premium for a period may be treated as a bond premium deduction to the extent that the holder's total interest inclusions on the debenture in prior periods exceed the total amount treated by the holder as a bond premium deduction on the debenture in prior periods. Any excess over such total interest inclusions is carried forward to the next accrual period. A holder that elects to amortize bond premium must reduce its adjusted basis in the debenture by the amount of allowable amortization. An election to amortize bond premium applies to the amortizable bond premium on all taxable bonds held during or after the holder's taxable year for which the election is made and may be revoked only with the consent of the Internal Revenue Service.

      Sale, Exchange or Retirement of New 13% Debentures

      If a New 13% Debenture is redeemed, sold or otherwise disposed of, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such New 13% Debenture (to the extent such amount does not represent accrued but unpaid interest) and such holder's adjusted tax basis in such debenture. Except as set forth in the discussion of market discount set forth above, such gain or loss will be capital gain or loss and will be long-term if the holder has held the New 13% Debenture for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

      Reporting Requirements

      New SFAC Holdings will provide annual information statements to holders of New 13% Debentures and to the Internal Revenue Service setting forth the amount of original issue discount determined to be attributable to each of the New 13% Debentures for that year.

      THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NEW 13% DEBENTURES IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NEW 13% DEBENTURES SHOULD CONSULT HIS OWN ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NEW 13% DEBENTURES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                                  LEGAL MATTERS

      The validity of the New 13% Debentures will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                     EXPERTS

      The financial statements of Specialty Foods Acquisition Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been included in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

      We are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. However, we will be subject to those requirements upon the completion of the exchange offers. In addition, the indenture for the New 13% Debentures requires that we file reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission and provide those reports to the trustee and holders of the notes. You can inspect and copy at prescribed rates the reports and other information that we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of such materials from us upon request.

      We have filed a registration statement on Form S-4 with the Securities and Exchange Commission covering the New 13% Debentures, and this prospectus is part of our registration statement. For further information on us and the New 13% Debentures, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

      We have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the New 13% Debentures remain outstanding, we will furnish you as a holder of the New 13% Debentures and will, if permitted, file with the Securities and Exchange Commission (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants, and (2) all reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if we were required to file such reports. In addition, for so long as any of the New 13% Debentures remain outstanding, we have agreed to make available to any prospective purchaser of the New 13% Debentures or beneficial owner of the notes in connection with any sale of these notes the information required by Rule 144 under the Securities Act.

                         INDEX TO FINANCIAL INFORMATION

                                                                            Page
                                                                            ----

Annual Information - Specialty Foods Acquisiton Corporation

Independent Auditors' Report.................................................F-2
Consolidated Balance Sheets -
  December 31, 1998 and 1997.................................................F-3
Consolidated Statements of Operations
  Years ended December 31, 1998, 1997, and 1996..............................F-4
Consolidated Statements of Changes in Stockholders' Equity -
  Years ended December 31, 1998, 1997, and 1996..............................F-5
Consolidated Statements of Cash Flows -
  Years ended December 31, 1998, 1997, and 1996..............................F-6
Notes to Financial Statements................................................F-7

Financial Statement Schedule:
  Condensed Financial Information of Specialty Foods Acquisition
  Corporation...............................................................F-26

Interim Information - Specialty Foods Acqusition Corporation

Condensed Consolidated Balance Sheets as of March 31, 1999 and
  December 31, 1998.........................................................F-29
Condensed Consolidated Statements of Operations for the three months ended March 31, 1999 and 1998......................................F-30
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1999 and 1998.............................................F-31
Notes to Financial Statements...............................................F-32

All other financial statement schedules are omitted as not applicable or because the required information is presented in the consolidated financial statements or related notes.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Specialty Foods Acquisition Corporation:

We have audited the accompanying consolidated balance sheets of Specialty Foods Acquisition Corporation and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. In connection with our audits of the financial statements, we also have audited the related financial statements schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Specialty Foods Acquisition Corporation and Subsidiaries as of December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                      KPMG LLP

Chicago, Illinois
March 19, 1999

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                 (In thousands)

                                                                          December 31,
                                                                 -----------------------------
                                                                    1998              1997
                                                                 -----------       -----------
                                     Assets
Current assets:
  Cash and cash equivalents                                      $     5,881       $   234,267
  Accounts receivable, net                                            19,327            15,504
  Inventories                                                         23,366            20,188
  Net assets of discontinued operations                               86,632            65,192
  Other current assets                                                 7,234             7,157
                                                                 -----------       -----------
      Total current assets                                           142,440           342,308

Property, plant, and equipment, net                                  234,944           146,023
Intangible assets, net                                               113,438               842
Other noncurrent assets                                               43,573            28,334
                                                                 -----------       -----------
      Total assets                                               $   534,395       $   517,507
                                                                 ===========       ===========

Liabilities and Stockholders' Equity

Current liabilities:
  Current maturities of long-term debt                           $     3,450       $     2,561
  Accounts payable                                                    37,779            41,925
  Accrued expenses                                                    80,741            80,906
                                                                 -----------       -----------
      Total current liabilities                                      121,970           125,392

Long-term debt                                                     1,250,198         1,134,355
Other noncurrent liabilities                                          31,355            30,645
                                                                 -----------       -----------
Total liabilities                                                  1,403,523         1,290,392
                                                                 -----------       -----------

Redeemable preferred stock                                            19,500            19,500

Stockholders' equity:
  Common stock: par value $0.01; authorized 100,000 shares;
    issued 64,648 shares                                                 646               646
  Additional paid-in capital                                          42,750            42,750
  Accumulated deficit                                               (930,659)         (834,416)

    Cost of common shares in treasury                                 (1,365)           (1,365)
                                                                 -----------       -----------
      Total stockholders' equity                                    (888,628)         (792,385)
                                                                 -----------       -----------
      Total liabilities and stockholders' equity                 $   534,395       $   517,507
                                                                 ===========       ===========

See accompanying notes to consolidated financial statements.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Operations

                      (In thousands, except per share data)

                                                           Years ended December 31,
                                                  -----------------------------------------
                                                     1998            1997            1996
                                                  ---------       ---------       ---------
Net sales                                         $ 742,315       $ 718,105       $ 705,996
Cost of sales                                       329,567         321,851         328,422
                                                  ---------       ---------       ---------
  Gross profit                                      412,748         396,254         377,574
                                                  ---------       ---------       ---------

Operating expenses:
  Selling, distribution, general and
    administrative expenses                         380,766         367,996         350,431
  Amortization of intangibles                         1,471             900           7,032
  Goodwill write-down                                    --              --         203,304
                                                  ---------       ---------       ---------
                                                    382,237         368,896         560,767
                                                  ---------       ---------       ---------
    Operating profit (loss)                          30,511          27,358        (183,193)

Other:
  Interest expense, net                             133,961         134,546         132,373
  Other expense, net                                  3,129           4,729           9,132
                                                  ---------       ---------       ---------
    Loss before income taxes                       (106,579)       (111,917)       (324,698)

Provision (benefit) for income taxes                   (613)            380           1,093
                                                  ---------       ---------       ---------

  Loss from continuing operations                  (105,966)       (112,297)       (325,791)

Discontinued operations:
  Earnings (loss)                                    10,324          31,404        (146,273)
  Gain (loss) on disposal                              (601)        133,130         (14,514)
                                                  ---------       ---------       ---------
                                                      9,723         164,534        (160,787)
                                                  ---------       ---------       ---------

  Income (loss) before extraordinary items        $ (96,243)      $  52,237       $(486,578)

Extraordinary items                                      --          (5,714)             --
                                                  ---------       ---------       ---------

      Net income (loss)                           $ (96,243)      $  46,523       $(486,578)
                                                  =========       =========       =========

Earnings (loss) per basic and diluted share:
  From continuing operations                      $   (1.69)      $   (1.78)      $   (5.12)
  From discontinued operations                         0.16            2.61           (2.53)
  Extraordinary items                                    --           (0.09)             --
                                                  ---------       ---------       ---------
  Net income (loss)                               $   (1.53)      $    0.74       $   (7.65)
                                                  =========       =========       =========
  Weighted average shares outstanding
    basic and diluted                                62,768          63,097          63,638
                                                  =========       =========       =========

See accompanying notes to consolidated financial statements.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

           Consolidated Statements of Changes in Stockholders' Equity

                                 (In thousands)

                                             Common Stock       Additional                  Cumulative       Treasury stock
                                          -------------------     paid-in      Accumulated  translation    ------------------
                                          Shares       Amount     Capital        deficit     adjustment    Shares     Amount
                                          ------       ------     -------       ---------       -----      ------     -------
Balance at December 31, 1995              64,648        $646      $42,750       $(394,361)      $(837)        174     $  (126)

Shares issued                                 --          --           --              --          --        (159)        116
Purchase of treasury stock, net               --          --           --              --          --       1,144        (836)
Cumulative translation adjustment             --          --           --              --         837          --          --
Net loss                                      --          --           --        (486,578)         --          --          --
                                          ------        ----      -------       ---------       -----       -----     -------

Balance at December 31, 1996              64,648        $646      $42,750       $(880,939)      $  --       1,159     $  (846)

Purchase of treasury stock, net               --          --           --              --          --         721        (519)

Net income                                    --          --           --          46,523          --          --          --
                                          ------        ----      -------       ---------       -----       -----     -------

Balance at December 31, 1997              64,648         646       42,750        (834,416)         --       1,880      (1,365)

Net loss                                      --          --           --         (96,243)         --          --          --
                                          ------        ----      -------       ---------       -----       -----     -------

Balance at December 31, 1998              64,648        $646      $42,750       $(930,659)      $  --       1,880     $(1,365)
                                          ======        ====      =======       =========       =====       =====     =======

See accompanying notes to consolidated financial statements.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                 (In thousands)

                                                                Years ended December 31,
                                                        -----------------------------------------
                                                           1998            1997            1996
                                                        ---------       ---------       ---------
Cash flows from operating activities:
  Loss from continuing operations                       $(105,966)      $(112,297)      $(325,791)
  Adjustments to reconcile to net cash from
    continuing operating activities:
    Depreciation and amortization                          27,204          21,087          27,868
    Debt issuance cost amortization                        10,109           6,120           6,081
    Accretion of interest                                  48,601          43,148          38,285
    Write-down of goodwill                                     --              --         203,304
    Loss on disposal of property, plant, and
      equipment, net                                          436           1,521           5,747
    Changes in assets and liabilities, net of
      effects from acquisitions of
      businesses:
      Accounts receivable                                   8,916           6,241          14,612
      Inventories                                           1,338             398             214
      Prepaid expenses and other assets                       274           1,576          (5,987)
      Accounts payable                                     (8,478)         (9,093)          2,064
      Accrued expenses and other                          (15,551)        (14,785)         (1,756)
                                                        ---------       ---------       ---------
  Net cash used by continuing operating activities        (33,117)        (56,084)        (35,359)
  Net cash provided (used) by discontinued
    operations                                            (11,717)        (41,564)         27,055
                                                        ---------       ---------       ---------

Net cash used by operating activities                     (44,834)        (97,648)         (8,304)

Cash flows from investing activities:
  Acquisitions of businesses, net of cash acquired       (135,035)             --              --
  Net proceeds from divestitures of businesses                 --         384,096          69,333
  Capital expenditures                                    (91,445)        (36,071)        (25,218)
  Cash restricted for the purchase of property,
    plant and equipment                                    (8,017)             --              --
  Proceeds from sale leaseback, net                            --              --          13,370
  Other                                                    (5,061)         (3,281)           (727)
                                                        ---------       ---------       ---------
Net cash provided (used) by investing activities         (239,558)        344,744          56,758

Cash flows from financing activities:
  Increase (decrease) in revolving credit                  75,000         (78,300)          5,700
  Payments on long-term debt                               (6,115)         (3,529)         (2,303)
  Payments of debt issuance costs                         (12,879)             --          (3,738)
  Issuance of redeemable preferred stock                       --          19,500              --

     Other                                                     --           1,319          (1,574)
                                                        ---------       ---------       ---------
Net cash provided (used) by financing activities           56,006         (61,010)         (1,915)

Increase (decrease) in cash and cash equivalents         (228,386)        186,086          46,539

Balance - beginning of year                                24,267          48,181           1,642
                                                        ---------       ---------       ---------
Balance - end of year                                   $   5,881       $ 234,267       $  48,181
                                                        =========       =========       =========

See accompanying notes to consolidated financial statements.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(1)   Company Background

      Specialty Foods Acquisition Corporation ("SFAC") through its direct, wholly-owned subsidiary, Specialty Foods Corporation ("SFC"), is a leading producer, marketer and distributor of bakery products, including retail bread, cookies and other baked goods. The continuing operations of SFC consist of the following operating companies:

      o Metz Baking Company ("Metz") - Metz is a leading retail bread company serving a sixteen state area of the Midwestern United States. Metz's product line includes breads, buns, rolls and sweet goods.

      o Mother's Cake & Cookie Co. ("Mother's") - Mother's is the second largest retail cookie producer and distributor in the Western United States. Mother's sells its branded cookie products primarily to retail grocers.

      o Archway Cookies, Inc. ("Archway") - Acquired in 1998, Archway is one of the nation's leading cookie makers, producing more than one billion cookies annually. Archway sells its branded cookie products through a network of independent distributors who resell to retail food outlets and chain stores throughout the U.S. and Canada.

      o Andre-Boudin Bakeries, Inc. ("Boudin") - Boudin is a leading marketer of premium branded specialty breads and bread-related products. Boudin sells most of its products through a chain of 46 bakery cafes and kiosks located in California and the greater Chicago area.

      The Company's discontinued operations are described in Note 3.

(2)   Summary of Significant Accounting Policies

      Basis of Presentation

      The Company's financial statements are presented on a consolidated basis. All significant intercompany accounts and transactions have been eliminated. Acquisitions recorded as purchases are included in the Consolidated Statement of Operations from the date of acquisition. Divestitures reported as discontinued operations have been removed from continuing operations and reclassified to discontinued operations in accordance with Accounting Principles Board Opinion No. 30.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Use of Estimates in the Preparation of Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications

      Certain amounts included in the 1997 and 1996 financial statements have been reclassified to conform to the manner in which the 1998 financial statements have been presented.

      Cash Equivalents

      Cash equivalents represent investments in overnight bank deposits and commercial paper with a maturity of less than three months.

      Inventories

      Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out (FIFO) method.

      Property, Plant, and Equipment

      Property, plant, and equipment are stated at cost. Depreciation is provided by the straight-line method over the assets' estimated useful lives or, in the case of leasehold improvements, over the terms of the leases, if shorter, as follows:

                                                                           Years
                                                                           -----

      Buildings and improvements                                            7-40
      Machinery and equipment                                               3-20
      Office furniture and vehicles                                         3-10

      Expenditures for maintenance, repairs, and minor replacements are charged to current operations. Expenditures for major replacements and betterment are capitalized.

      The cost and related accumulated depreciation of property and equipment retired or sold is eliminated from the property and equipment accounts at the time of retirement or sale, and the resulting gain or loss is reported in the Consolidated Statement of Operations.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Intangible Assets

      Intangible assets, which consist primarily of the excess of cost over fair value of net assets acquired, are amortized on a straight-line basis over the periods of expected benefit, which range from five to forty years. The Company annually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance of intangible assets may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company assesses recoverability of intangible assets based on its expectations concerning operating cash flows after interest and capital expenditures. An impairment is recorded if the discounted value of such cash flows is less than the recorded value of the intangible assets. The Company utilizes a discount rate which reflects its weighted average cost of capital. Based on application of this methodology, an impairment was recorded in 1996 (see Note 5).

      Deferred Debt Issuance Costs

      Deferred debt issuance costs are being amortized by the straight-line method over the terms of the related debt agreements and are classified as other noncurrent assets.

      Advertising Costs

      Advertising costs are expended as incurred.

(3)   Discontinued Operations

      In March 1999, SFC signed a definitive agreement to sell its subsidiary, H&M Food Systems Company, Inc. ("H&M"), for $132 million. H&M is a producer of custom formulated, pre-cooked meat products that are sold primarily to national restaurant chains and prepared-food producers. SFC will realize net cash proceeds of approximately $110 million after it has repurchased H&M's financed accounts receivable, established a $5 million one-year escrow and paid transaction costs. Upon the closing of this transaction, expected in the second quarter of 1999, SFC will report a gain on the sale of H&M.

      In addition, during 1997 and 1996 the Company divested of:

      o Stella Foods, Inc. ("Stella") - One of the largest specialty cheese producers in the United States with distribution to retail grocers, foodservice accounts, and commercial food processors. The sale of Stella was completed on December 5, 1997 for $405 million.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      o Gai's Seattle French Baking Company ("Gai's") - A restaurant and institutional bakery operation serving the northwestern United States. The sale of Gai's was completed on February 24, 1997.

      o San Francisco French Bread ("SFFB") - A sourdough hearth bread operation located in California. The sale of SFFB was completed on March 31, 1997.

      o A restaurant and institutional bakery operated by Metz located in Illinois. The sale of this bakery was completed on August 23, 1997.

      o Bloch and Guggenheimer, Inc. ("B&G")/Burns & Ricker, Inc. ("B&R") - Pickle, pepper, and specialty snack food businesses operated under common management. The sale of the combined business of B&G/B&R was completed on December 27, 1996.

      These divestitures have been reported as discontinued operations in the accompanying financial statements in accordance with Accounting Principles Board Opinion No. 30. Operating results for these businesses, including revenues of $181,038, $935,424, and $1,333,194 for 1998, 1997, and 1996,
      respectively, as well as the applicable goodwill write-down of $152,360 in 1996, have been reclassified to discontinued operations. No interest expense has been allocated to discontinued operations.

      In 1998, the earnings from discontinued operations relate solely to H&M. The net loss on disposal of discontinued operations for 1998 consists of adjustments to the estimated losses on the sale of Gai's, SFFB, and the Illinois restaurant and institutional bakery. The net gain on disposal of discontinued operations for 1997 consisted of the gain realized on the sale of Stella and Gai's, an adjustment to the estimated loss on the disposal of SFFB, and the loss realized on disposal of the Illinois restaurant and institutional bakery. The net loss on disposal of discontinued operations for 1996 consisted of the realized loss on the sale of B&G/B&R, estimated loss on the sale of SFFB, and the 1996 operating losses from the measurement date through the disposal date of B&G/B&R, SFFB and of Gai's.

      Net assets of the discontinued operations as of December 31, 1998 and 1997 related to H&M and consisted of the following:

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

                                                    1998           1997
                                                  --------       --------
      Accounts receivable, net of allowance       $  3,587       $  3,658
      Inventories                                   16,824         15,388
      Plant and equipment, net                      53,205         41,852
      Other assets                                   4,852          1,011
      Goodwill, net                                 18,069         18,592
      Accounts payable                              (6,727)       (10,058)
      Accrued expenses and other liabilities        (3,178)        (5,251)
                                                  --------       --------
                                                  $ 86,632       $ 65,192
                                                  ========       ========

(4)   Acquisitions

      On October 26, 1998, SFC acquired all of the outstanding capital stock of Archway, a privately held Michigan corporation, from the previous stockholders. The purchase price totaled approximately $90,000 plus $26,000 to repay certain indebtedness of Archway.

      Additionally, in 1998, SFC also acquired four retail bakeries in separate transactions for a total aggregate consideration of $19,600.

      All of the acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the applicable assets and liabilities based upon their estimated fair values as of the acquisition date. On a combined basis, the excess of the purchase price over the fair values of the net assets acquired was approximately $110,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over 40 years. The acquisitions were funded by a combination of cash and borrowings under SFC's existing revolving credit facility. Operating results of acquired businesses have been included in the Consolidated Statements of Operations since their respective acquisition dates.

      The following unaudited pro forma consolidated results of operations are presented as if the above acquisitions had been made at the beginning of the periods presented.

                                                                       1998            1997
                                                                    ---------       ---------
      Net sales                                                     $ 831,533       $ 828,243
      Net earnings (loss) from continuing operations                $(110,590)      $(115,026)
      Net earnings (loss) per share from continuing operations      $   (1.76)      $   (1.82)

      The consolidated pro forma information is not necessarily indicative of the combined results that would have occurred had the acquisitions been made at the beginning of the periods

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      presented or the future results of the combined operations and do not include projected cost reductions and revenue increases of the combined operations. Additionally, pro forma net sales exclude sales of Archway's franchisees and third party distributor mark-up.

(5)   Goodwill Write-Down

      As described under "Intangible Assets" in Note 2, "Summary of Significant Accounting Policies", the Company annually evaluates its intangible assets. Based on the Company's goodwill assessment, a write-down of goodwill was recorded in the fourth quarter of 1996, which is presented in the accompanying Consolidated Statements of Operations as follows:

      Continuing operations                                             $203,304
      Discontinued operations                                            152,360
                                                                        --------
                                                                        $355,664
                                                                        ========

      In determining the amounts of the goodwill write-down, the Company developed its best estimate of future operating cash flows, after interest and capital expenditures, over the remaining useful life of the goodwill. The Company's estimates were based on recent historic financial trends and then current market conditions. The goodwill of each business was evaluated separately for impairment. Individual business unit sales growth projections ranged from two to five percent. Interest costs were allocated based on the relative level of investment in each business. Each of the Company's fixed-rate debt obligations were assumed to be refinanced at existing interest rates. The Company calculated the present value of estimated future cash flows using a discount rate which represented its weighted average cost of capital of 11.8% in 1996.

      As of December 31, 1998, there was $109,745 of goodwill on the Company's balance sheet resulting from acquisitions made during 1998. Management believes the Company's remaining goodwill will be recovered over its useful life.

(6)   Acquisition Liabilities

      In connection with the formation of the Company and subsequent acquisitions, estimated liabilities were recorded for the expected cash expenditures to consolidate facilities, streamline operations, and settle environmental, legal and tax matters. In 1998, $4,450 of additional estimated acquisition liabilities were recorded as a result of current year acquisitions. Cash expenditures associated with acquisition liabilities were $4,440, $14,043, and $10,593 for 1998, 1997, and 1996, respectively. As of December 31, 1998, there are $15,797 of remaining acquisition liabilities, of which $4,899 is classified as current.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(7)   Extraordinary Items

      In the first quarter of 1998, the Company refinanced its accounts receivable, revolver, and term loan financing facilities. Due to this early extinguishment of debt, the Company wrote-off deferred debt issuance costs related to these facilities of $5,714 and has recorded them as extraordinary items in 1997.

(8)   Accounts Receivable

      Specialty Foods Finance Corporation ("SFFC"), a wholly-owned subsidiary of SFC, was established for the purpose of acquiring substantially all of the trade accounts receivable generated by the operating subsidiaries of SFC. Under the terms of the Accounts Receivable Facility ("Facility"), SFFC sells for cash an undivided interest in eligible accounts receivable.

      Under the terms of the Facility, the maximum amount of eligible receivables that can be sold to the Facility is $75,000. The amount outstanding under the Facility varies based upon the level of eligible receivables and advance rate factors. As of December 31, 1998, the amount outstanding under the Facility was $50,000. The discount on receivables sold is included in other expense and totaled $2,445, $1,933, and $1,846 in 1998, 1997, and 1996, respectively.

      Trade accounts receivable are reported net of the allowance for doubtful accounts of $1,149 and $1,099 in 1998 and 1997, respectively.

(9)   Inventories

      The components of inventories are as follows:

                                                              1998        1997
                                                            -------     -------
              Raw materials and packaging                   $12,244     $ 9,477
              Work in progress                                  264         452
              Finished goods                                  8,593       7,662
              Other                                           3,209       2,681
                                                            -------     -------
                                                             24,310      20,272
              Less obsolescence and other allowances           (944)        (84)
                                                            -------     -------
                                                            $23,366     $20,188
                                                            =======     =======

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(10)  Property, Plant, and Equipment

      The components of property, plant and equipment are as follows:

                                                  1998            1997
                                               ---------       ---------
            Land                               $  11,586       $  10,898
            Buildings and improvements            90,963          72,130
            Machinery and equipment              136,732         104,676
            Office furniture and vehicles         63,320          29,248
            Construction in progress              36,734           8,639
                                                 339,335         225,591
            Less accumulated depreciation       (104,391)        (79,568)
                                               ---------       ---------
                                               $ 234,944       $ 146,023
                                               =========       =========

      Depreciation expense was $25,733, $20,187, and $20,836 in 1998, 1997, and
      1996, respectively.

(11)  Restricted Cash

      In 1998, the Company entered into various agreements to purchase certain machinery, equipment and building improvements. Funds were designated for these purchases and deposited in an escrow account which amounted to $7,915 as of December 31, 1998. The escrow account is classified as a noncurrent asset.

(12)  Accrued Expenses

      The components of accrued expenses are as follows:

                                                            1998         1997
                                                           -------      -------
            Accrued payroll                                $ 8,782      $ 6,229
            Other taxes payable                              4,087        3,085
            Workers' compensation                           11,896        9,768
            Compensated absences                             7,491        6,236
            Accrued interest                                21,869       21,518
            Acquisition liabilities                          4,899        7,582

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

            Other                                           21,717       26,488
                                                           -------      -------
                                                           $80,741      $80,906
                                                           =======      =======

(13)  Long-Term Debt

      Long-term debt consists of the following:

                                                               1998              1997
                                                           -----------       -----------
      Revolving Credit Facility                            $    75,000       $        --
      Term Loan Facility                                       169,080           173,750
      10% Senior Notes due 2001                                225,000           225,000
      11 1/8% Senior Notes due 2002                            150,000           150,000
      11 1/4% Senior Subordinated Notes due 2003               200,000           200,000
      13% Senior Secured Discount Debentures due 2005          295,191           260,258
      11% Senior Subordinated Discount Debentures due
        2006, payable to related parties                       134,698           121,043
      Other                                                      4,679             6,865
                                                           -----------       -----------
                                                             1,253,648         1,136,916
      Less current portion                                      (3,450)           (2,561)
                                                           -----------       -----------
                                                           $ 1,250,198       $ 1,134,355
                                                           ===========       ===========

      During March 1998, the Company refinanced its Revolving Credit Facility ("Revolver") and Term Loan Facility ("Term Loan") with a new syndicate of financial institutions. Both facilities mature on January 31, 2000. Proceeds from these facilities can be used to finance working capital requirements and are available for other corporate purposes, including acquisitions.

      As required under the terms of the Revolver and Term Loan Agreements, the Company reduced the commitment amount available under the Revolver from $125,000 to $122,801 and the Term Loan was reduced to $169,080 with excess asset sale proceeds during 1998. The Company is required to make quarterly payments on the Term Loan in the amount of $434.

      The Revolver bears an interest rate of LIBOR plus 250 basis points. The Revolver is secured by the assets of the operating companies. Amounts outstanding under the Revolver totaled $75,000 as of December 31, 1998. In addition to amounts outstanding under the Revolver,

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      letters of credit commitments totaling $10,200 as of December 31, 1998 reduce available funds under the Revolver.

      The Term Loan bears an interest rate of LIBOR plus 375 basis points. The Term Loan is secured by the assets of SFC and a pledge of the stock of each of the direct subsidiaries of SFC.

      Semi-annual interest payments are required through maturity on the 10 1/4% Senior Notes and the 11 1/4% Senior Subordinated Notes on February 15 and August 15 each year. Semi-annual interest payments are required through maturity on the 11 1/8% Senior Notes on April 1 and October 1 each year.

      The Senior Secured Discount Debentures accrete at an interest rate of 13% up to the maturity amount of $319,250 on August 15, 1999. Beginning February 15, 2000, semi-annual interest payments are required through the maturity date on August 15, 2005. The Senior Subordinated Discount Debentures are held by stockholders of the Company and accrete at an interest rate of 11% up to the maturity amount of $185,067 on August 15, 2001. Beginning February 15, 2002, semi-annual interest payments are required through the maturity date on August 15, 2006.

      The 10 1/4% and 11 1/8% Senior Notes, the 11 1/4% Senior Subordinated Notes and the 11% Senior Subordinated Discount Debentures are unsecured. The 13% Senior Secured Discount Debentures are secured by a first priority lien on and a security interest in all of the outstanding capital stock of SFC and all intercompany notes, if any, owing to the Company.

      During the fourth quarter of 1998, the Company commenced private exchange offers for its publicly held debt. Under the offers, existing debt of SFC and SFAC held by certain holders would be exchanged for the debt of two new intermediate holding companies. SFAC is offering certain holders of its Senior Debentures the opportunity to exchange their existing debt for new 13% Senior Secured Discount Debentures (the "New Senior Debentures") of a new intermediate holding company. The New Senior Debentures include provisions which extend the cash pay interest and maturity dates, give SFAC a call option at prescribed discounts of accreted value and provide consenting holders of its Senior Debentures up to an aggregate of ten percent of the equity interest of the new intermediate holding company. SFC is offering certain holders of its existing notes the opportunity to exchange their existing debt for new notes (the "New Notes") of another intermediate holding company. The New Notes have substantially the same terms and covenants as the existing notes and will remain structurally senior to the New Senior Debentures. In addition, SFC is seeking the consent of its Term Loan and Revolver lenders to amend existing agreements to conform to the new holding company structure. The proposed exchange offer has not been consummated. Remaining on the Company's balance sheet are unamortized deferred financing fees of approximately $18,000 related to the existing debt that is subject to the exchange offer. Upon the completion of the exchange offer, this amount would be written off as an extraordinary item.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Other long-term debt consists primarily of miscellaneous notes payable with interest rates ranging from 7.9% to 10.5% at December 31, 1998.

      The provisions of the Term Loan and the Revolver contain covenants which require the Company to maintain specified leverage and interest coverage ratios. The Company also has other limitations regarding capital expenditures, sales of assets, loans and investments, encumbrances of assets and assumption of additional indebtedness. In addition, the agreements governing the Term Loan and the Revolver and the indentures governing the Senior Notes and the Senior Subordinated Notes contain certain restrictive covenants, including, to the detriment of the holders of the Senior Debentures and the Senior Subordinated Debentures, certain covenants that restrict or prohibit (with de minimis exceptions) SFC's ability to pay dividends or make other distributions to SFAC. Specifically, as a result of the Company's net losses and accumulated deficit, SFC's ability to make distributions to SFAC under the indentures of the Senior Notes and the Senior Subordinated Notes has been impaired and these indentures will require modification before any such distribution to SFAC can be made.

      Aggregate maturities of debt are as follows:

            1999                                                      $    3,450
            2000                                                         243,308
            2001                                                         225,234
            2002                                                         150,259
            2003                                                         200,277
            Thereafter                                                   431,120
                                                                      ----------
                  Total aggregate maturities                          $1,253,648
                                                                      ==========

      Cash paid for interest was $82,508, $85,603, and $90,533 for the years ended December 31, 1998, 1997, and 1996, respectively.

(14)  Financial Instruments

      Concentration of Credit Risk

      The Company's exposure to credit loss in the event of nonpayment of accounts receivable by customers is represented in the amount of those receivables. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from those customers. As of December 31, 1998, the Company does not believe it has any significant concentration of credit risk with respect to its trade accounts receivable.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Financial Instruments With Off-Balance-Sheet Risk

      During 1998, the Company entered into interest rate swap agreements to reduce its exposure to changes in the cost of its variable rate borrowings as required by its Term Loan Agreement. Under the interest rate swap agreements, which expire in January 2000, the Company receives floating rate payments from the counterparties based upon the three-month LIBOR and makes fixed rate payments at 5.753% and 5.765% to the respective counterparties. The payments are calculated based upon a notional principal amount of $100,000. The net differential of interest to be paid or received under the remaining agreements is recognized as incurred. In 1998, net payments totaling $30 were made to the counterparties. Off-balance-sheet risk from the interest rate swap agreements at December 31, 1998 includes the risk associated with changes in market values and interest rates. The counterparties to the agreements are major financial institutions.

      Fair Value of Financial Instruments

      The Company's financial instruments include long-term debt and the interest rate swap agreements. The estimated fair value and carrying amount of long term debt including current maturities but excluding related party Senior Subordinated Discount Debentures at December 31, 1998 are as follows:

                                                    Carrying        Estimated
                                                     Amounts       Fair Values
                                                   ----------      ----------
            Financial liabilities:
            Long-term debt, including current
              maturities                           $1,118,950      $  728,184
            Interest rate swap agreements          $       --      $     (906)

      The fair value of long-term debt and the interest rate swap agreements have been determined based on quoted market prices and market interest rates at December 31, 1998.

(15)  Lease Commitments

      The Company leases equipment and facilities under various noncancelable operating leases. Future minimum lease payments under all noncancelable operating leases are as follows:

            1999                                                      $11,668
            2000                                                       10,879
            2001                                                        9,530
            2002                                                        8,337
            2003                                                        6,406

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

            Thereafter                                                 24,443
                                                                      -------
                  Total minimum lease payments                        $71,263
                                                                      =======

      Total rental expense for 1998, 1997, and 1996 was $17,318, $19,557, and $17,018 respectively.

      In 1998, the Company purchased certain transportation and production equipment which had been subject to operating lease arrangements. The cost of purchasing these leased assets was approximately $35,400.

(16)  Income Taxes

      The provision (benefit) for income taxes for 1998, 1997, and 1996 relates to state and Canadian income taxes payable (refundable).An effective tax rate reconciliation is not presented because the Company has no federal tax currently payable or deferred income tax expense due to its net operating loss position.

      The components of net deferred taxes are as follows:

                                                      1998          1997
                                                    --------      --------

      Deferred tax assets related to:
        Accrued expenses and other liabilities      $ 72,570      $ 57,518
        Net operating losses and credits              90,799        65,197
        Other                                          3,351         6,538
                                                    --------      --------
          Total deferred tax assets                  166,720       129,253

      Valuation allowance                            149,552       113,357
                                                    --------      --------
          Total net deferred tax assets               17,168        15,896

      Deferred tax liabilities related to:
        Depreciation                                  17,168        15,541
        Inventories                                       --           355
                                                    --------      --------
          Total deferred tax liabilities              17,168        15,896
                                                    --------      --------
      Net deferred tax asset (liability)            $     --      $     --
                                                    ========      ========

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      At December 31, 1998, the Company has federal net operating loss carryforwards of $235,000 including $9,000 of loss carryforwards from predecessor companies, which are subject to limitations that may substantially limit future utilization. Also at December 31, 1998, the Company has $127,000 of state net operating loss carryforwards and $3,000 of state tax credit carryforwards. The net operating loss carryforwards and state tax credits exclude H&M's allocable portions. Net operating loss and credit carryforwards expire in varying amounts through the year 2018.

      Cash paid (received) for income taxes was $(613), $123 and $432 for 1998, 1997, and 1996, respectively.

(17)  Litigation and Other Contingencies

      Litigation

      The Company has retained liability with respect to a proceeding against Stella. In 1993, Stella was alleged to have misappropriated confidential and proprietary trade secrets of a competitor and infringed upon the competitor's purported trademark. Stella has filed a cross complaint against the competitor for predatory pricing practices. The proceeding is scheduled for trial during the second quarter of 1999. The Company continues to vigorously defend against the allegations and pursue its claim. Although any litigation has an element of uncertainty, management believes the ultimate resolution of this matter will not have a material adverse effect on the Company's financial condition or results of operations.

      In the normal course of business activities, the Company is a party to certain legal proceedings and claims. Although the outcome of such matters cannot be determined with certainty, it is management's opinion that the final outcome will not have a material adverse effect on the Company's financial position or results of operations.

      Other

      Various operating subsidiaries are self-insured or retain a portion of losses with the respect to workers' compensation claims. Accordingly, the Company provides irrevocable letters of credit or surety bonds which total $10,200 at December 31, 1998 to state regulatory agencies or insurance companies.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

(18)  Employee Benefits

      Pension and Other Post-retirement Benefits

      Certain of the operating subsidiaries sponsor single-employer, non-contributory, defined benefit pension plans. The operating subsidiaries also participate in numerous multi-employer, non-contributory, defined benefit pension plans. Substantially all of the Company's employees are covered by the defined benefit or multi-employer plans. Certain of the subsidiaries also sponsor post-retirement health care benefit plans.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Benefits for employees are based on various factors including length of service and average compensation. Contributions are funded to the extent deductible for federal income tax purposes. The following table provides a reconciliation of the changes in the plans' benefit obligations and fair value of assets during the years ended December 31, 1998 and December 31, 1997 and a summary of the funded status as of December 31, 1998 and December 31, 1997:

                                                     Pension Plans            Post-retirement Medical
                                                -----------------------       -----------------------
                                                  1998           1997           1998           1997
                                                --------       --------       --------       --------
Change in Benefit Obligation
  Benefit obligation at beginning of year         61,072         54,218          8,226          9,886
    Service cost                                   2,248          1,914            393            345
    Interest cost                                  4,111          3,956            542            602
    Participant Contributions                         --             --             29             --
    Plan amendments                                   35          1,220             --             --
    Settlement (gain) or loss                         --             --             --         (1,295)
    Benefits paid                                 (3,609)        (2,527)          (591)          (339)
    Actuarial (gain) or loss                       1,371          2,291            111           (973)
                                                --------       --------       --------       --------
  Benefit obligation at end of year             $ 65,228       $ 61,072       $  8,710       $  8,226
                                                ========       ========       ========       ========

Change in Plan Assets
  Fair value of plan assets at
    Beginning of year                           $ 62,167       $ 57,854       $     --       $     --
    Actual return on plan assets                   7,368          6,840             --             --
    Benefits paid                                 (3,609)        (2,527)            --             --
    Other                                          1,028             --             --             --
                                                --------       --------       --------       --------
  Fair value of plan assets at end of year      $ 66,954       $ 62,167       $     --       $     --
                                                ========       ========       ========       ========

Summary of Funded Status
  Funded status                                    1,726          1,095         (8,710)        (8,226)
  Unrecognized transition amount                    (274)          (381)            --             --
  Unrecognized prior service cost                  1,447          1,561             --             --
  Unrecognized net (gain) or loss                (11,593)       (11,241)        (3,243)        (4,816)
                                                --------       --------       --------       --------
  Accrued benefit cost                          $ (8,694)      $ (8,966)      $(11,953)      $(13,042)
                                                ========       ========       ========       ========

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

Amounts Recognized in Consolidated
  Balance Sheets
  Accrued expenses                      $ 2,842     $ 2,464      $    --      $   251
  Other non-current liabilities           5,852       6,502       11,953       12,791
                                        -------     -------      -------      -------
                                        $ 8,694     $ 8,966      $11,953      $13,042
                                        =======     =======      =======      =======

      One of the Company's qualified pension plans had a projected benefit obligation in excess of plan assets as of December 31, 1998 and 1997. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for this plan was $13,815, $13,815, and $12,675, respectively, as of December 31, 1998 and $12,669, $12,669, and $11,616,
      respectively, as of December 31, 1997.

      The following table provides the components of net periodic benefit cost for the plans for the fiscal years ended December 31, 1998, 1997 and 1996:

                                               Pension Plans                      Post-retirement Medical
                                    -----------------------------------       -------------------------------
                                      1998          1997          1996          1998        1997        1996
                                    -------       -------       -------       -------     -------     -------
Service cost - benefits earned
   during  the period               $ 2,248       $ 1,914       $ 2,116       $   393     $   345     $   446

Interest cost on the benefit
   obligation                         4,111         3,956         3,658           542         602         661

Expected return on plan assets       (6,175)       (5,087)       (6,290)           --          --          --

Net amortization and deferral                                     1,583                                  (832)
   Transition amount                   (107)         (107)           --            --          --          --
   Prior service costs                  149           146            --            --          --          --
   (Gain)/loss                         (498)         (607)           --          (805)       (292)         --
                                    -------       -------       -------       -------     -------     -------
Net periodic benefit cost           $  (272)      $   215       $ 1,067       $   130     $   655     $   275
                                    =======       =======       =======       =======     =======     =======

      Gains and losses in excess of 10% of the greater of the benefit obligation or the market-related value of assets are amortized over the average remaining service period of active participants

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      for pension plans. Gains and losses in excess of 10% of the benefit obligation are amortized over five years for the post-retirement plan.

      The Company sponsors defined benefit health care plans that provide post-retirement medical and life benefits to certain full-time employees who meet minimum age and service requirements. The plans are contributory, with retiree contributions adjusted annually, and contain other cost-sharing features such as deductibles and co-insurance. The accounting for these plans anticipates future cost-sharing changes to the written plans that are consistent with the Company's expressed intent to increase the retiree contribution rate annually for the expected general inflation rate for the year.

      The assumptions used in the measurement of the Company's benefit obligations are shown in the following table:

                                                Pension Plans      Post-retirement Medical
                                              -----------------    -----------------------
                                               1998        1997       1998          1997
                                              -----        ----     --------        ----
      Discount Rate (Y/E Disclosures)          6.75%       7.00%    6.50% to        7.00%
                                                                     6.75%
      Salary Scale                             4.00%       4.00%       N/A           N/A
      Long Term Rate of Return on
      Assets                                  10.00%       9.00%       N/A           N/A

      For measurement purposes, a 9.5% annual rate of increase in the per capita cost of covered health care benefit was assumed for 1998. The rate is assumed to decrease gradually to 5.5% for 2002 and remain at that level thereafter.

      The health care trend rate used to determine the pre-age 65 accumulated post-retirement benefit obligation was 14% for 1998, decreasing to 6% by the year 2002 and beyond. A flat 16 % rate per year is used for the post-age 65 obligation. Increasing the assumed health care trend rate by 1% each year would increase the accumulated post-retirement benefit obligation as of December 31, 1998 and 1997 approximately $664 and $658, respectively, and the aggregate of the service and interest cost components of 1998, 1997, and 1996 net retiree healthcare expense approximately $97, $98, and $134 respectively. Decreasing the assumed health care trend rate by 1% each year would decrease the accumulated post-retirement benefit obligation as of December 31, 1998 approximately $547, and the aggregate of the service and interest cost components for 1998 net retiree healthcare expense approximately $79.

      Certain of the operating subsidiaries also participate in various multi-employer defined benefit pension plans on behalf of employees pursuant to various collective bargaining agreements. Contributions to these plans included in continuing operations amounted to approximately

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      $15,441, $14,822, and $14,535 for the years ended December 31, 1998, 1997, and 1996, respectively.

      The Company has various defined contribution plans which cover non-bargaining unit employees meeting eligibility requirements. Contributions to these plans were approximately $1,915, $1,444, and $1,296 for the years ended December 31, 1998, 1997, and 1996, respectively.

      Long Term Incentive Compensation Plans

      The Company has adopted long-term incentive compensation plans for several of its businesses which provide for cash awards upon the achievement of specified earnings or enterprise values. Amounts related to long-term incentive plans will be accrued when amounts due participants vest. As of December 31, 1998, no amounts have been accrued.

(19)  Stock-Based Compensation Plans

      The Company's stock option plans provide for the granting of non-qualified stock options and incentive stock options to certain key employees, directors and consultants of the Company. Generally, options outstanding under the Company's stock option plans (i) are granted at prices which equate to the fair value of the stock at the date of grant, (ii) vest ratably over a four year service vesting period, and (iii) expire ten years subsequent to award.

      The exercise price per share is $.02 for current employees and $.73 for former employees. A summary of the status of the Company's stock options as of December 31, 1998, 1997, and 1996 and changes during the years ended on those dates is presented below:

                                                    Number of Shares
                                             -------------------------------
                                              1998        1997         1996
                                             -----       ------       ------
      Outstanding at beginning of year       3,632        3,436        4,589
      Granted                                  500        1,400          933
      Exercised                                 --           --           --
      Terminated                              (236)      (1,204)      (2,086)
                                             -----       ------       ------
      Outstanding at year-end                3,896        3,632        3,436
                                             =====       ======       ======

      Options exercisable at year-end        2,013        1,376        1,819
                                             =====       ======       ======

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      Options available for future grant     1,957        2,221        2,417
                                             =====       ======       ======

      The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock compensation plans. Accordingly, no compensation cost has been recognized for its stock compensation plans. The Company has evaluated the requirements of FASB Statement No. 123 and has determined that it does not have a material impact on the Company's financial position or results of operations.

(20)  Related Party Transactions

      Certain Transactions with Stockholders of and Affiliates of Stockholders of SFAC

      Certain of SFAC's stockholders and their affiliates previously entered into financial advisory arrangements (the "Financial Advisory Agreements") with SFAC's subsidiary, SFC. Haas Wheat & Partners ("Haas Wheat"), Penobscot ("Penobscot"), an affiliate of Acadia Partners, L.P. ("Acadia"), and Keystone, Inc. ("Keystone") each entered into such Financial Advisory Agreements. In August 1998, the Board of Directors approved a one-year extension of the financial advisory arrangements. Under the terms of the Financial Advisory Agreements, SFC pays Haas Wheat an annual fee of $700 ( a portion of which Haas Wheat is obligated by agreement to remit to Acadia), Penobscot an annual fee of $200, and Keystone an annual fee of $100.

      In June 1997, pursuant to an agreement among the Company, Acadia, Keystone, and Haas Wheat ("the signing stockholders"), the signing stockholders purchased a total of 19,500 units of equity for an aggregate purchase price of $19,500. Each unit was comprised of one share of cumulative preferred stock of the Company and one warrant to purchase
      395.1 shares of common stock of the Company, at an exercise price of $0.02 per share.

      The shares of preferred stock are in the aggregate face amount of $19,500 and have a par value of $1 per share. The shares of preferred stock have a liquidation value of $1 per share and are entitled to a dividend rate of 16% per annum. As of December 31, 1998, the preferred stock had dividends in arrears of $4,706. Presently, no dividends can be declared or paid since such declaration or payment would cause or result in default of outstanding debt instruments of the Company. The preferred stock is cumulative, non-convertible, non-participating, and non-redeemable by the holder or the Company prior to August 16, 2006. Thereafter, any holder or the Company may redeem all or a portion of the preferred stock provided that such redemption would not cause or result in a default in any outstanding debt instrument of the Company or its subsidiaries at such time.

      In 1996, SF Leasing L.L.C. (of which Acadia and Keystone each owns a 45% interest and Haas Wheat owns a 10% interest) purchased from Metz all of the equipment at a manufacturing facility for $3,222 (which was based on the appraised value of such equipment) and leased such

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                          Notes to Financial Statements

                                 (In thousands)

      equipment back to Metz. During 1998, the Company made rental payments totaling $614 to SF Leasing L.L.C. for equipment that was leased by the Company. In September 1998, the Company repurchased from SF Leasing L.L.C. this equipment for an aggregate amount of $3,013.

      In June 1997, the Company retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ", an affiliate of DLJMBP, which is a stockholder of the Company), to serve as the Company's financial advisor in connection with its sale of Stella. The Company paid DLJ approximately $5,400 as compensation for such financial advisory services. In December 1998, DLJ was retained as the financial advisor for the sale of H&M. Upon the completion of the H&M sale, the Company will pay DLJ approximately $1,600.

      In March 1998, the Company paid DLJ $5,092 in connection with the Company's refinancing of its Revolving Credit Facility and Term Loan Facility. DLJ served as the Syndication Agent and Collateral Agent under both Loan Agreements.

(21)  Other Expense (Income)

      Other expense (income) is comprised of the following:

                                                  1998        1997        1996
                                                 ------      ------      ------
      Loss on disposal of property, plant and
         equipment                               $  436      $1,521      $5,747
      Discount on receivables sold                2,445       1,933       1,846
                                                 ------      ------      ------
      Other                                         248       1,275       1,539
                                                 ------      ------      ------
                                                 $3,129      $4,729      $9,132
                                                 ======      ======      ======

                                                                      Schedule I
                                                                          Page 1

                     SPECIALTY FOODS ACQUISITION CORPORATION

                            Condensed Balance Sheets

                                 (In thousands)

                                                                       December 31,
                                                                -------------------------
                                                                  1998            1997
                                                                ---------       ---------
                                     Assets

Cash                                                            $       1       $       1
Investment in SFC                                                (450,974)       (403,804)
Deferred debt issuance costs                                        4,235           4,843
Due from SFC                                                        7,499           7,376
Other assets                                                           --              --
                                                                ---------       ---------
      Total assets                                              $(439,239)      $(391,584)
                                                                =========       =========

                      Liabilities and Stockholders' Equity

Senior secured discount debentures                              $ 295,191       $ 260,258
Senior subordinated discount debentures                           134,698         121,043
                                                                ---------       ---------

      Total liabilities                                           429,889         381,301

Redeemable preferred stock                                         19,500          19,500

Stockholders' equity:
  Common stock                                                        646             646
  Additional paid-in capital                                       42,750          42,750
  Accumulated deficit                                            (930,659)       (834,416)
  Cost of common shares in treasury                                (1,365)         (1,365)
                                                                ---------       ---------
       Total stockholders' equity                                (888,628)       (792,385)
                                                                ---------       ---------

       Total liabilities and stockholders' equity               $(439,239)      $(391,584)
                                                                =========       =========

The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements of the Company.

                                                                Schedule I Cont.
                                                                          Page 2

                     SPECIALTY FOODS ACQUISITION CORPORATION

                       Condensed Statements of Operations

                                 (In thousands)

                                                            Years Ended December 31,
                                                    ---------------------------------------
                                                       1998           1997           1996
                                                    ---------      ---------      ---------
Equity in earnings (loss) of SFC                    $ (46,166)     $  91,361      $(446,550)

Operating expenses                                        972            945            968
                                                    ---------      ---------      ---------
Income (loss) from operations                         (47,138)        90,416       (447,518)
                                                    ---------      ---------      ---------

Nonoperating expense:
  Interest expense                                    (48,601)       (43,148)       (38,285)
  Amortization of deferred debt issuance costs           (609)          (609)          (609)
                                                    ---------      ---------      ---------
      Total nonoperating expense                      (49,210)       (43,757)       (38,894)
                                                    ---------      ---------      ---------

Income (loss) before income taxes                     (96,348)        46,659       (486,412)
  Income taxes                                           (105)           136            166
                                                    ---------      ---------      ---------

      Net income (loss)                             $ (96,243)     $  46,523      $(486,578)
                                                    =========      =========      =========

The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements of the Company.

                                                                Schedule I Cont.
                                                                          Page 2

                     SPECIALTY FOODS ACQUISITION CORPORATION

                       Condensed Statements of Cash Flows

                                 (In thousands)

                                                      Years Ended December 31,
                                               ---------------------------------------
                                                  1998           1997           1996
                                               ---------      ---------      ---------
Cash flows from operating activities:
  Net income (loss)                            $ (96,243)     $  46,523      $(486,578)
  Debt issuance cost amortization                    609            609            609
  Accretion of interest                           48,601         43,148         38,285
  Equity in earnings of SFC                       46,166        (91,361)       446,550
  Changes in operating assets
    and liabilities:
    Other assets                                      --             --            (91)
                                               ---------      ---------      ---------
    Net cash (used) by
      operating activities                          (867)        (1,081)        (1,225)

Cash flows from financing activities:
  Purchase of treasury stock                          --             --           (837)
  Proceeds from issuance of
    treasury stock                                    --             --            117
  Dividend from subsidiary                         1,004          1,122          3,671
  Issuance of preferred stock                         --         19,500             --
  Purchase of Senior Secured
    Discount Debentures                               --             --         (1,712)
  Advances from SFC                                  122        (18,375)           (37)
  Other                                             (259)        (1,166)            23
                                               ---------      ---------      ---------
    Net cash provided
      by  financing activities                       867          1,081          1,225

Net increase in cash and cash equivalents             --             --             --
Cash at beginning of period                            1              1              1
                                               ---------      ---------      ---------
                                               $       1      $       1      $       1
                                               =========      =========      =========

The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements of the Company.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                                 March 31,        December 31,
                                                                   1999               1998
                                                                -----------       -----------
                                     Assets                    (unaudited)
Current assets:
  Cash and cash equivalents                                     $    16,993       $     5,881
  Accounts receivable, net                                           20,915            19,327
  Inventories                                                        25,307            23,366
  Net assets of discontinued operations                              87,839            86,632
  Other current assets                                                8,764             7,234
                                                                -----------       -----------

      Total current assets                                          159,818           142,440

Property, plant, and equipment, net                                 233,001           234,944
Intangible assets, net                                              110,281           113,438
Other noncurrent assets                                              34,253            43,573
                                                                -----------       -----------

      Total assets                                              $   537,353       $   534,395
                                                                ===========       ===========

                      Liabilities and Stockholders' Equity

Current liabilities:
  Current maturities of long-term debt (Note 5)                 $   268,144       $     3,450
  Accounts payable                                                   44,662            37,779
  Accrued expenses                                                   75,777            80,741
                                                                -----------       -----------

      Total current liabilities                                     388,583           121,970

Long-term debt                                                    1,020,537         1,250,198
Other noncurrent liabilities                                         30,506            31,355
                                                                -----------       -----------

      Total liabilities                                           1,439,626         1,403,523

Redeemable preferred stock                                           19,500            19,500

Stockholders' equity                                               (921,773)         (888,628)
                                                                -----------       -----------

      Total liabilities and stockholders' equity                $   537,353       $   534,395
                                                                ===========       ===========

See accompanying notes to condensed consolidated financial statements.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations

                                   (Unaudited)
                        (In thousands, except share data)

                                                    Three months ended March 31,
                                                         1999            1998
                                                      ---------       ---------

Net sales                                             $ 200,265       $ 170,924
Cost of sales                                            89,444          76,319
                                                      ---------       ---------
      Gross profit                                      110,821          94,605

Operating expenses:
  Selling, distribution, general and administrative     108,780          94,605
  Amortization of intangibles                             1,017             212
                                                      ---------       ---------
      Total operating expenses                          109,797          94,817
                                                      ---------       ---------

      Operating profit                                    1,024            (212)

Other expenses:
  Interest expense, net                                  36,745          31,397
  Other expense, net                                        679             801
                                                      ---------       ---------
      Loss before income taxes                          (36,400)        (32,410)

Provision for income taxes                                  141              29
                                                      ---------       ---------
      Loss from continuing operations                   (36,541)        (32,439)

Discontinued operations:
  Net income                                              3,810           2,362
  Loss on disposal, net                                    (412)             --
                                                      ---------       ---------
                                                          3,398           2,362
                                                      ---------       ---------

      Net loss                                        $ (33,143)      $ (30,077)
                                                      =========       =========

  Earnings (loss) per share:
    From continuing operations                        $    (.58)      $    (.52)
    From discontinued operations                            .05             .04
                                                      ---------       ---------
    Net loss                                          $    (.53)      $    (.48)
                                                      =========       =========
    Weighted average shares outstanding                  62,768          62,768
                                                      =========       =========

See accompanying notes to condensed consolidated financial statements.

            SPECIALTY FOODS ACQUISITION CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flows

                                   (Unaudited)
                                 (In thousands)

                                                             Three months ended March 31,
                                                                1999           1998
                                                              ---------      ---------
Cash flows from operating activities:
  Loss from continuing operations                             $ (36,541)     $ (32,439)
  Adjustments to reconcile to net cash
    from continuing operating activities
      Depreciation and amortization                               9,331          5,653
      Debt issuance cost amortization                             2,915          1,469
      Accretion of interest                                      13,100         11,617
      Changes in operating assets and liabilities,
        net of effects from businesses acquired or sold          (3,779)       (17,701)
                                                              ---------      ---------
  Net cash used by continuing operating activities              (14,974)       (31,401)
  Net cash provided (used) by discontinued operations             2,191         (2,391)
                                                              ---------      ---------

        Net cash used by operating activities                   (12,783)       (33,792)

Cash flows from investing activities:
  Capital expenditures                                           (3,658)        (5,977)
  Proceeds from the sale of business                              3,800             --
  Other                                                           2,406           (764)
                                                              ---------      ---------

        Net cash provided (used) by investing activities          2,548         (6,741)

Cash flows from financing activities:
  Increase in  revolving credit                                  22,801             --
  Refinancing costs                                                (586)        (9,243)
  Other                                                            (868)          (472)
                                                              ---------      ---------

        Net cash provided (used) by financing activities         21,347         (9,715)

Increase (decrease) in cash and cash equivalents                 11,112        (50,248)
Cash - beginning of period                                        5,881        234,267
                                                              ---------      ---------
Cash - end of period                                          $  16,993      $ 184,019
                                                              =========      =========

See accompanying notes to condensed consolidated financial statements.

      NOTE 1 - Interim Financial Information

            In the opinion of management, the accompanying unaudited interim condensed financial information of Specialty Foods Acquisition Corporation (SFAC) and its subsidiaries (collectively, the Company) contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly the Company's financial position and results of operations. All significant intercompany accounts, transactions and profits have been eliminated.

            These financial statements are for interim periods and do not include all information normally provided in annual financial statements and should be read in conjunction with the financial statements of the Company for the year ended December 31, 1998 included in the annual report filed on Form 10-K and any reports on Form 8-K filed during the quarter. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the full year.

            Certain amounts in the 1998 financial statements have been reclassified to conform to the manner in which the 1999 financial statements have been presented.

      NOTE 2 - Inventories

            The components of inventories are as follows:

                                                      March 31,    December 31,
                                                        1999           1998
                                                      --------       --------
                                                   (In thousands)

            Raw materials and packaging               $ 12,519       $ 12,244
            Work in progress                               588            264
            Finished goods                               9,282          8,593
            Other                                        3,934          3,209
                                                      --------       --------
                                                        26,323         24,310
            Less obsolescence and other allowances      (1,016)          (944)
                                                      --------       --------
                                                      $ 25,307       $ 23,366
                                                      ========       ========

            Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in first-out ("FIFO") method.

      NOTE 3 - Sale of H&M Food Systems, Inc. (H&M)

            In March 1999, SFC signed a definitive agreement to sell its subsidiary, H&M, for $132 million. H&M is a producer of custom formulated, pre-cooked meat products that are sold primarily to national restaurant chains and prepared-food producers. The transaction closed on April 12, 1999. Accordingly, SFC will report the net gain on the sale, expected to approximate $29 million, during the second quarter of 1999. The Company realized net cash proceeds of $110 million after it repurchased H&M's financed receivables, established a $5 million one-year escrow and paid transaction costs.

            H&M is classified as a discontinued operation in the accompanying financial statements. The net assets of H&M are reported as a single line item in SFC's Balance Sheets for March 31, 1999 and December 31, 1998, and the results of H&M's operation are reported in the discontinued operations section of the accompanying Consolidated Statements of Operations.

      NOTE 4 - Acquisition

            On May 13, 1999, SFC announced that its wholly-owned operating company, Metz Baking Company, signed a definitive agreement to acquire Grocers Baking Company. Grocers Baking Company, which had approximately $60 million of sales during 1998, is a privately-held manufacturer and distributor of retail bread, buns, and sweet goods based in Western Michigan. The transaction, which is subject to certain regulatory approvals, is expected to close during the second quarter of 1999.

      NOTE 5 - Debt

            On May 12, 1999, the Company commenced new private exchange offers ("New Offers") for its publicly held debt following the termination of its previous exchange offers on April 30, 1999. Under the New Offers, holders of existing debt of SFC and SFAC are being offered the opportunity to exchange their existing debt for the debt of three new intermediate holding companies as described below:

            o Holders of SFAC 13% Senior Secured Discount Debentures are being offered the opportunity to exchange their existing securities for new 13% Senior Secured Discount Debentures ("New Senior Debentures") of one of the new intermediate holding companies. The New Senior Debentures include provisions that will extend the initial cash pay interest date from February 2000 to December 2004, extend the maturity date from August 2005 to June 2009, and provide the Company with the option to redeem the New Senior Debentures at prescribed discounts of accreted value. Consenting holders of the New Senior Debentures will also receive up to an aggregate of ten percent of the equity interest of one of the new intermediate holding companies. Additionally, holders of SFAC's 11% Senior Subordinated Discount Debentures are being offered the opportunity to exchange their existing securities for new 11% Senior Subordinated Discount Debentures ("New 11% Debentures") of one of the new intermediate holding companies. The New 11% Debentures include provisions that will extend the initial cash pay interest date from August 2001 to December 2005 and extend the maturity date from August 2006 to December 2009.

            o Holders of SFC Senior Subordinated Notes and Senior Notes are being offered the opportunity to exchange their existing securities for new notes ("New Notes") of one of the new intermediate holding companies. The New Notes will have substantially the same terms and covenants as the existing SFC notes and will be structurally senior to the New Senior Debentures. Senior Subordinated Note holders who exchange for the New Notes will receive a consent fee of $35 per $1,000 note and an increased coupon rate of 200 basis points of which 100 basis points will be paid in cash and 100 basis points payable in kind. Senior Note holders who exchange for the New Notes will receive a consent fee of $10 per $1,000 note and an increased coupon rate of 100 basis points. In addition, consenting holders of the New Notes will receive up to an aggregate of $28.2 million of New 11% Debentures of one of the new intermediate holding companies.

            Concurrent with the above described offers, the Company is seeking the consent for the Corporate organization changes from its Revolving Credit, Term Loan, and Accounts Receivable Facility lenders ("Senior Secured Debt Lenders"). Additionally, the Company is seeking the consent of its Senior Secured Debt Lenders to extend the maturity of the facilities from January 2000 to January 2001. As of March 31, 1999, $ 264.7 million of the Revolving Credit and Term Loan Facilities were reclassed to a current liability based on the existing maturity date. Consummation of the exchange offers and the extension of the Senior Secured Debt facilities would result in a reclassification of the amount outstanding under the Revolving Credit and Term Loan Facilities back to a non-current liability.

            The Company's management believes that completion of an exchange offer and the extension of its senior secured indebtedness are essential elements in continuing to operate the Company's business as currently conducted.

                             SFAC New Holdings, Inc.

                              Exchange offers for:

       $587,126,474 of our 13% Senior Secured Discount Debentures due 2009

                                       and

             $55,000 13% Senior Secured Discount Debentures due 2005
                   of Specialty Foods Acquisition Corporation

                           ---------------------------

                                   PROSPECTUS

                                 _________, 1999

                           ---------------------------

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of SFAC New Holdings since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

      Article 8 of the Company's Certificate of Incorporation and By-Laws provide for the indemnification by the Company of each person who is or was or had agreed to become a director, officer, employee or agent of the Company, or, at the request of the Company, a director, officer, employee or agent of another enterprise, against all expenses and other amounts for which indemnification may be made under law. Section 145 of the General Corporation Law of the State of Delaware sets forth provisions which define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees, and agents. Section 145 provides in pertinent part as follows:

            (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                                    *   *   *

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 21. Exhibits and Financial Statements.

      Exhibit
      Number            Description of Document
      ------            -----------------------
      3.1*              Certificate of Incorporation of SFAC New Holdings, Inc.
      3.2*              Certificate of Amendment of SFAC New Holdings, Inc.
      3.3*              Certificate of Amendment of SFAC New Holdings, Inc.
      3.4*              By-Laws of SFAC New Holdings, Inc.
      3.5*              Certificate of Designation of SFAC New Holdings, Inc.
      4.1*              Registration Rights Agreement, dated as of June 11,
                        1999, among SFAC New Holdings, Inc. and holders of its 13% Senior Secured Discount Debentures due 2009.
      4.2*              Indenture, dated as of June 11, 1999, between SFAC New
                        Holdings, Inc. and United States Trust Company of New
                        York, as trustee, governing the 13% Senior Secured
                        Discount Debentures due 2009 issued by SFAC New
                        Holdings, Inc.
      4.3               Registration Rights Agreement, dated as of June 11,
                        1999, among SFC New Holdings, Inc. and holders of its 11 1/4% Senior Notes due 2001, its 12 1/8% Senior Notes due 2002 and its 13 1/4% Senior Subordinated Notes due
                        2003. (Incorporated by reference to Exhibit 4.1 to SFC
                        New Holding, Inc.'s Registration Statement on Form S-4
                        (Registration No. 33-83063))
      4.4               Indenture, dated as of June 11, 1999, between SFC New
                        Holdings, Inc. and United States Trust Company of New
                        York, as trustee, governing the 11 1/4% Senior Notes due
                        2001 issued by SFC New Holdings, Inc. (Incorporated by reference to Exhibit 4.2 to SFC New Holding, Inc.'s
                        Registration Statement on Form S-4 (Registration No.
                        33-83063))
      4.5               Indenture, dated as of June 11, 1999, between SFC New
                        Holdings, Inc. and United States Trust Company of New
                        York, as trustee, governing the 12 1/8% Senior Notes due
                        2002 issued by SFC New Holdings, Inc. (Incorporated by reference to Exhibit 4.3 to SFC New Holding, Inc.'s
                        Registration Statement on Form S-4 (Registration No.
                        33-83063))

      Exhibit
      Number            Description of Document
      ------            -----------------------
      4.6               Indenture, dated as of June 11, 1999, between SFC New
                        Holdings, Inc. and U.S. Trust Company of Texas, N.A., as trustee, governing the 13 1/4% Senior Subordinated Notes due 2003 issued by SFC New Holdings, Inc. (Incorporated by reference to Exhibit 4.4 to SFC New Holding, Inc.'s
                        Registration Statement on Form S-4 (Registration No.
                        33-83063))
      5.1**             Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
                        regarding the legality of the securities being registered.
      8.1**             Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
                        regarding certain tax matters.
      10.1              Tax Sharing Agreement, dated as of August 16, 1993,
                        among Specialty Foods Acquisition Corporation, Specialty
                        Foods Corp. and certain subsidiaries of Specialty Foods
                        Corp. (Incorporated by reference to Exhibit 10.17 to Specialty Foods Acquisition Corporation's Registration
                        Statement on Form S-4 (Registration No. 33-68958))
      10.2              First Amended and Restated SFC Group Tax Sharing
                        Agreement, dated as of June 11, 1999, among Specialty
                        Foods Acquisition Corporation, SFC New Holdings, Inc.
                        and certain subsidiaries of SFC New Holdings, Inc.
                        (Incorporated by reference to Exhibit 10.2 to SFC New
                        Holding, Inc.'s Registration Statement on Form S-4
                        (Registration No. 33-83063))
      10.3              Tax Sharing Agreement, dated as of August 16, 1993,
                        between Specialty Foods Acquisition Corporation and
                        Specialty Foods Corp. (Incorporated by reference to
                        Exhibit 10.18 to Specialty Foods Acquisition
                        Corporation's Registration Statement on Form S-4
                        (Registration No. 33-68958))
      10.4              First Amended and Restated SFAC Tax Sharing Agreement,
                        dated as of June 11, 1999, among Specialty Foods
                        Acquisition Corporation and SFC New Holdings, Inc.
                        (Incorporated by reference to Exhibit 10.4 to SFC New
                        Holding, Inc.'s Registration Statement on Form S-4
                        (Registration No. 33-83063))
      10.5*             SFAC and SFC Group Tax Sharing Agreement, dated as of
                        June 11, 1999, between Specialty Foods Acquisition
                        Corporation, Specialty Foods Corp., SFC Sub, Inc. and
                        SFAC New Holdings, Inc.

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.6              Assignment and Assumption Agreement, dated as of June
                        11, 1999, between Specialty Foods Corp. and SFC New
                        Holdings, Inc. (Incorporated by reference to Exhibit
                        10.5 to SFC New Holding, Inc.'s Registration Statement on Form S-4 (Registration No. 33-83063))
      10.7              Corporate Services Agreement, dated as of June 30, 1994,
                        between Specialty Foods Acquisition Corporation and
                        Specialty Foods Corp. (Incorporated by reference to
                        Exhibit 10.14 to Specialty Foods Corp.'s Report on Form
                        10-K for the year ended December 31, 1994)
      10.8              Term Loan Agreement, dated as of March 16, 1998, among
                        Specialty Foods Corp., various financial institutions, DLJ Capital Funding, Inc., as syndication agent, and ABN
                        Amro Bank N.V., as administrative agent. (Incorporated by reference to Exhibit 10.24 to Specialty Foods
                        Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)
      10.9              Amended and Restated Term Loan Agreement, dated as of
                        June 11, 1999, among SFC New Holdings, Inc., as the
                        Borrower, Various Financial Institutions, as the Term
                        Loan Lenders, DLJ Capital Funding, Inc., as the
                        Syndication Agent and Collateral Agent for the Term Loan
                        Lenders, ABN Amro Bank, N.V. as the Administrative Agent for the Term Loan Lenders and Banque Paribas, as the Documentation Agent for the Term Loan Lenders.
                        (Incorporated by reference to Exhibit 99.3 to Specialty
                        Foods Acquisition Corporation Report on Form 8-K dated
                        June 30, 1999)
      10.10             Revolving Credit Agreement, dated as of March 16, 1998,
                        among certain subsidiaries of Specialty Foods Corp., various financial institutions, DLJ Capital Funding, Inc., as syndication agent, and ABN Amro Bank N.V., as administrative agent. (Incorporated by reference to Exhibit 10.25 to Specialty Foods Acquisition
                        Corporation's Report on Form 10-K for the year ended
                        December 31, 1997)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.11             Amended and Restated Revolving Credit Agreement, dated
                        as of June 11, 1999, among certain subsidiaries of SFC
                        New Holdings, Inc., as the Revolving Credit Borrowers,
                        Various Financial Institutions, as the Revolving Credit
                        Lenders, DLJ Capital Funding, Inc., as the Syndication
                        Agent and Collateral Agent for the Revolving Credit
                        Lenders, ABN Amro Bank, N.V. as the Administrative Agent
                        for the Revolving Credit Lenders and Banque Paribas, as
                        the Documentation Agent for the Revolving Credit
                        Lenders. (Incorporated by reference to Exhibit 99.2 to
                        Specialty Foods Acquisition Corporation Report on Form
                        8-K dated June 30, 1999)
      10.12             Pooling Agreement, dated as of November 16, 1994, by and
                        among Specialty Foods Finance Corp., Specialty Foods
                        Corp., as Master Servicer, and Chase Manhattan Bank, as
                        trustee (the "Pooling Agreement"). (Incorporated by
                        reference to Exhibit 10.29 to Specialty Foods
                        Acquisition Corporation's Report on Form 10-K for the
                        year ended December 31, 1994)
      10.13             Series 1994-1 Supplement to the Pooling Agreement, dated
                        as of November 16, 1994, by and among Specialty Foods
                        Finance Corp., Specialty Foods Corp., as Master
                        Servicer, and Chase Manhattan Bank, as trustee.
                        (Incorporated by reference to Exhibit 10.30 to Specialty
                        Foods Acquisition Corporation's Report on Form 10-K for
                        the year ended December 31, 1994)
      10.14             Series 1996-1 Supplement to the Pooling Agreement, dated
                        as of August 1, 1996, by and among Specialty Foods
                        Finance Corp., Specialty Foods Corp., as Master
                        Servicer, and Chase Manhattan Bank, as trustee.
                        (Incorporated by reference to Exhibit 10.67 to Specialty
                        Foods Acquisition Corporation's Report on Form 10-Q for
                        the Quarter ended September 28, 1996)
      10.15             Amendment No. 1 to Series 1996-1 Supplement to the
                        Pooling Agreement, dated as of November 29, 1996, by and
                        among Specialty Foods Finance Corp., Specialty Foods
                        Corp., as Master Servicer, Chase Manhattan Bank, as
                        initial VFC Certificate holder, and Chase Manhattan
                        Bank, as trustee. (Incorporated by reference to Exhibit
                        10.34 to Specialty Foods Acquisition Corporation's
                        Report on Form 10-K for the year ended December 31,
                        1996)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.16             Amendment No. 2 to Series 1996-1 Supplement to the
                        Pooling Agreement, dated as of December 13, 1996, by and among Specialty Foods Finance Corp., Specialty Foods
                        Corp., as Master Servicer, Chase Manhattan Bank, as initial VFC Certificate holder, and Chase Manhattan
                        Bank, as trustee. (Incorporated by reference to Exhibit
                        10.26 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1996)
      10.17             Series 1997-1 Supplement to the Pooling Agreement, dated
                        as of January 31, 1997, by and among Specialty Foods
                        Finance Corp., Specialty Foods Corp., as Master
                        Servicer, and Chase Manhattan Bank, as trustee.
                        (Incorporated by reference to Exhibit 10.36 to Specialty
                        Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)
      10.18             Series 1998-1 Certificate Purchase Agreement, dated as
                        of March 31, 1998, by and among Specialty Foods Finance
                        Corp., Specialty Foods Corp., as Master Servicer, and
                        Bankers Trust Company, as Agent. (Incorporated by reference to Exhibit 10.78 to Specialty Foods
                        Acquisition Corporation's Report on Form 10-Q for the
                        Quarter ended March 31, 1998)
      10.19             Series 1998-1 Supplement, dated as of March 31, 1998, to
                        the Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods
                        Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.79 to Specialty Foods Acquisition Corporation's Report on Form
                        10-Q for the Quarter ended March 31, 1998)
      10.20             Amendment to Series 1998-1 Supplement, dated as of March
                        31, 1998, by and among Specialty Foods Finance Corp.,
                        Specialty Foods Corp., as Master Servicer, Chase
                        Manhattan Bank, as trustee, and Bankers Trust, as the sole VFC Certificate holder under that certain
                        Certificate Purchase Agreement. (Incorporated by reference to Exhibit 10.81 to Specialty Foods
                        Acquisition Corporation's Report on Form 10-Q for the
                        Quarter ended March 31, 1998)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.21             Amendment No. 3 to Series 1998-1 Supplement and
                        Amendment No. 1 to Series 1998-1 Certificate Purchase
                        Agreement, dated as of June 10, 1999, between Specialty
                        Foods Finance Corp., Specialty Foods Corp., SFC New
                        Holdings, Inc., The Chase Manhattan Bank, Various
                        Financial Institutions and Bankers Trust Company, as a
                        VFC Certificateholder and as agent for the VFC
                        Certificateholder. (Incorporated by reference to Exhibit
                        99.5 to Specialty Foods Acquisition Corporation's Report on Form 8-K dated June 30, 1999).
      10.22             Amendment No. 4 to Series 1998-I Supplement, dated as of
                        June 10, 1999, by and among Specialty Foods Finance
                        Corp., SFC New Holdings, Inc., The Chase Manhattan Bank, as trustee, Various Financial Institutions and Bankers
                        Trust, as a VFC Certificateholder and as agent for the VFC Certificateholder. (Incorporated by reference to Exhibit 99.6 to Specialty Foods Acquisition
                        Corporation's Report on Form 8-K dated June 30, 1999)
      10.23             Performance Guaranty, dated as of March 31, 1998, by and
                        among Specialty Foods Corp., as Master Servicer, in favor of Specialty Foods Finance Corp. (Incorporated by reference to Exhibit 10.82 to Specialty Foods
                        Acquisition Corporation's Report on Form 10-Q for the
                        Quarter ended March 31, 1998)
      10.24             Amended and Restated Receivables Sales Agreement, dated
                        as of November 16, 1994, by and among Specialty Foods
                        Finance Corp., Specialty Foods Corp., as Master
                        Servicer, and certain subsidiaries of Specialty Foods
                        Corp. (Incorporated by reference to Exhibit 10.31 to Specialty Foods Acquisition Corporation's Report on Form
                        10-K for the year ended December 31, 1994)
      10.25             Servicing Agreement, dated as of November 16, 1994, by
                        and among Specialty Foods Finance Corp., Specialty Foods
                        Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to
                        Exhibit 10.32 to Specialty Foods Acquisition
                        Corporation's Report on Form 10-K for the year ended
                        December 31, 1994)
      10.26             Amendment No. 1 to Specialty Foods Corp. Master Trust
                        Pooling and Servicing Agreements, dated as of December
                        16, 1996, by and among Specialty Foods Finance Corp.,
                        Specialty Foods Corp., as Master Servicer, and Chase
                        Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.38 to Specialty Foods Acquisition
                        Corporation's Report on Form 10-K for the year ended
                        December 31, 1996)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.27             Amendment No. 2 to Specialty Foods Corp. Master Trust
                        Pooling Agreement, dated as of December 27, 1996, by and among Specialty Foods Finance Corp., Specialty Foods
                        Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.40 to Specialty Foods Acquisition Corporation's Report on Form
                        10-K for the year ended December 31, 1996)
      10.28             Amendment No. 3 to Specialty Foods Corp. Master Trust
                        Pooling Agreement, dated as of February 24, 1997, by and among Specialty Foods Finance Corp., Specialty Foods
                        Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.41 to Specialty Foods Acquisition Corporation's Report on Form
                        10-K for the year ended December 31, 1996)
      10.29             Amendment No. 7 to Specialty Foods Corp. Master Trust
                        Amendment No. 7 to the Master Trust Pooling Agreement and the Receivables Sale Agreement and Amendment No. 2 to the Servicing Agreement and Consent Related thereto, dated as of June 10, 1999, by and among Specialty Foods
                        Finance Corp., Specialty Foods Corp., SFC New Holdings,
                        Inc. and The Chase Manhattan Bank, as trustee.
                        (Incorporated by reference to Exhibit 99.4 to Specialty
                        Foods Acquisition Corporation's Report on Form 8-K dated
                        June 8, 1999)
      10.30             Amendment No. 1 to Amended and Restated Receivables Sale
                        Agreement, dated as of December 16, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as
                        Master Servicer, and certain subsidiaries of Specialty
                        Foods Corp. (Incorporated by reference to Exhibit 10.42 to Specialty Foods Acquisition Corporation's Report on
                        Form 10-K for the year ended December 31, 1996)
      10.31             Amendment No. 2 to Amended and Restated Receivables Sale
                        Agreement, dated as of December 27, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as
                        Master Servicer, and certain subsidiaries of Specialty
                        Foods Corp. (Incorporated by reference to Exhibit 10.43 to Specialty Foods Acquisition Corporation's Report on
                        Form 10-K for the year ended December 31, 1996)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.32             Amendment No. 3 to Amended and Restated Receivables Sale
                        Agreement, dated as of February 24, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as
                        Master Servicer, and certain subsidiaries of Specialty
                        Foods Corp. (Incorporated by reference to Exhibit 10.44 to Specialty Foods Acquisition Corporation's Report on
                        Form 10-K for the year ended December 31, 1996)
      10.33             Specialty Foods Corp. Master Trust Amendment No. 5 to
                        each of the Pooling Agreement and Receivables Sale
                        Agreement and Amendment No. 1 to the Servicing
                        Agreement. (Incorporated by reference to Exhibit 10.80 to Specialty Foods Acquisition Corporation's Report on
                        Form 10-Q for the Quarter ended March 31, 1998)
      10.34             Amended and Restated Executive Employment Agreement,
                        dated as of March 15, 1999, among Specialty Foods
                        Acquisition Corporation, Specialty Foods Corp. and
                        Lawrence S. Benjamin. (Incorporated by reference to
                        Exhibit 10.38 to Specialty Foods Corp.'s Report on Form
                        10-K for the year ended December 31, 1998)
      10.35             Amended and Restated Executive Employment Agreement,
                        dated as of March 15, 1999, among Specialty Foods
                        Acquisition Corporation, Specialty Foods Corp. and
                        Robert L. Fishbune. (Incorporated by reference to
                        Exhibit 10.43 to Specialty Foods Corp.'s Report on Form
                        10-K for the year ended December 31, 1998)
      10.36             Amended and Restated Executive Employment Agreement,
                        dated as of March 15, 1999, among Specialty Foods
                        Acquisition Corporation, Specialty Foods Corp. and
                        Robert L. Fishbune. (Incorporated by reference to
                        Exhibit 10.43 to Specialty Food Corp.'s Report on Form
                        10-K for the year ended December 31, 1998)
      10.37             Executive Employment Agreement, dated as of July 15,
                        1997, among Specialty Foods Corp., Mother's Cake &
                        Cookie Company, MCC-DSD Holdings, Inc. and Patrick J.
                        O'Dea. (Incorporated by reference to Exhibit 10.44 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)
      10.38             Mother's Cake & Cookie Co. Amended and Restated
                        Supplemental Long Term Incentive Compensation Plan.
                        (Incorporated by reference to Exhibit 10.48 to Specialty
                        Foods Corp.'s Report on Form 10-K for the year ended
                        December 31, 1998)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.39             Deferred Bonus Agreement, dated as of October 27, 1997,
                        between Specialty Foods Corp. and Lawrence S. Benjamin.
                        (Incorporated by reference to Exhibit 10.53 to Specialty
                        Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)
      10.40             Special Bonus Agreement, dated as of December 21, 1997,
                        between Specialty Foods Corp. and Lawrence S. Benjamin.
                        (Incorporated by reference to Exhibit 10.54 to Specialty
                        Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)
      10.41             Retention Bonus Agreement, dated as of March 15, 1999,
                        between Specialty Foods Corp. and Lawrence S. Benjamin.
                        (Incorporated by reference to Exhibit 10.52 to Specialty
                        Foods Corp.'s Report on Form 10-K for the year ended
                        December 31, 1998)
      10.42             Participation Award Agreement, dated as of March 15,
                        1999, between Mother's Cake & Cookie Company and
                        Lawrence S. Benjamin. (Incorporated by reference to
                        Exhibit 10.53 to Specialty Foods Corp.'s Report on Form
                        10-K for the year ended December 31, 1998)
      10.43             Deferred Bonus Agreement, dated as of July 15, 1997,
                        between Specialty Foods Corp. and Robert L. Fishbune.
                        (Incorporated by reference to Exhibit 10.55 to Specialty
                        Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)
      10.44             Retention Bonus Agreement, dated as of March 15, 1999,
                        between Specialty Foods Corp. and Robert L. Fishbune.
                        (Incorporated by reference to Exhibit 10.55 to Specialty
                        Foods Corp.'s Report on Form 10-K for the year ended
                        December 31, 1998)
      10.45             Deferred Bonus Agreement, dated as of June 16, 1998,
                        between Andre-Boudin Bakeries, Inc. and Larry Strain.
                        (Incorporated by reference to Exhibit 10.56 to Specialty
                        Foods Corp.'s Report on Form 10-K for the year ended
                        December 31, 1998)
      10.46             Deferred Bonus Agreement, dated as of July 15, 1997,
                        between Mother's Cake & Cookie Company and Patrick J.
                        O'Dea. (Incorporated by reference to Exhibit 10.58 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.47             Retention Bonus Agreement, dated as of March 15, 1999,
                        between Mother's Cake & Cookie Company and Patrick J.
                        O'Dea. (Incorporated by reference to Exhibit 10.59 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)
      10.48             Retention Bonus Agreement, dated as of March 15, 1999,
                        between Specialty Foods Corp. and David E. Schreibman.
                        (Incorporated by reference to Exhibit 10.60 to Specialty
                        Foods Corp.'s Report on Form 10-K for the year ended
                        December 31, 1998)
      10.49             Deferred Bonus Agreement, dated as of July 15, 1997,
                        between Metz Baking Company and Henry J. Metz.
                        (Incorporated by reference to Exhibit 10.57 Specialty
                        Foods Acquisition Corporation's Report on Form 10-Q for the Quarter ended March 31, 1998)
      10.50             Divestiture Award Agreement, dated as of March 15, 1999,
                        between Metz Baking Company and Robert L. Fishbune.
                        (Incorporated by reference to Exhibit 10.66 to Specialty
                        Foods Corp.'s Report on Form 10-K for the year ended
                        December 31, 1998)
      10.51             Divestiture Award Agreement, dated as of July 15, 1997,
                        between Metz Baking Company and Henry J. Metz.
                        (Incorporated by reference to Exhibit 10.65 to Specialty
                        Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)
      10.52             Divestiture Award Agreement, dated as of March 15, 1999,
                        between H&M Food System Company, Inc. and Lawrence S.
                        Benjamin. (Incorporated by reference to Exhibit 10.68 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)
      10.53             Divestiture Award Agreement, dated as of March 15, 1999,
                        between Metz Baking Company and Lawrence S. Benjamin.
                        (Incorporated by reference to Exhibit 10.69 to Specialty
                        Foods Corp.'s Report on Form 10-K for the year ended
                        December 31, 1998)
      10.54             Divestiture Award Agreement, dated as of March 15, 1999,
                        between H&M Food System Company, Inc. and Robert L.
                        Fishbune. (Incorporated by reference to Exhibit 10.70 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.55             Divestiture Award Agreement, dated as of March 15, 1999,
                        between Mother's Cake & Cookie Company and Robert L.
                        Fishbune. (Incorporated by reference to Exhibit 10.71 to
                        Specialty Foods Corp.'s Report on Form 10-K for the year
                        ended December 31, 1998)
      10.56             Divestiture Award Agreement, dated as of March 15, 1999,
                        between Andre-Boudin Bakeries, Inc. and Robert L.
                        Fishbune. (Incorporated by reference to Exhibit 10.72 to
                        Specialty Foods Corp.'s Report on Form 10-K for the year
                        ended December 31, 1998)
      10.57             Divestiture Award Agreement, dated as of October 19,
                        1998 between H&M Food System Company, Inc. and David E.
                        Schreibman. (Incorporated by reference to Exhibit 10.73
                        to Specialty Foods Corp.'s Report on Form 10-K for the
                        year ended December 31, 1998)
      10.58             Divestiture Award Agreement, dated as of March 15, 1999,
                        between Metz Baking Company and David E. Schreibman.
                        (Incorporated by reference to Exhibit 10.74 to Specialty
                        Foods Corp.'s Report on Form 10-K for the year ended
                        December 31, 1998)
      10.59             Divestiture Award Agreement, dated as of March 15, 1999,
                        between Mother's Cake & Cookie Company and David E.
                        Schreibman. (Incorporated by reference to Exhibit 10.75
                        to Specialty Foods Corp.'s Report on Form 10-K for the
                        year ended December 31, 1998)
      10.60             Divestiture Award Agreement, dated as of March 15, 1999,
                        between Andre-Boudin Bakeries, Inc. and David E.
                        Schreibman. (Incorporated by reference to Exhibit 10.76
                        to Specialty Foods Corp.'s Report on Form 10-K for the
                        year ended December 31, 1998)
      10.61             Amended and Restated Metz Baking Company Pension Plan
                        for Non-Union Employees. (Incorporated by reference to
                        Exhibit 10.52 to Specialty Foods Acquisition
                        Corporation's Report on Form 10-K for the year ended
                        December 31, 1994)
      10.62             Amended and Restated Mother's Cake & Cookie Company
                        Retirement Plan. (Incorporated by reference to Exhibit
                        10.51 to Specialty Foods Acquisition Corporation's
                        report on Form 10-K for the year ended December 31,
                        1994)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.63             Coordination Document for the Metz Baking
                        Company-Mother's Cake & Cookie Co. Consolidated Pension
                        Plan. (Incorporated by reference to Exhibit 10.80 to
                        Specialty Foods Corp.'s Report on Form 10-K for the year
                        ended December 31, 1998)
      10.64             Form of 1998 Annual Bonus Plan. (Incorporated by
                        reference to Exhibit 10.84 to Specialty Foods Corp.'s
                        Report on Form 10-K for the year ended December 31,
                        1998)
      10.65             Form of 1999 Annual Bonus Plan. (Incorporated by
                        reference to Exhibit 10.85 to Specialty Foods Corp.'s
                        Report on Form 10-K for the year ended December 31,
                        1998)
      10.66             Executive Employment Agreement, dated as of May 1, 1999,
                        by and among Specialty Foods Acquisition Corporation,
                        Specialty Foods Corp., Metz Baking Company, Mother's
                        Cake & Cookie Company, Archway Cookies, Inc., and
                        Andre-Boudin Bakeries, Inc. and David E. Schreibman.
                        (Incorporated by reference to Exhibit 10.87 to Specialty
                        Foods Corp.'s Report on Form 10-Q for the Quarter ended
                        March 31, 1999)
      10.67             Amended and Restated Retention Bonus Agreement, dated as
                        of May 1, 1999, by and between Specialty Foods Corp. and
                        David E. Schreibman. (Incorporated by reference to
                        Exhibit 10.88 to Specialty Foods Corp.'s Report on Form
                        10-Q for the Quarter ended March 31, 1999)
      10.68             Amended and Restated Divestiture Award Agreement, dated
                        as of May 1, 1999, by and between Metz Baking Company
                        and David E. Schreibman. (Incorporated by reference to
                        Exhibit 10.89 to Specialty Foods Corp.'s Report on Form
                        10-Q for the Quarter ended March 31, 1999)
      10.69             Amended and Restated Divestiture Award Agreement, dated
                        as of May 1, 1999, by and between Mother's Cake & Cookie
                        Company and David E. Schreibman. (Incorporated by
                        reference to Exhibit 10.90 to Specialty Foods Corp.'s
                        Report on Form 10-Q for the Quarter ended March 31,
                        1999)
      10.70             Amended and Restated Divestiture Award Agreement, dated
                        as of May 1, 1999, by and between Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.91 to Specialty Foods Corp.'s Report on
                        Form 10-Q for the Quarter ended March 31, 1999)

      Exhibit
      Number            Description of Document
      ------            -----------------------
      10.71             Participation Award Agreement, dated as of May 1, 1999,
                        between Mother's Cake & Cookie Company and Patrick J.
                        O'Dea. (Incorporated by reference to Exhibit 10.92 to
                        Specialty Foods Corp.'s Report on Form 10-Q for the
                        Quarter ended March 31, 1999)
      10.72*            Stockholders Agreement, dated as of June 11, 1999, by
                        and between SFAC New Holdings, Inc. and holders of the
                        13% Senior Secured Discount Debentures due 2009 issued
                        by SFAC New Holdings, Inc.
      12.1*             Statement re Computation of Ratio of Earnings to Fixed
                        Charges.
      21.1*             Subsidiaries of SFC New Holdings, Inc.
      23.1*             Consent of KPMG.
      23.2**            Consent of Paul, Weiss, Rifkind, Wharton & Garrison (See
                        Exhibit 5.1).
      24.1*             Power of attorney (included on the signature page of
                        this registration statement).
      25.1*             Statement on Form T-1, of the Eligibility of United
                        States Trust Company of New York, as Trustee under the
                        Indenture relating to the 13% Senior Secured Discount
                        Debentures due 2009.
      27*               Financial Data Schedule
      99.1**            Form of Letter of Transmittal.
      99.2**            Form of Notice of Guaranteed Delivery.

----------

*     To be filed herewith.
**    To be filed by amendment.

Item 22. Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes as follows:

      (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) SFAC New Holdings undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (b) Every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield, Illinois on July 16, 1999.

                                        SFAC NEW HOLDINGS, INC.

                                        By: /s/ SEAN M. STACK
                                            ------------------------------------
                                        Name: Sean M. Stack
                                        Title: Vice President, Treasurer and
                                               Assistant Secretary

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Robert
L. Fishbune and Sean M. Stack, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title          Capacity                       Date
-------------------          --------                       ----

/s/ Lawrence S. Benjamin     Principal Executive Officer    July 16, 1999
------------------------     and Director
Lawrence S. Benjamin

/s/ Robert L. Fishbune       Principal Financial and        July 16, 1999
------------------------     Accounting Officer
Robert L. Fishbune

Signature and Title          Capacity                       Date
-------------------          --------                       ----

/s/ Robert B. Haas           Chairman of the Board of       July 16, 1999
------------------------     Directors
Robert B. Haas

                             Director
------------------------
Thomas J. Baldwin

/s/ J.  Taylor Crandall      Director                       July 16, 1999
------------------------
J. Taylor Crandall

/s/ Jerry M. Meyer           Director                       July 16, 1999
------------------------
Jerry M. Meyer

/s/ Andrew J. Nathanson      Director                       July 16, 1999
------------------------
Andrew J. Nathanson

                             Director
------------------------
David G. Offensend

/s/ Marc C. Particelli       Director                       July 16, 1999
------------------------
Marc C. Particelli

/s/ Anthony P. Scotto        Director                       July 16, 1999
------------------------
Anthony P. Scotto

/s/ Douglas D. Wheat         Director                       July 16, 1999
------------------------
Douglas D. Wheat

                                 EXHIBITS INDEX

3.1*              Certificate of Incorporation of SFAC New Holdings, Inc.

3.2*              Certificate of Amendment of SFAC New Holdings, Inc.

3.3*              Certificate of Amendment of SFAC New Holdings, Inc.

3.4*              By-Laws of SFAC New Holdings, Inc.

3.5*              Certificate of Designation of SFAC New Holdings, Inc.

4.1* Registration Rights Agreement, dated as of June 11, 1999, among SFAC New Holdings, Inc. and holders of its 13% Senior Secured Discount Debentures due 2009.

4.2* Indenture, dated as of June 11, 1999, between SFAC New Holdings, Inc. and United States Trust Company of New York, as trustee, governing the 13% Senior Secured Discount Debentures due 2009 issued by SFAC New Holdings, Inc.

4.3 Registration Rights Agreement, dated as of June 11, 1999, among SFC New Holdings, Inc. and holders of its 11 1/4% Senior Notes due 2001, its 12 1/8% Senior Notes due 2002 and its
                  13 1/4% Senior Subordinated Notes due 2003. (Incorporated by reference to Exhibit 4.1 to SFC New Holding, Inc.'s Registration Statement on Form S-4 (Registration No. 33-83063))

4.4 Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and United States Trust Company of New York, as trustee, governing the 11 1/4% Senior Notes due 2001 issued by SFC New Holdings, Inc. (Incorporated by reference to Exhibit
                  4.2 to SFC New Holding, Inc.'s Registration Statement on Form S-4 (Registration No. 33-83063))

4.5 Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and United States Trust Company of New York, as trustee, governing the 12 1/8% Senior Notes due 2002 issued by SFC New Holdings, Inc. (Incorporated by reference to Exhibit
                  4.3 to SFC New Holding, Inc.'s Registration Statement on Form S-4 (Registration No. 33-83063))

4.6 Indenture, dated as of June 11, 1999, between SFC New Holdings, Inc. and U.S. Trust Company of Texas, N.A., as trustee, governing the 13 1/4% Senior Subordinated Notes due 2003 issued by SFC New Holdings, Inc. (Incorporated by reference to Exhibit 4.4 to SFC New Holding, Inc.'s Registration Statement on Form S-4 (Registration No. 33-83063))

5.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being registered.

8.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain tax matters.

10.1 Tax Sharing Agreement, dated as of August 16, 1993, among Specialty Foods Acquisition Corporation, Specialty Foods Corp. and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.17 to Specialty Foods Acquisition Corporation's Registration Statement on Form S-4 (Registration No. 33-68958))

10.2 First Amended and Restated SFC Group Tax Sharing Agreement, dated as of June 11, 1999, among Specialty Foods Acquisition Corporation, SFC New Holdings, Inc. and certain subsidiaries of SFC New Holdings, Inc. (Incorporated by reference to
                  Exhibit 10.2 to SFC New Holding, Inc.'s Registration Statement on Form S-4 (Registration No. 33-83063))

10.3 Tax Sharing Agreement, dated as of August 16, 1993, between Specialty Foods Acquisition Corporation and Specialty Foods Corp. (Incorporated by reference to Exhibit 10.18 to Specialty Foods Acquisition Corporation's Registration Statement on Form S-4 (Registration No. 33-68958))

10.4 First Amended and Restated SFAC Tax Sharing Agreement, dated as of June 11, 1999, among Specialty Foods Acquisition Corporation and SFC New Holdings, Inc. (Incorporated by reference to Exhibit 10.4 to SFC New Holding, Inc.'s Registration Statement on Form S-4 (Registration No. 33-83063))

10.5* SFAC and SFC Group Tax Sharing Agreement, dated as of June 11, 1999, between Specialty Foods Acquisition Corporation, Specialty Foods Corp., SFC Sub, Inc. and SFAC New Holdings, Inc.

10.6 Assignment and Assumption Agreement, dated as of June 11, 1999, between Specialty Foods Corp. and SFC New Holdings, Inc. (Incorporated by reference to Exhibit 10.5 to SFC New Holding, Inc.'s Registration Statement on Form S-4 (Registration No. 33-83063))

10.7 Corporate Services Agreement, dated as of June 30, 1994, between Specialty Foods Acquisition Corporation and Specialty Foods Corp. (Incorporated by reference to Exhibit 10.14 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1994)

10.8 Term Loan Agreement, dated as of March 16, 1998, among Specialty Foods Corp., various financial institutions, DLJ Capital Funding, Inc., as syndication agent, and ABN Amro Bank N.V., as administrative agent. (Incorporated by reference to Exhibit 10.24 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)

10.9 Amended and Restated Term Loan Agreement, dated as of June 11, 1999, among SFC New Holdings, Inc., as the Borrower, Various Financial Institutions, as the Term Loan Lenders, DLJ Capital Funding, Inc., as the Syndication Agent and Collateral Agent for the Term Loan Lenders, ABN Amro Bank, N.V. as the Administrative Agent for the Term Loan Lenders and Banque Paribas, as the Documentation Agent for the Term Loan Lenders. (Incorporated by reference to Exhibit 99.3 to Specialty Foods Acquisition Corporation Report on Form 8-K dated June 30,
                  1999)

10.10 Revolving Credit Agreement, dated as of March 16, 1998, among certain subsidiaries of Specialty Foods Corp., various financial institutions, DLJ Capital Funding, Inc., as syndication agent, and ABN Amro Bank N.V., as administrative agent. (Incorporated by reference to Exhibit 10.25 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)

10.11 Amended and Restated Revolving Credit Agreement, dated as of June 11, 1999, among certain subsidiaries of SFC New Holdings, Inc., as the Revolving Credit Borrowers, Various Financial Institutions, as the Revolving Credit Lenders, DLJ Capital Funding, Inc., as the Syndication Agent and Collateral Agent for the Revolving Credit Lenders, ABN Amro Bank, N.V. as the Administrative Agent for the Revolving Credit Lenders and Banque Paribas, as the Documentation Agent for the Revolving Credit Lenders. (Incorporated by reference to Exhibit 99.2 to Specialty Foods Acquisition Corporation Report on Form 8-K dated June 30, 1999)

10.12 Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee (the "Pooling Agreement"). (Incorporated by reference to Exhibit
                  10.29 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1994)

10.13 Series 1994-1 Supplement to the Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.30 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1994)

10.14 Series 1996-1 Supplement to the Pooling Agreement, dated as of August 1, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.67 to Specialty Foods Acquisition Corporation's Report on Form 10-Q for the Quarter ended September 28, 1996)

10.15 Amendment No. 1 to Series 1996-1 Supplement to the Pooling Agreement, dated as of November 29, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as initial VFC Certificate holder, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.34 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)

10.16 Amendment No. 2 to Series 1996-1 Supplement to the Pooling Agreement, dated as of December 13, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as initial VFC Certificate holder, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.26 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1996)

10.17 Series 1997-1 Supplement to the Pooling Agreement, dated as of January 31, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.36 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)

10.18 Series 1998-1 Certificate Purchase Agreement, dated as of March 31, 1998, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Bankers Trust Company, as Agent. (Incorporated by reference to Exhibit 10.78 to Specialty Foods Acquisition Corporation's Report on Form 10-Q for the Quarter ended March 31, 1998)

10.19 Series 1998-1 Supplement, dated as of March 31, 1998, to the Pooling Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.79 to Specialty Foods Acquisition Corporation's Report on Form 10-Q for the Quarter ended March 31, 1998)

10.20 Amendment to Series 1998-1 Supplement, dated as of March 31, 1998, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, Chase Manhattan Bank, as trustee, and Bankers Trust, as the sole VFC Certificate holder under that certain Certificate Purchase Agreement. (Incorporated by reference to Exhibit 10.81 to Specialty Foods Acquisition Corporation's Report on Form 10-Q for the Quarter ended March 31, 1998)

10.21             Amendment No. 3 to Series 1998-1 Supplement and Amendment No.
                  1 to Series 1998-1 Certificate Purchase Agreement, dated as of June 10, 1999, between Specialty Foods Finance Corp., Specialty Foods Corp., SFC New Holdings, Inc., The Chase Manhattan Bank, Various Financial Institutions and Bankers Trust Company, as a VFC Certificateholder and as agent for the VFC Certificateholder. (Incorporated by reference to Exhibit
                  99.5 to Specialty Foods Acquisition Corporation's Report on Form 8-K dated June 30, 1999).

10.22 Amendment No. 4 to Series 1998-I Supplement, dated as of June 10, 1999, by and among Specialty Foods Finance Corp., SFC New Holdings, Inc., The Chase Manhattan Bank, as trustee, Various Financial Institutions and Bankers Trust, as a VFC Certificateholder and as agent for the VFC Certificateholder. (Incorporated by reference to Exhibit 99.6 to Specialty Foods Acquisition Corporation's Report on Form 8-K dated June 30,
                  1999)

10.23 Performance Guaranty, dated as of March 31, 1998, by and among Specialty Foods Corp., as Master Servicer, in favor of Specialty Foods Finance Corp. (Incorporated by reference to
                  Exhibit 10.82 to Specialty Foods Acquisition Corporation's Report on Form 10-Q for the Quarter ended March 31, 1998)

10.24 Amended and Restated Receivables Sales Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.31 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1994)

10.25 Servicing Agreement, dated as of November 16, 1994, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.32 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1994)

10.26 Amendment No. 1 to Specialty Foods Corp. Master Trust Pooling and Servicing Agreements, dated as of December 16, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.38 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)

10.27 Amendment No. 2 to Specialty Foods Corp. Master Trust Pooling Agreement, dated as of December 27, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.40 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)

10.28 Amendment No. 3 to Specialty Foods Corp. Master Trust Pooling Agreement, dated as of February 24, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 10.41 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)

10.29 Amendment No. 7 to Specialty Foods Corp. Master Trust Amendment No. 7 to the Master Trust Pooling Agreement and the Receivables Sale Agreement and Amendment No. 2 to the Servicing Agreement and Consent Related thereto, dated as of June 10, 1999, by and among Specialty Foods Finance Corp., Specialty Foods Corp., SFC New Holdings, Inc. and The Chase Manhattan Bank, as trustee. (Incorporated by reference to Exhibit 99.4 to Specialty Foods Acquisition Corporation's Report on Form 8-K dated June 8, 1999)

10.30 Amendment No. 1 to Amended and Restated Receivables Sale Agreement, dated as of December 16, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.42 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)

10.31 Amendment No. 2 to Amended and Restated Receivables Sale Agreement, dated as of December 27, 1996, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.43 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)

10.32 Amendment No. 3 to Amended and Restated Receivables Sale Agreement, dated as of February 24, 1997, by and among Specialty Foods Finance Corp., Specialty Foods Corp., as Master Servicer, and certain subsidiaries of Specialty Foods Corp. (Incorporated by reference to Exhibit 10.44 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1996)

10.33 Specialty Foods Corp. Master Trust Amendment No. 5 to each of the Pooling Agreement and Receivables Sale Agreement and Amendment No. 1 to the Servicing Agreement. (Incorporated by reference to Exhibit 10.80 to Specialty Foods Acquisition Corporation's Report on Form 10-Q for the Quarter ended March 31, 1998)

10.34 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corporation, Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.38 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.35 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corporation, Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.43 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.36 Amended and Restated Executive Employment Agreement, dated as of March 15, 1999, among Specialty Foods Acquisition Corporation, Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.43 to Specialty Food Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.37 Executive Employment Agreement, dated as of July 15, 1997, among Specialty Foods Corp., Mother's Cake & Cookie Company, MCC-DSD Holdings, Inc. and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.44 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.38 Mother's Cake & Cookie Co. Amended and Restated Supplemental Long Term Incentive Compensation Plan. (Incorporated by reference to Exhibit 10.48 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.39 Deferred Bonus Agreement, dated as of October 27, 1997, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.53 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)

10.40 Special Bonus Agreement, dated as of December 21, 1997, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.54 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)

10.41 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.52 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.42 Participation Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.53 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.43 Deferred Bonus Agreement, dated as of July 15, 1997, between Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.55 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)

10.44 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.55 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.45 Deferred Bonus Agreement, dated as of June 16, 1998, between Andre-Boudin Bakeries, Inc. and Larry Strain. (Incorporated by reference to Exhibit 10.56 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.46 Deferred Bonus Agreement, dated as of July 15, 1997, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.58 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.47 Retention Bonus Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.59 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.48 Retention Bonus Agreement, dated as of March 15, 1999, between Specialty Foods Corp. and David E. Schreibman. (Incorporated by reference to Exhibit 10.60 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.49 Deferred Bonus Agreement, dated as of July 15, 1997, between Metz Baking Company and Henry J. Metz. (Incorporated by reference to Exhibit 10.57 Specialty Foods Acquisition Corporation's Report on Form 10-Q for the Quarter ended March 31, 1998)

10.50 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.66 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.51 Divestiture Award Agreement, dated as of July 15, 1997, between Metz Baking Company and Henry J. Metz. (Incorporated by reference to Exhibit 10.65 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1997)

10.52 Divestiture Award Agreement, dated as of March 15, 1999, between H&M Food System Company, Inc. and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.68 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.53 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and Lawrence S. Benjamin. (Incorporated by reference to Exhibit 10.69 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.54 Divestiture Award Agreement, dated as of March 15, 1999, between H&M Food System Company, Inc. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.70 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.55 Divestiture Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.71 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.56 Divestiture Award Agreement, dated as of March 15, 1999, between Andre-Boudin Bakeries, Inc. and Robert L. Fishbune. (Incorporated by reference to Exhibit 10.72 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.57 Divestiture Award Agreement, dated as of October 19, 1998 between H&M Food System Company, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.73 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.58 Divestiture Award Agreement, dated as of March 15, 1999, between Metz Baking Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.74 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.59 Divestiture Award Agreement, dated as of March 15, 1999, between Mother's Cake & Cookie Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.75 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.60 Divestiture Award Agreement, dated as of March 15, 1999, between Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit 10.76 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31,
                  1998)

10.61 Amended and Restated Metz Baking Company Pension Plan for Non-Union Employees. (Incorporated by reference to Exhibit
                  10.52 to Specialty Foods Acquisition Corporation's Report on Form 10-K for the year ended December 31, 1994)

10.62 Amended and Restated Mother's Cake & Cookie Company Retirement Plan. (Incorporated by reference to Exhibit 10.51 to Specialty Foods Acquisition Corporation's report on Form 10-K for the year ended December 31, 1994)

10.63 Coordination Document for the Metz Baking Company-Mother's Cake & Cookie Co. Consolidated Pension Plan. (Incorporated by reference to Exhibit 10.80 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.64             Form of 1998 Annual Bonus Plan. (Incorporated by reference to
                  Exhibit 10.84 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.65             Form of 1999 Annual Bonus Plan. (Incorporated by reference to
                  Exhibit 10.85 to Specialty Foods Corp.'s Report on Form 10-K for the year ended December 31, 1998)

10.66 Executive Employment Agreement, dated as of May 1, 1999, by and among Specialty Foods Acquisition Corporation, Specialty Foods Corp., Metz Baking Company, Mother's Cake & Cookie Company, Archway Cookies, Inc., and Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to
                  Exhibit 10.87 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

10.67 Amended and Restated Retention Bonus Agreement, dated as of May 1, 1999, by and between Specialty Foods Corp. and David E. Schreibman. (Incorporated by reference to Exhibit 10.88 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

10.68 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Metz Baking Company and David E. Schreibman. (Incorporated by reference to Exhibit 10.89 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

10.69 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Mother's Cake & Cookie Company and David E. Schreibman. (Incorporated by reference to Exhibit
                  10.90 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

10.70 Amended and Restated Divestiture Award Agreement, dated as of May 1, 1999, by and between Andre-Boudin Bakeries, Inc. and David E. Schreibman. (Incorporated by reference to Exhibit
                  10.91 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31, 1999)

10.71 Participation Award Agreement, dated as of May 1, 1999, between Mother's Cake & Cookie Company and Patrick J. O'Dea. (Incorporated by reference to Exhibit 10.92 to Specialty Foods Corp.'s Report on Form 10-Q for the Quarter ended March 31,
                  1999)

10.72* Stockholders Agreement, dated as of June 11, 1999, by and between SFAC New Holdings, Inc. and holders of the 13% Senior Secured Discount Debentures due 2009 issued by SFAC New Holdings, Inc.

12.1*             Statement re Computation of Ratio of Earnings to Fixed
                  Charges.

21.1*             Subsidiaries of SFC New Holdings, Inc.

23.1*             Consent of KPMG.

23.2**            Consent of Paul, Weiss, Rifkind, Wharton & Garrison (See
                  Exhibit 5.1).

24.1* Power of attorney (included on the signature page of this registration statement).

25.1* Statement on Form T-1, of the Eligibility of United States Trust Company of New York, as Trustee under the Indenture relating to the 13% Senior Secured Discount Debentures due 2009.

27*               Financial Data Schedule

99.1**            Form of Letter of Transmittal.

99.2**            Form of Notice of Guaranteed Delivery.

----------

*     To be filed herewith.
**    To be filed by amendment.